Published CUSIP Number: 02926VAA6

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of November 24, 2015
among
AMERICAN RESIDENTIAL PROPERTIES OP, L.P.
and
AMERICAN RESIDENTIAL LEASING COMPANY, LLC,
as the Borrowers,
AMERICAN RESIDENTIAL PROPERTIES, INC.
AMERICAN RESIDENTIAL GP, LLC
AMERICAN RESIDENTIAL PROPERTIES TRS, LLC
and
THE SUBSIDIARIES OF
AMERICAN RESIDENTIAL PROPERTIES OP, L.P.
FROM TIME TO TIME PARTY HERETO,
as Guarantors,
BANK OF AMERICA, N.A.,
as Administrative Agent, L/C Issuer and as a Lender,
The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Sole Bookrunner,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
DEUTSCHE BANK SECURITIES INC., as
Joint Lead Arrangers,

DEUTSCHE BANK AG, NEW YORK BRANCH
and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Co-Syndication Agents

and

KEYBANK NATIONAL ASSOCIATION,
as Documentation Agent

i

4.02	Conditions to all Credit Extensions	89

ARTICLE V.	REPRESENTATIONS AND WARRANTIES	90

5.01	Existence, Qualification and Power	90
5.02	Authorization; No Contravention	91
5.03	Governmental Authorization; Other Consents	91
5.04	Binding Effect	91
5.05	Financial Statements; No Material Adverse Effect	91
5.06	Litigation	92
5.07	No Default	92
5.08	Ownership of Property	92
5.09	Environmental Compliance	92
5.10	Insurance	93
5.11	Taxes	93
5.12	ERISA Compliance	93
5.13	Subsidiaries; Equity Interests	94
5.14	Margin Regulations; Investment Company Act	95
5.15	Disclosure	95
5.16	Compliance with Laws	95
5.17	Taxpayer Identification Number	95
5.18	Intellectual Property; Licenses, Etc.	96
5.19	OFAC	96
5.20	Anti-Corruption Laws; Anti-Money Laundering Laws	96
5.21	Solvency	96
5.22	Casualty, Etc.	96
5.23	Labor Matters	97
5.24	Collateral Documents	97
5.25	REIT Status; Stock Exchange Listing	97
5.26	Subsidiary Guarantors	97

ARTICLE VI.	AFFIRMATIVE COVENANTS	97

6.01	Financial Statements	97
6.02	Certificates; Other Information	98
6.03	Notices	102
6.04	Payment of Obligations	103
6.05	Preservation of Existence, Etc.	103
6.06	Maintenance of Properties	103
6.07	Maintenance of Insurance	103
6.08	Compliance with Laws	105
6.09	Books and Records	105
6.10	Inspection Rights	105
6.11	Use of Proceeds	105
6.12	Additional Collateral; Additional Guarantors	105
6.13	Compliance with Environmental Laws	108
6.14	Further Assurances	108

6.15	Maintenance of REIT Status; New York Stock Exchange or NASDAQ Listing	108
6.16	Material Contracts	108
6.17	Minimum Amount and Value of Eligible Investment Properties	108
6.18	Collateral	108

ARTICLE VII.	NEGATIVE COVENANTS	108

7.01	Liens	109
7.02	Investments	110
7.03	Indebtedness	111
7.04	Fundamental Changes	113
7.05	Dispositions	114
7.06	Restricted Payments	115
7.07	Change in Nature of Business; Change in Jurisdiction of Organization or Formation	116
7.08	Transactions with Affiliates	117
7.09	Burdensome Agreements	117
7.10	Use of Proceeds	117
7.11	Financial Covenants	117
7.12	Accounting Changes	118
7.13	Amendment, Waivers and Terminations of Certain Agreements	118
7.14	Prepayments, Etc. of Indebtedness	118
7.15	Anti-Money Laundering Laws; Sanctions	118
7.16	Anti-Corruption Laws	119
7.17	Subsidiaries of Parent	119
7.18	Minimum Investment Property Value	119

ARTICLE VIII.	EVENTS OF DEFAULT AND REMEDIES	119

8.01	Events of Default	119
8.02	Remedies Upon Event of Default	122
8.03	Application of Funds	123

ARTICLE IX.	ADMINISTRATIVE AGENT	124

9.01	Appointment and Authority	124
9.02	Rights as a Lender	124
9.03	Exculpatory Provisions	124
9.04	Reliance by Administrative Agent	125
9.05	Delegation of Duties	126
9.06	Resignation of Administrative Agent	126
9.07	Non-Reliance on Administrative Agent and Other Lenders	127
9.08	No Other Duties, Etc.	128
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding	128
9.10	Collateral and Guaranty Matters	129

ARTICLE X.	CONTINUING GUARANTY	130

10.01	Guaranty	130
10.02	Rights of Lenders	131
10.03	Certain Waivers	131
10.04	Obligations Independent	132
10.05	Subrogation	132
10.06	Termination; Reinstatement	132
10.07	Subordination	132
10.08	Stay of Acceleration	133
10.09	Condition of the Borrowers	133
10.10	Limitations on Enforcement	133
10.11	Contribution	133

ARTICLE XI.	MISCELLANEOUS	134

11.01	Amendments, Etc.	134
11.02	Notices; Effectiveness; Electronic Communication	137
11.03	No Waiver; Cumulative Remedies; Enforcement	139
11.04	Expenses; Indemnity; Damage Waiver	140
11.05	Payments Set Aside	142
11.06	Successors and Assigns	142
11.07	Treatment of Certain Information; Confidentiality	149
11.08	Right of Setoff	150
11.09	Interest Rate Limitation	150
11.10	Counterparts; Integration; Effectiveness	150
11.11	Survival of Representations and Warranties	151
11.12	Severability	151
11.13	Replacement of Lenders	151
11.14	Governing Law; Jurisdiction; Etc.	152
11.15	Waiver of Jury Trial	153
11.16	No Advisory or Fiduciary Responsibility	153
11.17	Electronic Execution of Assignments and Certain Other Documents	154
11.18	USA PATRIOT Act	154
11.19	Joint and Several Liability	155
11.20	Operating Partnership as Borrower Representative	155
11.21	Assumption of Obligations; Amendment and Restatement; Continuing Obligations	156

	SIGNATURES	S-1

SCHEDULES
I	Excluded Subsidiaries
II	Excluded Pledge Subsidiaries
III	Subsidiary Guarantors
IV	Disqualified Institutions
2.01	Commitments and Applicable Percentages
5.12(d)	Pension Plans
5.13	Subsidiaries; Equity Interests
7.01	Existing Liens
11.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of

A	Loan Notice
B-1	Revolving Credit Note
B-2	Term Note
C	Compliance Certificate
D-1	Assignment and Assumption
D-2	Administrative Questionnaire
E	Solvency Certificate
F	U.S. Tax Compliance Certificates
G	Availability Certificate
H	Pledge Agreement
I-1	Perfection Certificate
I-2	Perfection Certificate Supplement
J	Affirmation of Pledge Agreement

v

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of November 24, 2015, among AMERICAN RESIDENTIAL PROPERTIES OP, L.P., a Delaware limited partnership (the “Operating Partnership” and the “Borrower Representative”), AMERICAN RESIDENTIAL LEASING COMPANY, LLC, a Delaware limited liability company (“American Residential Leasing”; and together with the Operating Partnership, each a “Borrower” and collectively, the “Borrowers”), AMERICAN RESIDENTIAL PROPERTIES, INC., a Maryland corporation (the “Parent”), as a Guarantor, AMERICAN RESIDENTIAL GP, LLC, a Delaware limited liability company (“American Residential GP”), as a Guarantor, AMERICAN RESIDENTIAL PROPERTIES TRS, LLC, a Delaware limited liability company (“American Residential TRS”), as a Guarantor, CERTAIN SUBSIDIARIES OF THE OPERATING PARTNERSHIP from time to time party hereto, as Guarantors, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.
American Residential Leasing, as borrower, the Parent, the Operating Partnership, American Residential GP, American Residential TRS, the other subsidiaries of the Operating Partnership party thereto, as guarantors, the lenders party thereto and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of September 17, 2013 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).
The parties hereto desire to amend and restate the Existing Credit Agreement in its entirety, but not as a novation, on the terms and subject to the conditions hereinafter set forth.
In consideration of the mutual covenants and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree that the Existing Credit Agreement shall be, and hereby is, amended and restated in its entirety as follows, effective on and as of the Restatement Effective Date (as defined below):
ARTICLE I.    DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Acceptable Management Company” means, with respect to any Eligible NNN Leased Investment Property that is not managed by the applicable Approved NNN Lessee or an Affiliate thereof, a management company this is reasonably acceptable to the Administrative Agent.
“Acquired Lease Intangible” means an intangible asset that, in accordance with GAAP purchase accounting, is required to be set forth on a consolidated balance sheet of the Consolidated Group as a result of the acquisition by the Parent or a Subsidiary thereof of an Investment Property subject to an existing lease.

“Adjusted Net Operating Income” means, with respect to any Eligible Investment Property for any month, an amount equal to (i) the Net Operating Income of such Eligible Investment Property for such month, less (to the extent not already included in the calculation of such Net Operating Income, and without duplication), the sum of (x) the aggregate amount of maintenance Capital Expenditures made in respect of such Eligible Investment Property during the twelve (12) month period ending on the last day of such month, divided by twelve (12) and (y) the aggregate amount of homeowners association fees paid or payable in respect of such Eligible Investment Property during such twelve (12) month period ending on the last day of such month, divided by twelve (12), multiplied by (ii) twelve (12).
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower Representative and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-2 or any other form approved by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Affirmation of Pledge Agreement” means the Affirmation of Pledge Agreement, made by the Operating Partnership and American Residential Leasing in favor of the Administrative Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit J.
“Aggregate Deficit Amount” has the meaning specified in Section 10.11.
“Aggregate Excess Amount” has the meaning specified in Section 10.11.
“Agreement” means this Credit Agreement.
“American Residential GP” has the meaning specified in the introductory paragraph hereto.
“American Residential Leasing” has the meaning specified in the introductory paragraph hereto.
“American Residential TRS” has the meaning specified in the introductory paragraph hereto.
“Applicable Fee Rate” means, with respect to any day, the per annum fee rate set forth opposite the Revolving Usage for such day in the following pricing grid:

Applicable Fee Rate
Pricing Level	Revolving Usage	Applicable Fee Rate
1	< 50%	0.375%
2	> 50%	0.250%

“Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) on or prior to the Restatement Effective Date, such Term Lender’s Term Commitment at such time and (ii) thereafter, the outstanding principal amount of such Term Lender’s Term Loans at such time and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.17; provided, that if the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments made in accordance with the terms of this Agreement. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means the applicable percentage per annum set forth below determined by reference to the ratio of Total Indebtedness to Total Asset Value as set forth in the most recent Compliance Certificate received by the Administrative Agent (for delivery to the Lenders) pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Ratio of Total Indebtedness to Total Asset Value	Revolving Credit Facility[1]		Term Facility[2]
		Eurodollar Rate Loans and Letters of Credit	Base Rate Loans	Eurodollar Rate Loans	Base Rate Loans
I	≤ 50%	2.00%	1.00%	2.00%	1.00%
II	> 50% but ≤ 55%	2.15%	1.15%	2.05%	1.05%
III	> 55% but ≤ 60%	2.40%	1.40%	2.30%	1.30%
IV	> 60%	2.90%	1.90%	2.80%	1.80%

Any increase or decrease in the Applicable Rate resulting from a change in the ratio of Total Indebtedness to Total Asset Value shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level IV shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.
Notwithstanding anything to the contrary contained in this definition, (i) from the Restatement Effective Date to the first Business Day immediately following the date on which the Administrative Agent (for delivery to the Lenders) receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter of the Parent ended December 31, 2015, the

[1]Applicable Rate for each Pricing Level will increase by 0.25% upon consummation of an extension of the Maturity Date with respect to the Revolving Credit Facility to the twenty-four month anniversary of the Restatement Effective Date, and will increase by an additional 0.25% upon consummation of an extension of the Maturity Date with respect to the Revolving Credit Facility to the thirty month anniversary of the Restatement Effective Date.

[2]Applicable Rate for each Pricing Level will increase by 0.25% upon consummation of an extension of the Maturity Date with respect to the Term Facility to the twenty-four month anniversary of the Restatement Effective Date, and will increase by an additional 0.25% upon consummation of an extension of the Maturity Date with respect to the Term Facility to the thirty month anniversary of the Restatement Effective Date.

Pricing Level shall be determined based on the ratio of Total Indebtedness to Total Asset Value as set forth in the Compliance Certificate delivered pursuant to Section 4.01(a)(ix) and (ii) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.09(b) and the immediately preceding paragraph.
"Applicable Revolving Credit Percentage" means, with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.
"Appraisal" means an MAI appraisal that is in form reasonably satisfactory to the Administrative Agent and prepared by an independent appraisal firm that is reasonably acceptable to the Administrative Agent, setting forth the estimated value of an Investment Property.
“Appropriate Lender” means, at any time, (a) with respect to the Term Facility, a Lender that has a Term Commitment and/or Term Loan at such time, (b) with respect to the Revolving Credit Facility, a Lender that has a Revolving Credit Commitment and/or Revolving Credit Exposure at such time and (c) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved NNN Lessee” means, at any time, any Person that, together with its affiliates, are lessees at such time under NNN Lease Agreements with respect to Eligible NNN Leased Investment Properties (i) having an aggregate Investment Property Value of $20,000,000 or less or (ii) having an aggregate Investment Property Value of more than $20,000,000 so long as such Person shall have been approved in writing by the Administrative Agent. Notwithstanding the foregoing, solely with respect to the Investment Properties that are included in the Mack Portfolio, Mack Industries, Ltd., an Illinois corporation, shall be an Approved NNN Lessee.
“Approved Third Party Managed Investment Property” means, at any time, an Investment Property that is subject to an Approved Third Party Management Agreement at such time (excluding, for the avoidance of doubt, any ARP Managed Investment Property, any NNN Leased Investment Property and any Legacy Managed Investment Property).
“Approved Third Party Management Agreement” means, at any time, a management agreement with respect to an Investment Property that is with a manager, and is on terms and conditions, reasonably acceptable to the Administrative Agent.
“ARP Managed Investment Property” means an Investment Property that is managed by a Borrower or an Affiliate thereof (excluding, for the avoidance of doubt, any Approved Third Party Managed Investment Property, any NNN Leased Investment Property and any Legacy Managed Property).

“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., each in its capacity as a joint lead arranger.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Availability” means, at any time, the lesser of (a) the sum of (i) the Revolving Credit Facility at such time and (ii) the Term Facility at such time and (b) the Borrowing Base Amount at such time minus, in the case of each of clauses (a) and (b) above, the sum of (i) Total Outstandings at such time and (ii) the Outstanding Recourse Indebtedness Amount at such time.
“Availability Certificate” means a certificate executed by a Responsible Officer of the Borrower Representative substantially in the form of Exhibit G (or another form reasonably acceptable to the Administrative Agent) setting forth the calculation of Availability, in such detail as shall be reasonably satisfactory to the Administrative Agent. All calculations of Availability in connection with the preparation of any Availability Certificate shall originally be made by the Borrower Representative and certified to the Administrative Agent; provided, that the Administrative Agent shall have the right to review and adjust, in consultation with the Borrowers, any such calculation (x) to reflect any discrepancies in any of the components of the amounts set forth therein with any information received by the Administrative Agent and (y) to the extent the Administrative Agent determines that such calculation contains errors or is not otherwise in accordance with this Agreement.
“Availability Period” means the period from and including the Restatement Effective Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Revolving Credit Facility pursuant to Section 2.05(a), (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02 and (d) the twenty-four month anniversary of the Restatement Effective Date.
“AVM Lower-Tier Confidence Score Percentage” means, at any time, the ratio (expressed as a percentage) of (a) the aggregate Reported Values of all Specified AVM Reported Investment Properties included in the calculation of the Borrowing Base Amount at such time to (b) the aggregate Reported Values of all Investment Properties included in the calculation of the Borrowing Base Amount at such time.

“AVM Report” means a written AVM valuation report having a confidence score of at least 65, in form reasonably satisfactory to the Administrative Agent, and from Black Knight Financial Services or another provider that is reasonably acceptable to the Administrative Agent, setting forth the estimated value of an Investment Property.
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §101 et seq.).
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%; and if Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Bookrunner” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as sole bookrunner.
“Borrower” and “Borrowers” have the meanings specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrower Representative” means the Operating Partnership.
“Borrowing” means a Revolving Credit Borrowing or a Term Borrowing, as the context may require.
“Borrowing Base Amount” means, at any time, an amount equal to the sum of:
(a) the aggregate Borrowing Base Values of all Eligible Transitional Investment Properties and Eligible Unleased Investment Properties at such time, (b) the lesser of (1) the aggregate Borrowing Base Values of all Eligible Leased Investment Properties at such time and (2) the Debt Yield Amount at such time for all Eligible Leased Investment Properties, (c) the lesser of (1) the aggregate Borrowing Base Values of all Eligible NNN Leased Investment Properties at such time and (2) the Debt Yield Amount at such time for all Eligible NNN Leased Investment Properties and (d) the amount at such time by which Unrestricted Cash exceeds $15,000,000, provided, that
(i) not more than 25% of the Borrowing Base Amount at any time may be in respect of Eligible Investment Properties that are located in any one county, with any excess over the foregoing limit being excluded from the Borrowing Base Amount unless otherwise consented to in writing by the Required Lenders,
(ii) not more than 15% of the Borrowing Base Amount at any time may be in respect of Eligible Investment Properties that are not single family detached houses, with any excess over the foregoing limit being excluded from the Borrowing Base Amount unless otherwise consented to in writing by the Required Lenders,
(iii) not more than 33% of the Borrowing Base Amount at any time may be in respect of Eligible Investment Properties that are either Eligible Transitional Investment Properties or Eligible Unleased Investment Properties, with any excess over the foregoing limit being excluded from the Borrowing Base Amount unless otherwise consented to in writing by the Required Lenders,
(iv)     not more than 3% of the Borrowing Base Amount at any time may be in respect of Short-Term Leased Investment Properties that are subject to leases described in clause (ii) of the definition of Short-Term Lease, with any excess over the foregoing limit being excluded from the Borrowing Base Amount unless otherwise consented to in writing by the Required Lenders,
(v)    not more than 15% of the Borrowing Base Amount at any time may be in respect of all Short-Term Leased Investment Properties, with any excess over the foregoing limit being excluded from the Borrowing Base Amount unless otherwise consented to in writing by the Required Lenders,
(vi) not more than 15% of the Borrowing Base Amount at any time may be in respect of Investment Properties that are not ARP Managed Investment Properties, with any excess over the foregoing limit being excluded from the Borrowing Base Amount except to the extent otherwise consented to by the Required Lenders,
(vii) not more than 5% of the Borrowing Base Amount at any time may be in respect of Legacy Managed Investment Properties, with any excess over the foregoing limit being excluded from the Borrowing Base Amount except to the extent otherwise consented to by the Required Lenders, and
(viii) (A) the Borrowing Base Amount at any time may not include NNN Leased Investment Properties except those included in the Borrowing Base Amount on the Restatement Effective Date and (B) except with respect to the Mack Portfolio, not more than 5% of the Borrowing Base Amount at any time may be in respect of NNN Leased Investment Properties that are leased to any one lessee or affiliated group of lessees (whether pursuant to one or more than one NNN Lease Agreement), with any excess over the foregoing limit being excluded from the Borrowing Base Amount except to the extent otherwise consented to by the Required Lenders.
“Borrowing Base Eligibility Criteria” has the meaning specified in Section 2.18(a).

“Borrowing Base Loan Party” means (i) a Borrower or (ii) a Wholly Owned Domestic Subsidiary of the Operating Partnership so long as (x) such Wholly Owned Domestic Subsidiary is a Subsidiary Guarantor, and any Subsidiary of the Operating Partnership that directly or indirectly owns any Equity Interests of such Wholly Owned Domestic Subsidiary is a Borrower or a Subsidiary Guarantor and (y) 100% of the Equity Interests of such Wholly Owned Domestic Subsidiary (together with all of the Equity Interests of any Subsidiary of the Operating Partnership that directly or indirectly owns any Equity Interests of such Wholly Owned Domestic Subsidiary) have been pledged as Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Collateral Documents.
“Borrowing Base Release Transaction” has the meaning specified in Section 2.18(c).
“Borrowing Base Value” means:
(a) in the case of any Eligible Transitional Investment Property, an amount equal to (i) at any time during the period commencing on the date such Eligible Transitional Investment Property is acquired by the applicable Loan Party from a third party that is not an Affiliate of Parent and ending 270 days thereafter, fifty-five percent (55%) of the Investment Property Cost of such Eligible Transitional Investment Property at such time and (ii) at all times thereafter, $0; provided, that not more than fifteen percent (15%) of the Borrowing Base Value attributable to Eligible Transitional Investment Properties at any time may be in respect of Eligible Transitional Investment Properties that are owned for more than 180 days, with any excess over such limit being excluded from Borrowing Base Value except to the extent otherwise consented to by the Required Lenders;
(b) in the case of any Eligible Leased Investment Property or Eligible NNN Leased Investment Property, an amount equal to the lesser of (i) sixty percent (60%) of the Investment Property Cost of such Investment Property at such time and (ii) sixty percent (60%) of the Reported Value of such Investment Property (as set forth in the then most recent Valuation Report relating to such Investment Property delivered to the Administrative Agent pursuant to any provision of this Agreement); and
(c) in the case of any Eligible Unleased Investment Property, an amount equal to (i) at any time during the period commencing on the date such Investment Property becomes an Eligible Unleased Investment Property and ending 120 days thereafter, the lesser of (x) fifty-five percent (55%) of the Investment Property Cost of such Eligible Unleased Investment Property at such time and (y) fifty-five percent (55%) of the Reported Value of such Eligible Unleased Investment Property (as set forth in the then most recent Valuation Report relating to such Eligible Unleased Investment Property delivered to the Administrative Agent pursuant to any provision of this Agreement) and (ii) at all times thereafter, $0.
“BPO Report” means a broker’s price opinion, in form and substance reasonably satisfactory to the Administrative Agent, from Red Bell Real Estate, LLC, Green River Capital or another licensed real estate agent, broker or appraiser that is reasonably acceptable to the Administrative Agent, setting forth the estimated value of an Investment Property.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
“Capital Expenditures” means, for any period, all expenditures made or costs incurred (whether made in the form of cash or other property), for the acquisition, improvement or repair of fixed or capital assets of a Person, in each case that are required to be set forth in a consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP as capital expenditures.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means:
(a)    United States dollars (including such dollars as are held as overnight bank deposits and demand deposits with banks);
(b)    marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;
(c)    marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody’s;
(d)    commercial paper maturing within one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A‑2 from S&P or at least P‑2 from Moody’s;
(e)    time deposits, demand deposits, certificates of deposit, Eurodollar time deposits, time deposit accounts, term deposit accounts or bankers’ acceptances maturing within one year from the date of acquisition thereof or overnight bank deposits, in each case, issued by any bank organized under the laws of the United States of America or any State thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000; and

(f)    investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.
“Change in Law” means the occurrence, after the Restatement Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
(b)    during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;

(c)    the Parent shall cease to own, directly, 100% of the Equity Interests of American Residential GP;
(d) American Residential GP shall cease to be the sole general partner of the Operating Partnership or shall cease to own, directly, 100% of the general partnership interests of the Operating Partnership;
(e) the Parent and American Residential GP shall cease to collectively (i) own, directly, Equity Interests of the Operating Partnership representing at least 51% of the total economic interests of the Equity Interests of the Operating Partnership or (ii) have exclusive Control of the Operating Partnership; or
(f)    the Operating Partnership shall cease to (i) own, directly, 100% of the Equity Interests of American Residential Leasing, or (ii) have exclusive Control of American Residential Leasing.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means all of the “Collateral” referred to in the Collateral Documents (including, without limitation, all of the Equity Interests of American Residential Leasing and each other Subsidiary of the Operating Partnership (other than an Excluded Pledge Subsidiary), and all proceeds thereof) and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.
“Collateral Documents” means, collectively, the Pledge Agreement, the Affirmation of Pledge Agreement and each of the other agreements, instruments or documents that creates or perfects or purports to create or perfect a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Group” means, collectively, the Loan Parties and their Consolidated Subsidiaries.
“Consolidated Group Pro Rata Share” means, with respect to any Unconsolidated Affiliate, the percentage interest held by the Consolidated Group, in the aggregate, in such Unconsolidated Affiliate determined by calculating the percentage of Equity Interests of such Unconsolidated Affiliate owned by the Consolidated Group.
“Consolidated Subsidiaries” means, as to any Person, all Subsidiaries of such Person that are consolidated with such Person for financial reporting purposes under GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convertible Debt Securities” means debt securities of the Parent or a Subsidiary thereof, the terms of which provide for conversion into Equity Interests of the Parent or a Subsidiary thereof, cash by reference to such Equity Interests or a combination thereof.
“Convertible Notes” means those certain 3.25% Exchange Senior Notes due November 15, 2018 issued and sold by the Operating Partnership on November 27, 2013.
“Credit Extension” means each of the following: (a) a Borrowing (including a borrowing of Incremental Term Loans pursuant to Section 2.15) and (b) an L/C Credit Extension.
“Debt Yield Amount” means, at any time, (1) with respect to Eligible Leased Investment Properties, an amount equal to (a) the sum of the Adjusted Net Operating Income of each Eligible Leased Investment Property for the then most recently ended month for which rent rolls have been delivered to the Administrative Agent, divided by (b) the Debt Yield Threshold Percentage, and (2) with respect to Eligible NNN Leased Investment Properties, an amount equal to (a) the lesser of (i) the sum of the Adjusted Net Operating Income of each Eligible NNN Leased Investment Property for the then most recently ended month for which rent rolls have been delivered to the Administrative Agent and (ii) the aggregate monthly rental payments paid to one or more Loan Parties under all NNN Lease Agreements during the then most recently ended month for which rent rolls have been delivered to the Administrative Agent, divided by (b) the Debt Yield Threshold Percentage.
“Debt Yield Threshold Percentage” means 9.0%.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate, plus (ii) the Applicable Rate for Base Rate Loans under the Revolving Credit Facility (assuming that Pricing Level IV applied in the pricing grid set forth in the definition of “Applicable Rate”), plus (iii) 2.00% per annum; provided, however, that (x) with respect to a Base Rate Loan, the Default Rate shall be an interest rate equal to (i) the Base Rate, plus (ii) the Applicable Rate for Base Rate Loans for the Facility under which such Loan was made (assuming that Pricing Level IV applied in the pricing grid set forth in the definition of

“Applicable Rate”), plus (iii) 2.00% per annum and (y) with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to (i) the Eurodollar Rate, plus (ii) the Applicable Rate for Eurodollar Rate Loans for the Facility under which such Loan was made (assuming that Pricing Level IV applied in the pricing grid set forth in the definition of “Applicable Rate”), plus (iii) 2.00% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate then applicable to Letter of Credit Fees (assuming that Pricing Level IV applied in the pricing grid set forth in the definition of “Applicable Rate”), plus 2.00% per annum.
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower Representative in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer or any Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit and amounts payable pursuant to Section 11.04(c)) within two Business Days of the date when due, (b) has notified the Borrower Representative, the Administrative Agent or the L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower Representative, to confirm in writing to the Administrative Agent and the Borrower Representative that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower Representative), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower Representative, the L/C Issuer and each Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Direct Owner” means, with respect to any Investment Property, a Person that is the direct owner of an interest in such Investment Property.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Institution” means, on any date and subject to the provisions of Section 11.06(g)(iv), (a) those competitors of any Borrower or any of their respective Subsidiaries, and the affiliates of such competitors, in each case that are specifically identified by name on Schedule IV on the Restatement Effective Date and (b) any other Person that is a competitor of any Borrower or any of its Subsidiaries, and any affiliates of such competitors, in each case that are specifically identified by name in a written supplement to Schedule IV delivered by the Borrower Representative to the Administrative Agent from time to time after the Restatement Effective Date; provided that “Disqualified Institution” shall exclude any Person that the Borrower Representative has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time.
“Disqualified Institutions List” has the meaning specified in Section 11.06(g)(iv).
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“EBITDA” means, with respect to the Consolidated Group for any period, the sum of (a) Net Income for such period, in each case, excluding (without duplication), (i) any non-recurring or extraordinary gains, losses and expenses for such period, (ii) any income or gain and any loss in each case resulting from the early extinguishment of indebtedness during such period, (iii) any net income or gain or any loss resulting from a Swap Contract (including by virtue of a termination thereof) during such period, (iv) any non-cash equity compensation expense incurred during such period and (v) any acquisition costs incurred during such period in connection with the acquisition of one or more leased, single-family homes, but only to the extent such acquisition costs are required under GAAP to be accounted for as an expense (as opposed to capitalized) on a consolidated income statement of the Consolidated Group for such period, plus (b) an amount which, in the determination of Net Income for such period pursuant to clause (a) above, has been deducted for or in connection with: (i) Interest Expense (including, for the avoidance of doubt, non-cash interest expense to the extent included in the determination of Interest Expense in accordance with GAAP), (ii) income taxes and (iii) depreciation and amortization, plus (c) the Consolidated Group Pro Rata Share of the foregoing items attributable to the Consolidated Group’s interests in Unconsolidated Affiliates.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).
“Eligible Investment Property” means, at any time, any Investment Property that satisfies each of the Borrowing Base Eligibility Criteria at such time
“Eligible Leased Investment Property” means, at any time, any Leased Investment Property that is an Eligible Investment Property at such time.
“Eligible NNN Leased Investment Property” at any time means any NNN Investment Property that is an Eligible Investment Property at such time.
“Eligible Transitional Investment Property” means, at any time, any Transitional Investment Property that is an Eligible Investment Property at such time.
“Eligible Unleased Investment Property” means, at any time, any Unleased Investment Property that is an Eligible Investment Property at such time.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.
“Eurodollar Rate” means:
(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR (or a comparable or successor rate, as determined in accordance with clause (a) above), at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;
provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” has the meaning specified in Section 8.01.
“Excluded Pledge Subsidiary” means (a) an Excluded Subsidiary that (i) has Secured Indebtedness which by its terms does not permit the Equity Interests in such Excluded Subsidiary to be pledged as collateral to secure the Obligations and (ii) is designated as an “Excluded Pledge Subsidiary” on Schedule II hereto or in a written notice executed by a Responsible Officer of the Borrower Representative and delivered to the Administrative Agent from time to time after the Restatement Effective Date, and (b) American Residential TRS, but only so long as American Residential TRS does not (i) own any portion of any Eligible Investment Property, (ii) own any Subsidiaries, or (iii) manage, directly or indirectly, any portion of any Eligible Investment Property (it being understood that American Residential TRS will not be deemed to manage, directly or indirectly, any portion of any Eligible Investment Property merely because it holds brokerage licenses in various jurisdictions).
“Excluded Subsidiary” means any Subsidiary of the Operating Partnership that
(i)    is not the Direct Owner of an Eligible Investment Property,
(ii)    is not the Indirect Owner of an Eligible Investment Property,
(iii)    is (A) a borrower or guarantor of Secured Indebtedness owed to a non-Affiliate, or a direct or indirect owner (other than American Residential Leasing or a Direct Owner or Indirect Owner of any Eligible Investment Property) of a borrower or guarantor of any such Secured Indebtedness, and the terms of such Secured Indebtedness prohibit such Subsidiary from becoming a Guarantor or (B) an Immaterial Subsidiary, and
(iv)    has been designated as an “Excluded Subsidiary” on Schedule I hereto or in a written notice executed by a Responsible Officer of the Borrower Representative and delivered to the Administrative Agent.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower Representative under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” has the meaning specified in the first recital hereto.
“Existing Revolver Maturity Date” has the meaning specified in Section 2.13(a).
“Existing Revolving Credit Note” means a “Note” as defined in the Existing Credit Agreement.
“Existing Term Loan Maturity Date” has the meaning specified in Section 2.14(a).
“Facility” means the Term Facility or the Revolving Credit Facility, as the context may require, and “Facilities” means the Term Facility and the Revolving Credit Facility.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Restatement Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fee Letter” means, collectively, the letter agreement, dated May 8, 2015, among the Borrowers, Bank of America and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
“Fixed Charge Coverage Ratio” means the ratio as of the last day of each fiscal quarter of the Parent of (i) EBITDA for the period of four consecutive fiscal quarters of the Parent ending on such day to (ii) Fixed Charges for such four consecutive fiscal quarter period.
“Fixed Charges” means, with respect to the Consolidated Group for any period, an amount equal to the sum, without duplication, of (i) Interest Expense for such period (excluding non-cash interest expense to the extent included in the determination of Interest Expense in accordance with GAAP), (ii) scheduled payments of principal on Total Indebtedness made or required be made during such period (excluding any balloon payments payable on maturity of any such Total Indebtedness), (iii) the amount of dividends or distributions paid or required to be paid by any member of the Consolidated Group to any Person that is not a member of the Consolidated Group during such period in respect of its preferred Equity Interests and (iv) the Consolidated Group Pro

Rata Share of the foregoing items attributable to the Consolidated Group’s interests in Unconsolidated Affiliates.
“Foreign Lender” means a Lender that is not a U.S. Person.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funds From Operations” means, with respect to any period and without double counting, an amount equal to the Net Income for such period, excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures; provided that “Funds From Operations” shall exclude impairment charges, charges from the early extinguishment of indebtedness and other non-cash charges as evidenced by a certification of a Responsible Officer of the Borrower Representative containing calculations in reasonable detail satisfactory to the Administrative Agent. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect “Funds From Operations” on the same basis. In addition, “Funds from Operations” shall be adjusted to remove any impact of the expensing of acquisition costs pursuant to FAS 141 (revised), as issued by the Financial Accounting Standards Board in December of 2007, and effective January 1, 2009, including, without limitation, (i) the addition to Net Income of costs and expenses related to ongoing consummated acquisition transactions during such period; and (ii) the subtraction from Net Income of costs and expenses related to acquisition transactions terminated during such period.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“GAAP Change” has the meaning specified in Section 1.03(b).
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, (i) the Parent, (ii) American Residential GP, (iii) American Residential TRS and (iv) each Wholly Owned Subsidiary of the Operating Partnership listed on Schedule III and each other Wholly Owned Subsidiary of the Operating Partnership that becomes a guarantor of the Obligations in accordance with Section 6.12(b), in each case to the extent such Wholly Owned Subsidiary is not released from its guarantee of the Obligations by the Administrative Agent in accordance with the provisions of this Agreement.
“Guaranty” means the Guaranty made by the Guarantors under Article X in favor of the Secured Parties.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, lead-based paint, Toxic Mold, volatile substances emitted from building materials, and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Historical Financial Statements” means the audited consolidated balance sheet of the Consolidated Group for the fiscal year of the Parent ended December 31, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Parent, including the notes thereto.
“Immaterial Subsidiary” means, at any date of determination, any Subsidiary of the Parent which, together with its Subsidiaries, (a) had total assets at the last day of the then most recent fiscal period for which financial statements have been delivered pursuant to clause (a) or (b) of Section

6.01 that were less than 5.0% of the consolidated total assets of the Parent and its Subsidiaries at such date and (b) had gross revenues for the then most recently completed period of four fiscal quarters for which financial statements have been delivered pursuant to clause (a) or (b) of Section 6.01 that were less than 5.0% of the consolidated gross revenues of the Parent and its Subsidiaries for such period, in each case, determined in accordance with GAAP; provided, that (a) the aggregate total assets of all Immaterial Subsidiaries at the last day of the then most recent fiscal period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 6.01 shall not be greater than 5.0% of the consolidated total assets of the Parent and its Subsidiaries at such date and (b) the aggregate gross revenues of all Immaterial Subsidiaries for the then most recently completed period of four fiscal quarters for which financial statements have been delivered pursuant to clause (a) or (b) of Section 6.01 shall not be greater than 5.0% of the consolidated gross revenues of the Parent and its Subsidiaries for such period, in each case, determined in accordance with GAAP.
“Improvement Costs” means, with respect to any Investment Property as of any date of determination, all Capital Expenditures incurred through such date, including rehabilitation costs, which shall only include those actual out-of-pocket expenditures for hard costs incurred to repair or improve such Investment Property; provided, that any such expenditure with respect to an Eligible Investment Property shall not be included as an Improvement Cost if, after effect to the inclusion of such expenditure as an Improvement Cost, the aggregate amount of Improvement Costs for all Investment Properties that are Eligible Investment Properties at such time would exceed 20% of the aggregate Purchase Prices of all such Eligible Investment Properties.
“Increase Effective Date” has the meaning specified in Section 2.15(b).
“Incremental Term Loans” has the meaning specified in Section 2.15(a).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services;

(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    capital leases, Synthetic Lease Obligations and Synthetic Debt;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof: (a) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person, (b) the Indebtedness of the Consolidated Group shall include the Consolidated Group Pro Rata Share of the foregoing items and components thereof attributable to Indebtedness of Unconsolidated Affiliates, (c) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date and (d) the amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 11.04(b).
“Indirect Owner” means, with respect to any Investment Property, any Subsidiary of the Parent that owns, directly or indirectly, an interest in the Direct Owner of such Investment Property.
“Information” has the meaning specified in Section 11.07.
“Initial Revolver Maturity Date” means May 24, 2017, being the eighteen month anniversary of the Restatement Effective Date.
“Initial Term Loan Maturity Date” means May 24, 2017, being the eighteen month anniversary of the Restatement Effective Date.
“Interest Expense” means, for any period, without duplication, total interest expense of the Consolidated Group for such period determined in accordance with GAAP (including interest expense attributable to the Consolidated Group’s ownership interests in Unconsolidated Affiliates and, for the avoidance of doubt, capitalized interest).

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.
“Interest Period” means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the Borrower Representative in its Loan Notice; provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)    no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Property” means real property consisting of a single family detached house, condominium, townhouse, cooperative, duplex, tri-plex or four-plex acquired by (or transferred by the Parent or a Subsidiary to) a Borrowing Base Loan Party.
“Investment Property Cost” means, at any time with respect to any Investment Property, an amount equal to the sum of (i) the Purchase Price paid for such Investment Property and (ii) the aggregate amount of Improvement Costs incurred by the Loan Parties with respect to such Investment Property on or prior to such time.

“Investment Property Value” means, with respect to any Investment Property, an amount equal to the lesser of (i) the Reported Value of such Investment Property at such time (as set forth in the then most recent Valuation Report relating to such Investment Property delivered to the Administrative Agent pursuant to any provision of this Agreement) and (ii) the Investment Property Cost at such time.
“IP Rights” has the meaning specified in Section 5.18.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and a Borrower (or any Subsidiary of a Borrower) or in favor of the L/C Issuer and relating to such Letter of Credit.
“Latest Existing Maturity Date” means, at any time (i) if the Revolving Credit Facility and the Term Facility have the same Maturity Date at such time, the Maturity Date of the Revolving Credit Facility and the Term Facility or (ii) if Revolving Credit Facility and the Term Facility do not have the same Maturity Date at such time, the later at such time of the Maturity Date with respect to the Revolving Credit Facility and the Maturity Date with respect to the Term Facility.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Revolving Credit Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts,

including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Leased Investment Property” means, at any time, an Investment Property that is subject to a lease agreement (other than an NNN Lease Agreement) with one or more tenants at such time under which such tenant(s) have (i) begun paying rent to a Loan Party and (ii) are not more than two months in arrears on their rent payments due thereunder.
“Legacy Managed Investment Property” means, at any time, an Investment Property that is subject to a Legacy Management Agreement at such time (excluding, for the avoidance of doubt, any ARP Managed Investment Property, any Approved Third Party Managed Property and any NNN Leased Investment Property).
“Legacy Management Agreement” means a management agreement with respect to an Investment Property which agreement (i) was in effect at the time such Investment Property was acquired by a Borrower or an Affiliate thereof from a Person that is not an Affiliate of the Parent and (ii) is not an Approved Third Party Management Agreement.
“Lender” has the meaning specified in the introductory paragraph hereto.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower Representative and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date with respect to the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“LIBOR” has the meaning specified in the definition of Eurodollar Rate.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a Revolving Credit Loan or a Term Loan.
“Loan Documents” means this Agreement, each Note, each Issuer Document, each Collateral Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement and the Fee Letter.
“Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a Term Borrowing, (c) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower Representative.
“Loan Parties” means, collectively, the Borrowers and the Guarantors.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Mack Portfolio” means a portfolio of Investment Properties owned by one or more Borrowing Base Loan Parties having an aggregate Purchase Price of $66,790,000, which Investment Properties are leased to Mack Industries, Ltd. pursuant to an NNN Lease Agreement.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Parent and its Subsidiaries, or the Borrower and its Subsidiaries, taken as a whole; (b) a material adverse effect on the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Loan Parties taken as a whole to perform their obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Contract” means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $5,000,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.
“Maturity Date” means (a) with respect to the Revolving Credit Facility, the later of (i) the Initial Revolving Maturity Date and (ii) if the maturity date of the Revolving Credit Facility is extended pursuant to Section 2.13, such extended maturity date as determined pursuant to such Section and (b) with respect to the Term Facility, the later of (i) the Initial Term Maturity Date and (ii) if the maturity date of the Term Facility is extended pursuant to Section 2.14, such applicable extended maturity date as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Maximum NNN Lease Termination Amount” means, with respect to any NNN Leased Investment Property, an amount equal to fifteen percent (15%) of the remainder of (a) the gross sales price for such Investment Property received in cash by a Loan Party upon disposition thereof, less the aggregate of all transaction and closing costs incurred by any Loan Party in connection with the disposition of such Investment Property, minus (b) the greater of (x) the Purchase Price of such Investment Property and (y) the allocated purchase price (or similar term) with respect to such Investment Property under the applicable NNN Lease Agreement.
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.16(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all LC Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan that is of the type described in Section 4001(a)(3) of ERISA and that is subject to Title IV of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan, other than a Multiemployer Plan, which has two or more contributing sponsors (including any Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Proceeds” means, with respect to any issuance or sale by the Parent of any of its Equity Interests, the excess of (i) the sum of the cash and Cash Equivalents received by the Parent in connection with such issuance or sale, less (ii) underwriting discounts and commissions, and other reasonable out-of-pocket expenses, incurred by the Parent in connection with such issuance or sale, other than any such amounts paid or payable to an Affiliate of the Parent.
“Net Income” means, for any period, the net income (or loss) of the Consolidated Group for such period; provided, however, that Net Income shall exclude (a) extraordinary gains and extraordinary losses for such period, (b) the net income of any Subsidiary of the Parent during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such period, except that the Parent’s equity in any net loss of any such Subsidiary for such period shall be included in determining Net Income, and (c) any income (or loss) for such period of any Person if such Person is not a Subsidiary of the Parent, except that the Parent’s equity in the net income of any such Person for such period shall be included in Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Parent or a Subsidiary thereof as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary of the Parent, such Subsidiary is not precluded from further distributing such amount to the Parent as described in clause (b) of this proviso).
“Net Operating Income” means, with respect to any Investment Property for any period, an amount equal to (a) the aggregate gross revenues of the Consolidated Group derived from the operation of such Investment Property during such period from tenants in occupancy and paying rent, minus (b) the sum of all expenses and other proper charges incurred in connection with the operation and management of such Investment Property during such period (including accruals for real estate taxes and insurance, rollover costs and management expenses (including allocations of corporate overhead, if any) (which management expenses shall be an amount equal to the greater of (x) three percent (3%) of the rent payable in respect of such Investment Property during such period and (y) the aggregate amount of any actual management, advisory or similar fees paid during such period), but excluding debt service charges, income taxes, depreciation and amortization and acquisition expense), which expenses and accruals shall be calculated in accordance with GAAP.
“New Lender Joinder Agreement” has the meaning specified in Section 2.15(a).
“New Subsidiary” has the meaning specified in Section 6.12(b).
“NNN Lease Agreement” means, at any time, a triple net, master lease agreement between one or more Loan Parties, as lessor(s), and a third party that is not an Affiliate of Parent, as lessee, with respect to one or more Investment Properties, which lease agreement provides inter alia, that the lessor(s) party thereto have the right at any time to sell or otherwise Dispose of any or all Investment Properties subject to such lease agreement, and to terminate such lease agreement as it applies to each such Investment Property upon such sale or other disposal without payment to the lessee of any amounts as a result of such termination other than amounts with respect to any such Investment Property that in the aggregate do not exceed the Maximum NNN Lease Termination Amount applicable to such Investment Property.
“NNN Leased Investment Property” means, at any time, an Investment Property that is subject to an NNN Lease Agreement at such time (excluding, for the avoidance of doubt, any ARP Managed Investment Property, any Approved Third Party Managed Property and any Legacy Managed Investment Property).
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders, all Lenders of a Facility or all affected Lenders in accordance with the terms of Section 11.01 and (ii) has been approved by the Required Lenders, the Required Term Lenders or the Required Revolving Lenders, as applicable.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Recourse Indebtedness” means, with respect to a Person, (a) Indebtedness in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness, (b) if such Person is a Single Asset Entity, any Indebtedness of such Person (other than Indebtedness described in the immediately following clause (c)), or (c) if such Person is a Single Asset Holding Company, any Indebtedness (“Holdco Indebtedness”) of such Single Asset Holding Company resulting from a Guarantee of, or Lien securing, Indebtedness of a Single Asset Entity that is a Subsidiary of such Single Asset Holding Company, so long as, in each case, either (i) recourse for payment of such Holdco Indebtedness (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to the Equity Interests held by such Single Asset Holding Company in such Single Asset Entity or (ii) such Single Asset Holding Company has no assets other than Equity Interests in such Single Asset Entity and cash and other assets of nominal value incidental to the ownership of the such Single Asset Entity.
“Note” means a Term Note or a Revolving Credit Note, as the context may require.
“NPL” means the National Priorities List under CERCLA.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Operating Partnership” has the meaning specified in the introductory paragraph hereto.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Closing Date” means January 18, 2013.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (i) with respect to any Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loan occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.
“Outstanding Recourse Indebtedness Amount” means, at any time, the aggregate principal amount of all Recourse Indebtedness of the Loan Parties or Subsidiaries thereof outstanding at such time (including the aggregate principal amount of all Indebtedness incurred by any Loan Party pursuant to Section 7.03(d) that is outstanding at such time), other than (i) Recourse Indebtedness permitted under Section 7.03(e), (f) or (g), and (ii) Permitted Convertible Note Indebtedness.
“Parent” has the meaning specified in the introductory paragraph hereto.
“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Perfection Certificate” shall mean a certificate in the form of Exhibit I-1 or any other form approved by the Administrative Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.
“Perfection Certificate Supplement” shall mean a certificate supplement in the form of Exhibit I-2 or any other form approved by the Administrative Agent.
“Permitted Convertible Note Indebtedness” means Recourse Indebtedness of up to $115,000,000 at any time outstanding that is evidenced by the Convertible Notes.
“Permitted Equity Encumbrance” means a Lien permitted by clause (a), (c) or (h) of Section 7.01.
“Permitted Property Encumbrance” means a Lien permitted by clause (a), (c), (d), (g), (h), (j) or (k) of Section 7.01, and any Lien permitted by clause (o) of Section 7.01 that is in existence for thirty days or less following the date of creation thereof.
“Permitted Self-Insurance” has the meaning specified in Section 6.07(a).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Borrower or any ERISA Affiliate or any such Plan to which any Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“Pledge Agreement” means the Pledge Agreement among the Loan Parties from time to time party thereto and the Administrative Agent, dated as of the Original Closing Date, substantially in the form of Exhibit H.
“Public Lender” has the meaning specified in Section 6.02.
“Purchase Agreement” means, with respect to any Eligible Investment Property, the purchase and sale agreement or other similar purchase document pursuant to which such Eligible Investment Property was acquired by a Borrower or any Affiliate thereof from a third party that is not an Affiliate of the Parent.
“Purchase Price” means, with respect to any Eligible Investment Property, the contractual purchase price that was paid by a Borrower or an Affiliate thereof for the acquisition of such Eligible

Investment Property from a third party that is not an Affiliate of the Parent, which purchase amount shall be set forth in the Purchase Agreement relating to such Eligible Investment Property.
“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Recourse Indebtedness” means, with respect to any Person, Indebtedness of such Person other than Non-Recourse Indebtedness of such Person and Indebtedness under the Loan Documents.
“Register” has the meaning specified in Section 11.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Reported Value” means, with respect to any Eligible Investment Property, the estimated value of such Eligible Investment Property as set forth in the most recent Valuation Report relating to such Eligible Investment Property delivered to the Administrative Agent pursuant to any provision of this Agreement.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.
“Required Lenders” means, as of any date of determination, Lenders having at least sixty six and two-thirds percent (66-2/3%) of the sum of (a) the Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed held by such Revolving Credit Lender for purposes of this definition) and (b) the aggregate unused Commitments; provided that (i) the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (ii) the amount of any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Revolving Credit Lender shall be deemed to be held by the Lender that is the relevant L/C Issuer in making such determination.
“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed held by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that (i) the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders and (ii) the amount of any Unreimbursed Amounts that such

Defaulting Lender has failed to fund that have not been reallocated to and funded by another Revolving Credit Lender shall be deemed to be held by the Lender that is the relevant L/C Issuer in making such determination.
“Required Term Lenders” means, as of any date of determination, Term Lenders holding more than 50% of the Term Facility on such date; provided that the portion of the Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.
“Responsible Officer” means the chief executive officer, president, chief financial officer, general counsel, treasurer, assistant treasurer or controller of a Loan Party and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restatement Effective Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any Subsidiary thereof, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof). Notwithstanding the foregoing, the conversion of (including any cash payment upon the conversion of), payment of any principal or premium on, or payment of any interest with respect to, any Convertible Debt Securities shall not constitute a Restricted Payment.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(a).
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers from time to time pursuant to Section 2.01(a), and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Revolving Credit Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations at such time.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time. On the Restatement Effective Date, the amount of the Revolving Credit Facility is $200,000,000.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment or holds a Revolving Credit Loan at such time.
“Revolving Credit Loan” has the meaning specified in Section 2.01(a).
“Revolving Credit Note” means a promissory note made by the Borrowers in favor of a Revolving Credit Lender evidencing Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit B-1.
“Revolver Extension Notice” has the meaning specified in Section 2.13(a).
“Sanction(s)” means any sanction administered or enforced by the United States government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Indebtedness” means, with respect to any Person, all Indebtedness of such Person that is secured by a Lien.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.
“Self-Insurance” has the meaning specified in Section 6.07(a).
“Short-Term Lease” means, at any time, a written lease agreement that either (i) had an initial lease term of at least 12 months, which initial lease term expired on or prior to such time and has no minimum lease term at such time, but is instead month-to-month, as a result of the initial lease term having been extended on such basis or (ii) had or has an initial lease term of at least six months but less than 12 months.
“Short-Term Leased Investment Property” means, at any time, a Leased Investment Property that is subject to a Short-Term Lease at such time.

“Significant Subsidiary” means, at any date of determination, (a) any Subsidiary of the Parent which, together with its Subsidiaries, had total assets at the last day of the then most recent fiscal period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 6.01 that were equal to or greater than 5.0% of the consolidated total assets of the Parent and its Subsidiaries at such date, (b) any Subsidiary of the Parent which, together with its Subsidiaries, had gross revenues for the then most recently completed period of four fiscal quarters for which financial statements have been delivered pursuant to clause (a) or (b) of Section 6.01 that were equal to or greater than 5.0% of the consolidated gross revenues of the Parent and its Subsidiaries for such period, in each case, determined in accordance with GAAP or (c) any Subsidiary of the Parent that, when such Subsidiary’s total assets or gross revenues (when combined with the total assets or gross revenues of such Subsidiaries’ Subsidiaries) are aggregated with each other Subsidiary of the Parent (when combined with the total assets or gross revenues of such other Subsidiary’s Subsidiaries) that has liquidated, wound-up or dissolved itself pursuant to Debtor Relief Laws in reliance on Section 7.04(f) or become subject to any of the events specified in clause (f), (g) or (h) of Section 8.01, would constitute a “Significant Subsidiary” under clause (a) or (b) above.
“Single Asset Entity” means a Person (other than an individual) that (a) only owns a single Investment Property and/or cash and other assets of nominal value incidental to such Person’s ownership of such Investment Property; (b) is engaged only in the business of owning, developing and/or leasing such Investment Property; and (c) receives substantially all of its gross revenues from such Investment Property. In addition, if the assets of a Person consist solely of (i) Equity Interests in one or more other Single Asset Entities and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entities, such Person shall also be deemed to be a Single Asset Entity for purposes of this Agreement (such an entity, a “Single Asset Holding Company”).
“Single Asset Holding Company” has the meaning given that term in the definition of Single Asset Entity.
“Solvency Certificate” means a Solvency Certificate of the chief financial officer of the Parent, substantially in the form of Exhibit E.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified AVM Reported Investment Property” means, at any time, an Investment Property in respect of which an AVM Report having a confidence score of greater than or equal to 65 but less than 75 is the then most recent Valuation Report with respect to such Investment Property delivered to the Administrative Agent pursuant to any provision of this Agreement.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.
“Subsidiary Guarantors” means, collectively, all of the Guarantors other than the Parent.
“Supermajority Lenders” means, as of any date of determination, Lenders having at least seventy-five percent (75%) of the sum of (a) the Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed held by such Revolving Credit Lender for purposes of this definition) and (b) the aggregate unused Commitments; provided that (i) the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (ii) the amount of any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Revolving Credit Lender shall be deemed to be held by the Lender that is the relevant L/C Issuer in making such determination.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Tangible Net Worth” means, for the Consolidated Group as of any date of determination, (a) total equity of the Consolidated Group, minus (b) all intangible assets (other than Acquired Lease Intangibles) of the Consolidated Group, plus (c) all accumulated depreciation and amortization of Acquired Lease Intangibles of the Consolidated Group, in each case on a consolidated basis determined in accordance with GAAP.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(b).
“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrowers in an aggregate principal amount equal to the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Term Loan Extension Notice” has the meaning specified in Section 2.14(a).
“Term Facility” means, (a) at any time on or prior to the Restatement Effective Date, the aggregate amount of the Term Lenders’ Term Commitments at such time and (b) at any time after the Restatement Effective Date, the aggregate principal amount of Term Loans of all Term Lenders outstanding at such time. On the Restatement Effective Date, the amount of the Term Facility is $250,000,000.

“Term Lender” means (a) at any time on or prior to the Restatement Effective Date, any Lender that has a Term Commitment at such time and (b) at any time after the Restatement Effective Date, any Lender that holds a Term Loan at such time.
“Term Loan” has the meaning specified in Section 2.01(b) and shall, unless otherwise specified, include each Incremental Term Loan.
“Term Note” means a promissory note made by the Borrowers in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit B-2.
“Third Party Insurance Companies” has the meaning specified in Section 6.07(a).
“Threshold Amount” means $10,000,000.
“Total Asset Value” means, with respect to the Consolidated Group as at any date of determination, (i) the book value of the total assets of the Consolidated Group on such date, plus (ii) all accumulated depreciation and amortization of Acquired Lease Intangibles of the Consolidated Group as of such date, in each case as determined in accordance with GAAP.
“Total Cost Basis” at any time means the total cost basis for all Eligible Investment Properties as reported by the Borrowers on the then most recent Availability Certificate delivered to the Administrative Agent.
“Total Credit Exposure” means, as to any Lender at any time, the sum of (i) such Lender’s Applicable Percentage of the Term Facility at such time and (ii) the sum of the unused Revolving Credit Commitment and Revolving Credit Exposure of such Lender at such time.
“Total Indebtedness” means, as at any date of determination, the aggregate amount of all Indebtedness of the Consolidated Group on such date determined on a consolidated basis.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans and L/C Obligations.
“Toxic Mold” means fungi that reproduce through the release of spores or the splitting of cells or other means that may pose a risk to human health or the environment or negatively affect the value of real property, including, but not limited to, mold, mildew, fungi, fungal spores, fragments and metabolites such as mycotoxins and microbial volatile organic compounds.
“Trade Date” has the meaning specified in Section 11.06(g).
“Transitional Investment Property” means, at any time, an Investment Property (other than an Investment Property that is, or that at any time on or following the acquisition thereof by a Loan Party was, a Leased Investment Property or an NNN Leased Investment Property) in respect of which the applicable Borrowing Base Loan Party that owns such Investment Property is engaging in any of the following activities at such time in order to prepare such Investment Property to be leased: (i) undergoing proceedings to have each Person evicted that was occupying such Investment Property at the time such Investment Property was acquired by such Borrowing Base Loan Party, (ii) having repairs and/or other improvements made to such Investment Property in order to improve the condition of such Investment Property from that which existed at the time such Investment was acquired by such Borrowing Base Loan Party and/or (iii) advertising such Investment Property for lease or engaging in other customary activities to identify one or more tenants to lease such Investment Property. For the avoidance of doubt, an Investment Property shall cease to be a Transitional Investment Property on the first date to occur following the acquisition of such Investment Property by a Loan Party that such Investment Property becomes subject to a lease agreement with one or more lessees under which such lessees have begun paying rent to a Loan Party.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“Unconsolidated Affiliate” means, at any date, any Person (i) in which the Consolidated Group, directly or indirectly, holds an Equity Interest, which investment is accounted for in the consolidated financial statements of the Consolidated Group on an equity basis of accounting and (ii) whose financial results are not consolidated with the financial results of the Consolidated Group under GAAP.
“Unleased Investment Property” means, at any time, an Investment Property that was a Leased Investment Property prior to such time but is not a Leased Investment Property at such time by virtue of such Investment Property (i) not being subject to a lease agreement with one or more tenants under which rent is payable to a Loan Party or (ii) being subject to a lease agreement with one or more tenants under which such tenant(s) are more than three months in arrears on their rent payments due thereunder.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Cash” means, at any time, (a) the aggregate amount of cash and Cash Equivalents of the Parent and its Subsidiaries at such time that are not subject to any pledge, Lien or control agreement (excluding statutory Liens in favor of any depositary bank where such cash and Cash Equivalents are maintained), minus (b) the sum of amounts included in the foregoing clause (a) that are held by a Person other than the Parent or any of its Subsidiaries as a deposit or security for Contractual Obligations.
“Unused Fee” has the meaning specified in Section 2.08(a).

“Updated Valuation Report” has the meaning specified in Section 6.02(i).
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“Valuation Report” means either an Appraisal, an AVM Report or a BPO Report.
“Value Differential” has the meaning specified in Section 2.13(c).
“Wholly Owned Domestic Subsidiary” means any Domestic Subsidiary of the Operating Partnership that is a Wholly Owned Subsidiary thereof.
“Wholly Owned Subsidiary” means, as to any Person, (a) any corporation 100% of whose Equity Interests (other than directors’ qualifying shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a 100% equity interest at such time.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis (except as otherwise provided in Section 1.03(b)), as in effect from time to time, applied in a manner consistent with that used in preparing the Historical Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If at any time any change in GAAP (including for this purpose the rules promulgated with respect thereto and any change in application of GAAP concurred by the Parent’s independent public accountants and disclosed in writing to the Administrative Agent (collectively, a “GAAP Change”)) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower Representative or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower Representative shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such GAAP Change (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such GAAP Change and (B) the Borrower Representative shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such GAAP Change. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Historical Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Consolidated Group or to the determination of any amount for the Consolidated Group on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Parent is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04    Rounding. Any financial ratios required to be maintained by one or more Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.
1.06    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
ARTICLE II.    THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Loans.
(a)    Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans in Dollars (each such loan, a “Revolving Credit Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) Availability shall be greater than or equal to $0 and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
(b)    Term Loans. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan to the Borrowers on the Restatement Effective Date in an amount equal to such Term Lender’s Term Commitment (each such loan, a “Term Loan”). The Term Borrowing on the Restatement Effective Date shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Term Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
2.02    Borrowings, Conversions and Continuations of Committed Loans.
(a)    Each Revolving Credit Borrowing, each Term Borrowing, each conversion of Revolving Credit Loans or Term Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower Representative’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 12:00 noon (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (i) whether the Borrower Representative is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower Representative fails to specify a Type of Loan in a Loan Notice or if the Borrower Representative fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower Representative requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(b)    Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower Representative, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower Representative; provided, however, that if, on the date the Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower Representative, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrowers as provided above.
(c)    Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.
(d)    The Administrative Agent shall promptly notify the Borrower Representative and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower Representative and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)    After giving effect to the Term Borrowing, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Term Facility. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect in respect of the Revolving Credit Facility.
(f)    Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower Representative, the Administrative Agent, and such Lender.
2.03    Letters of Credit.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Restatement Effective Date until the earlier of (I) the Letter of Credit Expiration Date and (II) expiration of the Availability Period, to issue Letters of Credit for the account of any Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B)

the Lenders severally agree to participate in Letters of Credit issued for the account of a Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) Availability shall be greater than or equal to $0, (y) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower Representative for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)    The L/C Issuer shall not issue any Letter of Credit, if:
(A)    subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or
(B)    the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date.
(iii)    The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Original Closing Date and which the L/C Issuer in good faith deems material to it;
(B)    the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $500,000;

(D)    the Letter of Credit is to be denominated in a currency other than Dollars;
(E)    any Revolving Credit Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrowers or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
(F)    the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(iv)    The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)    The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)    The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower Representative delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower Representative. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 12:00 noon at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer shall agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the Borrower Representative shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.
(ii)    Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower Representative and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the relevant Borrower (or the applicable Subsidiary thereof) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.
(iii)    If the Borrower Representative so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a date (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower Representative shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower Representative that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower Representative and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower Representative and the Administrative Agent thereof. Not later than 12:00 noon on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrower Representative shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 12:00 noon on the Business Day specified in such notice by the

Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.
(v)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower Representative of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to any such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrowers or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrowers;
(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)    any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)    any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(viii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any Subsidiary thereof.
The Borrower Representative shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower Representative’s instructions or other irregularity, the Borrower Representative will immediately notify the L/C Issuer. Each Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuer. Each Revolving Credit Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Revolving Credit Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders, the Required Revolving Lenders, the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by any Borrower which such Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication ("SWIFT") message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)    Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower Representative when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to any Borrower for, and the L/C Issuer’s rights and remedies against each Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)    Letter of Credit Fees. Each Borrower shall, jointly and severally, pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance, subject to Section 2.17, with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Each Borrower shall, jointly and severally, pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, each Borrower shall, jointly and severally, pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)    Letters of Credit Issued for Subsidiaries of a Borrower. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of a Borrower, each Borrower shall be jointly and severally obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries.
2.04    Prepayments.
(a)    Optional. The Borrower Representative may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and/or Revolving Credit Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than 12:00 noon (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans, (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of

$100,000 in excess thereof and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans and each Facility to which such prepayment shall apply (and if both Facilities are specified, the allocation among the Facilities). The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the applicable Facility). If such notice is given by the Borrower Representative, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that a notice of prepayment delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date but subject to payment of any amounts required to be paid pursuant to Section 3.05 as a result of such revocation) if such condition is not satisfied. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.17, each such prepayment shall be promptly paid to the Appropriate Lenders in accordance with their respective Applicable Percentages in respect of the relevant Facilities.
(b)    Mandatory.
(i)     If for any reason Availability is at any time less than $0, the Borrowers shall immediately prepay Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount necessary to cause Availability to be greater than or equal to $0 at such time.
(ii)    Prepayments made pursuant to Section 2.04(b)(i), Section 2.18(b), or Section 2.18(c), first, shall be applied ratably to the L/C Borrowings, second, shall be applied ratably to the outstanding Revolving Credit Loans, third, shall be applied ratably to the outstanding Term Loans, and fourth, shall be used to Cash Collateralize the remaining L/C Obligations. Upon a drawing under any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from any Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.
2.05    Termination or Reduction of Commitments.
(a)    Optional. The Borrower Representative may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, or from time to time permanently reduce the Revolving Credit Facility; provided that (i) any such notice must be in a form reasonably acceptable to the Administrative Agent and must be received by the Administrative Agent not later than 12:00 noon five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower Representative shall not terminate or reduce the

Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, Availability would be less than $0, and (iv) if, after giving effect to any reduction of the Revolving Credit Facility, the Letter of Credit Sublimit exceeds the amount of the Revolving Credit Facility, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Revolving Credit Lenders of any such notice of termination or reduction of the Revolving Credit Facility; provided that a notice delivered by the Borrower Representative under this Section 2.05(a) may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date but subject to payment of any amounts required to be paid pursuant to Section 3.05 as a result of such revocation) if such condition is not satisfied.
(b)    Mandatory.
(i)    The Revolving Credit Facility shall automatically and permanently be reduced upon expiration of the Availability Period by an amount equal to the amount by which the Revolving Credit Facility immediately prior to such expiration exceeds the sum at such time of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations. Following expiration of the Availability Period, the Revolving Credit Facility shall be automatically and permanently reduced upon each payment or prepayment of Revolving Credit Loans, and each reduction in the Outstanding Amount of L/C Obligations, by an amount equal to such payment, prepayment or reduction, as applicable.
(ii)    The aggregate Term Commitments shall automatically and permanently be reduced to zero on the date of the Term Borrowing after giving effect thereto.
(c)    Revolving Credit Facility Reductions. Any reduction of the Revolving Credit Facility shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Applicable Revolving Credit Percentage. All fees accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.
2.06    Repayment of Loans.
(a)    Term Loans. The Borrowers shall jointly and severally repay to the Term Lenders on the Maturity Date with respect to the Term Facility the aggregate principal amount of Term Loans outstanding on such date.
(b)    Revolving Credit Loans. The Borrowers shall jointly and severally repay to the Revolving Credit Lenders on the Maturity Date with respect to the Revolving Credit Facility the aggregate principal amount of Revolving Credit Loans outstanding on such date.

2.07    Interest.
(a)    Subject to the provisions of Section 2.07(b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate then applicable to Eurodollar Loans under such Facility and (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate then applicable to Base Rate Loans under such Facility.
(b)    (i)    While any Event of Default exists under Section 8.01(a)(i) or Section 8.01(f), the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clause (b)(i) above), the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.08    Fees. In addition to certain fees described or referenced elsewhere in this Agreement:
(a)    Unused Fee. The Borrowers shall, jointly and severally, pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, an unused line fee (the “Unused Fee”) equal to the Applicable Fee Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.17. The Unused Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Original Closing Date, and on the last day of the Availability Period. The Unused Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.

(b)    Other Fees. The Borrowers shall, jointly and severally, pay to the Lenders, the Arrangers and the Administrative Agent such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.09    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)    All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on such Loan, or any portion thereof, for the day on which such Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Parent or for any other reason, the Borrowers, the Administrative Agent or the Required Lenders determine that (i) the ratio of Total Indebtedness to Total Asset Value as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the ratio of Total Indebtedness to Total Asset Value would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Parent or any other Loan Party under any Debtor Relief Laws, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.07(b) or under Article VIII. The Borrowers’ obligations under this paragraph shall survive the termination of the Facilities and the repayment of all other Obligations hereunder.
2.10    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the

Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in Section 2.10(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.11    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the applicable Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 2:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrower Representative with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.12    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and, if such Lender is a Revolving Credit Lender, subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them in respect of the Facilities, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section 2.12 shall not be construed to apply to (x) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.16, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to the Parent or any Affiliate thereof (as to which the provisions of this Section 2.12 shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.13    Extension of Maturity Date in respect of the Revolving Credit Facility.
(a)    Notice of Extension. The Borrower Representative may, by written notice to the Administrative Agent (each such notice, a “Revolver Extension Notice”) not earlier than 90 days and not later than 30 days prior to the Maturity Date then in effect with respect to the Revolving Credit Facility (the Maturity Date then in effect with respect to the Revolving Credit Facility being referred to herein as the “Existing Revolver Maturity Date”), request that the Revolving Credit Lenders extend the Existing Revolver Maturity Date for an additional six (6) months from such Existing Revolver Maturity Date; provided, that in no event shall the Maturity Date with respect to the Revolving Credit Facility be extended beyond the thirty month anniversary of the Restatement Effective Date. The Administrative Agent shall distribute each Revolver Extension Notice to the Revolving Credit Lenders promptly following its receipt thereof.
(b)    Conditions Precedent to Effectiveness of Maturity Date Extension in respect of the Revolving Credit Facility. As conditions precedent to the effectiveness of each extension of the Existing Revolver Maturity Date, each of the following requirements shall be satisfied:
(i)    The Administrative Agent shall have received a Revolver Extension Notice within the period required under subsection (a) above;
(ii)    On the date of such Revolver Extension Notice and both immediately before and immediately after giving effect to such extension of the Existing Revolver Maturity Date, no Default shall have occurred and be continuing;
(iii)    The Administrative Agent shall have received a certificate of the Parent dated as of the date such extension becomes effective signed by a Responsible Officer of the Parent certifying to the Administrative Agent and the Lenders that, after giving effect to such extension of the Existing Revolver Maturity Date, no outstanding Recourse Indebtedness of the Loan Parties (other than the Facility and Indebtedness permitted under Section 7.03(e)) has a maturity date earlier than 180 days after the then Latest Existing Maturity Date (after giving effect to any proposed extension thereof that would result from a contemporaneous extension of maturity pursuant to this Section 2.13 or Section 2.14);
(iv)    The Borrowers shall have paid to the Administrative Agent, for the pro rata benefit of the Revolving Credit Lenders based on their Applicable Revolving Credit Percentages as of the Existing Revolver Maturity Date, an extension fee in an amount equal to 0.25% of the Revolving Credit Facility in effect on the date such extension becomes effective, it being agreed that such fee shall be fully earned when paid and shall not be refundable for any reason;
(v)    The Administrative Agent shall have received a certificate of each Loan Party dated as of the date such extension becomes effective signed by a Responsible Officer of such Loan Party (A)(1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension or (2) certifying that, as of the date such extension becomes effective, the resolutions delivered to the Administrative Agent (for delivery to the Lenders) on the Restatement Effective Date (which resolutions include approval for such extension) are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption and (B) certifying that (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the date of the Revolver Extension Notice and, both immediately before and immediately after giving effect to such extension, on and as of such date, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, (y) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (z) for purposes of this Section 2.13, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (2) no Default exists; and
(vi)    The Administrative Agent shall have received an Availability Certificate setting forth the calculation of Availability after giving effect to the Valuation Reports and adjustments described in subsection (c) of this Section 2.13.
(c)    In connection with each extension of the Maturity Date then in effect with respect to the Revolving Credit Facility, the Borrower Representative shall deliver to the Administrative Agent a Valuation Report with respect to each then existing Eligible Investment Property dated not earlier than forty-five (45) days prior to the date of the related Revolver Extension Notice, together with a certificate executed by a Responsible Officer of the Borrower Representative certifying to the Administrative Agent and the Lenders that, immediately after giving effect to such extension, the AVM Lower-Tier Confidence Score Percentage at such time does not exceed 10% (which certificate shall also contain a reasonably detailed calculation of such AVM Lower-Tier Confidence Score Percentage). As part of such delivery of Valuation Reports, the Borrower Representative shall deliver to the Administrative Agent both an AVM Report and a BPO Report with respect to Investment Properties that account for at least ten percent (10%) of the Borrowing Base Amount as of the date of such Revolver Extension Notice. If the aggregate estimated values in such BPO Reports are more than five percent (5%) below the aggregate estimated values in such AVM Reports (the percentage difference in such aggregate estimated values, the “Value Differential”), then, prior to the effective date of such extension, (i) the Borrower Representative shall provide additional BPO Reports with respect to Investment Properties with respect to which it had previously provided AVM Reports under this subsection (c) to the extent necessary such that the aggregate estimated values of the related Investment Properties in all BPO Reports delivered under this subsection (c) is not more than five percent (5%) less than the aggregate estimated values in the AVM Reports delivered under this paragraph (c) for such Investment Properties or (ii) the Reported Value for each Investment Property with respect to which only an AVM Report has been delivered under this subsection (c) shall be reduced by the Value Differential.
2.14    Extension of Maturity Date in respect of the Term Facility.
(a)    Notice of Extension. The Borrower Representative may, by written notice to the Administrative Agent (each such notice, a “Term Loan Extension Notice”) not earlier than 90 days and not later than 30 days prior to the Maturity Date then in effect with respect to the Term Facility (the Maturity Date then in effect with respect to the Term Facility being referred to herein as the “Existing Term Loan Maturity Date”), request that the Term Lenders extend the Existing Term Loan Maturity Date for an additional six (6) months from such Existing Term Loan Maturity Date; provided, that in no event shall the Maturity Date with respect to the Term Facility be extended beyond the thirty month anniversary of the Restatement Effective Date. The Administrative Agent shall distribute each Term Loan Extension Notice promptly to the Term Lenders following its receipt thereof.
(b)    Conditions Precedent to Effectiveness of Maturity Date Extension in respect of the Term Facility. As conditions precedent to the effectiveness of each extension of the Existing Term Loan Maturity Date, each of the following requirements shall be satisfied:
(i)    The Administrative Agent shall have received a Term Loan Extension Notice within the period required under subsection (a) above;
(ii)    On the date of such Term Loan Extension Notice and both immediately before and immediately after giving effect to such extension of the Existing Term Loan Maturity Date, no Default shall have occurred and be continuing;
(iii)    The Administrative Agent shall have received a certificate of the Parent dated as of the date such extension becomes effective signed by a Responsible Officer of the Parent certifying to the Administrative Agent and the Lenders that, after giving effect to such extension of the Existing Term Loan Maturity Date, no outstanding Recourse Indebtedness of the Loan Parties (other than the Facility and Indebtedness permitted under Section 7.03(e)) has a maturity date earlier than 180 days after the then Latest Existing Maturity Date (after giving effect to any proposed extension thereof that would result from a contemporaneous extension of maturity pursuant to Section 2.13 or this Section 2.14);
(iv)    The Borrowers shall have paid to the Administrative Agent, for the pro rata benefit of the Term Lenders based on their Applicable Percentages in respect of the Term Facility as of the Existing Term Loan Maturity Date, an extension fee in an amount equal to 0.25% of the Term Facility in effect on the date such extension becomes effective, it being agreed that such fee shall be fully earned when paid and shall not be refundable for any reason;
(v)    The Administrative Agent shall have received a certificate of each Loan Party dated as of the date such extension becomes effective signed by a Responsible Officer of such Loan Party (A)(1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension or (2) certifying that, as of the date such extension becomes effective, the resolutions delivered to the Administrative Agent (for delivery to the Lenders) on the Restatement Effective Date (which resolutions include approval for such extension) are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption and (B) certifying that (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the date of the Term Loan Extension Notice and, both immediately before and immediately after giving effect to such extension, on and as of such date, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, (y) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (z) for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (2) no Default exists; and
(vi)    The Administrative Agent shall have received an Availability Certificate setting forth the calculation of Availability after giving effect to the Valuation Reports and adjustments described in subsection (c) of this Section 2.14.
(c)    In connection with each extension of the Maturity Date then in effect with respect to the Term Facility, the Borrower Representative shall deliver to the Administrative Agent a Valuation Report with respect to each then existing Eligible Investment Property dated not earlier than forty-five (45) days prior to the date of the related Term Loan Extension Notice, together with a certificate executed by a Responsible Officer of the Borrower Representative certifying to the Administrative Agent and the Lenders that, immediately after giving effect to such extension, the AVM Lower-Tier Confidence Score Percentage at such time does not exceed 10% (which certificate shall also contain a reasonably detailed calculation of such AVM Lower-Tier Confidence Score Percentage). As part of such delivery of Valuation Reports, the Borrower Representative shall deliver to the Administrative Agent both an AVM Report and a BPO Report with respect to Investment Properties that account for at least ten percent (10%) of the Borrowing Base Amount as of the date of such Term Loan Extension Notice. If the aggregate estimated values in such BPO Reports are more than five percent (5%) below the aggregate estimated values in such AVM Reports, then, prior to the effective date of such extension, (i) the Borrower Representative shall provide additional BPO Reports with respect to Investment Properties with respect to which it had previously provided AVM Reports under this subsection (c) to the extent necessary such that the aggregate estimated values of the related Investment Properties in all BPO Reports delivered under this subsection (c) is not more than five percent (5%) less than the aggregate estimated values in the AVM Reports delivered under this paragraph (c) for such Investment Properties or (ii) the Reported Value for each Investment Property with respect to which only an AVM Report has been delivered under this subsection (c) shall be reduced by the Value Differential.
2.15    Increase in Facilities.
(a)    Request for Increase. Provided there exists no Default, upon written notice from the Borrower Representative to the Administrative Agent, the Borrowers may from time to time elect to increase the aggregate amount of the Facilities the Revolving Credit Facility and/or the Term Facility (including through the establishment of a new pari passu term loan tranche) so long as the aggregate amount of such increases does not exceed $300,000,000; provided that any such request for an increase shall be in a minimum amount of $25,000,000, or such other amount agreed to by the Borrowers and the Administrative Agent. In such written notice, the Borrower Representative shall specify the Facility that it proposes to increase and (to the extent known) the identity of each Appropriate Lender and each Eligible Assignee that it proposes to approach to provide all or a portion of such increase (subject in each case to any requisite consents required under Section 11.06); provided, however, that (i) any existing Lender approached to provide all or a portion of such increase may elect or decline, in its sole discretion, to provide all or a portion of such increase in the applicable Facility offered to it (and any Lender that has failed to respond to any such request shall be deemed to have declined to provide any portion of such increase) and (ii) any Eligible Assignee providing any portion of such increase in the applicable Facility that is not an existing Lender shall become a Lender pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel (a “New Lender Joinder Agreement”). Any increase in the Term Facility pursuant to this Section 2.15 (including through the establishment of a new pari passu term loan tranche) shall be in the form of one or more additional term loans made to the Borrowers (any such term loan being referred to herein as an “Incremental Term Loan”).
(b)    Effective Date and Allocations. If either the Revolving Credit Facility or the Term Facility (including through the establishment of a new pari passu term loan tranche) is increased in accordance with this Section 2.15, the Administrative Agent and the Borrower Representative shall determine the effective date (each an “Increase Effective Date”) and the final allocation of such increase among the participating Lenders and Eligible Assignees. The Administrative Agent shall promptly notify the Appropriate Lenders of the final allocation of such increase and the Increase Effective Date.
(c)    Conditions to Effectiveness of Increase. As conditions precedent to each such increase, on or prior to the applicable Increase Effective Date, (i) the Administrative Agent shall have received a certificate of each Loan Party dated as of such Increase Effective Date signed by a Responsible Officer of such Loan Party (A) (1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase or (2) certifying that, as of such Increase Effective Date, the resolutions delivered to the Administrative Agent (for delivery to the Lenders) on the Restatement Effective Date (which resolutions include approval of the increase of the aggregate principal amount of the Facilities) are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption, and (B) in the case of the Borrowers, certifying that, immediately before and immediately after giving effect to such increase, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that (x) such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, (y) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (z) for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (2) no Default exists, (ii) the Administrative Agent shall have received (A) a New Lender Joinder Agreement duly executed by the Borrowers and each Eligible Assignee that is becoming a Lender in connection with such increase, which New Lender Joinder Agreement shall be acknowledged and consented to in writing by the Administrative Agent, and, if such Eligible Assignee is becoming a Revolving Credit Lender, by the L/C Issuer and (B) written confirmation from each existing Lender, if any, participating in such increase of the amount by which its Revolving Credit Commitment will be increased or of the amount of the Incremental Term Loan it has committed to make, as applicable, which confirmation, if from a Revolving Credit Lender, shall be acknowledged and consented to in writing by the L/C Issuer, (iii) if requested by the Administrative Agent or any new Lender or existing Lender increasing its Revolving Credit Commitment or making an Incremental Term Loan, the Administrative Agent shall have received a favorable opinion of outside counsel to the Loan Parties, addressed to Administrative Agent and each Lender, as to such customary matters concerning the increase in the aggregate amount of the Facilities as the Administrative Agent may reasonably request, (iv) in the case of any Incremental Term Loans, (A) the Administrative Agent shall have received a written notice setting forth (1) the Type of Incremental Term Loans being requested and (2) and if applicable, the duration of the initial Interest Period with respect thereto, not later than 12:00 noon (x) three Business Days prior to the Increase Effective Date (if the Incremental Term Loans requested are Eurodollar Rate Loans), and (y) on the Increase Effective Date (if the Incremental Term Loans requested are Base Rate Loans) and (B) all of the conditions set forth in Section 4.02 shall be satisfied with respect to the funding of such Incremental Term Loans, (v) either (x) on the Increase Effective Date immediately prior to the effectiveness of each such increase the principal balance outstanding under the Revolving Credit Facility is at least equal to seventy-five percent (75%) of the Revolving Credit Facility at such time or (y) immediately after giving effect to each such increase, the principal balance outstanding under the Revolving Credit Facility is at least equal to fifty percent (50%) of the Revolving Credit Facility at such time and (vi) the Borrowers shall have paid to the Arrangers such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.
(d)     Settlement Procedures.
(i)    Increases in Revolving Credit Facility. On the Increase Effective Date in respect of any increase in the Revolving Credit Facility, promptly following fulfillment of the conditions set forth in Section 2.15(c), the Administrative Agent shall notify the Revolving Credit Lenders of the occurrence of the increase of the Revolving Credit Facility effected on such Increase Effective Date and the amount of the applicable Revolving Credit Commitments and the Applicable Revolving Credit Percentage of each Revolving Credit Lender as a result thereof. In the event that an increase in the Revolving Credit Facility results in any change to the Applicable Revolving Credit Percentage of any Revolving Credit Lender, then on the Increase Effective Date, as applicable, (A) the participation interests of the Revolving Credit Lenders in any outstanding Letters of Credit shall be automatically reallocated among the Revolving Credit Lenders in accordance with their respective Applicable Revolving Credit Percentages after giving effect to such increase, (B) any new Lender, and any existing Lender whose Revolving Credit Commitment has increased, shall pay to the Administrative Agent such amounts as are necessary to fund its new or increased share of all outstanding Revolving Credit Loans, (C) the Administrative Agent will use the proceeds thereof to pay to all existing Revolving Credit Lenders whose Applicable Revolving Credit Percentage is decreasing such amounts as are necessary so that each Revolving Credit Lender's share of all Revolving Credit Loans, will be equal to its adjusted Applicable Revolving Credit Percentage, and (D) if the Increase Effective Date occurs on a date other than the last day of an Interest Period applicable to any outstanding Loan that is a Eurodollar Rate Loan, then the Borrowers shall pay any amounts required pursuant to Section 3.05 on account of the payments made pursuant to clause (C) of this sentence.
(ii)    Increase in Term Facility. On the Increase Effective Date in respect of any increase in the Term Facility, each existing Term Lender participating in such increase and each new Term Lender shall, subject to the satisfaction of the foregoing terms and conditions, make its Incremental Term Loan to the Borrowers. All terms and provisions of the Incremental Term Loans shall be identical to the Term Loans and, unless otherwise expressly provided herein or in the other Loan Documents, all references herein and in the other Loan Documents to "Term Loans" shall include the Incremental Term Loans.
(e)    Conflicting Provisions. This Section 2.15 shall supersede any provisions in Section 2.12 or 11.01 to the contrary.
2.16    Cash Collateral.
(a)    Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) on the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrowers shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrowers shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)    Grant of Security Interest. Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrowers shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.03, 2.04, 2.17 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.17    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders”, “Required Revolving Lenders” and “Required Term Lenders” and Section 11.01.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower Representative may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower Representative, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Appropriate Lenders pro rata in accordance with the applicable Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Revolving Credit Lender that is a Defaulting Lender shall be entitled to receive any fee payable under Section 2.08(a) for any period during which that Revolving Credit Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Revolving Credit Lender that is a Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Revolving Credit Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Credit Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.
(C)    With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Revolving Credit Lenders that are Non-Defaulting Lenders in accordance with their respective Applicable Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.
(b)    Defaulting Lender Cure. If the Borrower Representative, the Administrative Agent, and, with respect to any Defaulting Lender that is a Revolving Credit Lender, the L/C Issuer, agree in writing that a Defaulting Lender shall no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.18    Borrowing Base Eligibility Criteria; Sales and other Removals of Investment Properties Included in the Borrowing Base Amount.
(a)    Requirements for Investment Properties to be Included in the Borrowing Base Amount. Investment Properties may be added to the calculation of the Borrowing Base Amount on any Business Day; provided that prior to any Investment Property being included in the calculation of the Borrowing Base Amount (and at all times that such Investment Property is included in the calculation of the Borrowing Base Amount), each of the following requirements shall have been satisfied with respect to such Investment Property (such requirements being referred to herein as the “Borrowing Base Eligibility Criteria”):

(i)    Such Investment Property consists of a single family detached house, or a condominium, townhouse, cooperative, duplex, tri-plex or four-plex.
(ii)    Such Investment Property is wholly-owned in fee simple directly, and controlled exclusively (subject to the rights of tenants) by, a Borrowing Base Loan Party.
(iii)    Each Indirect Owner of such Investment Property is a Borrowing Base Loan Party.
(iv)    Each Direct Owner and Indirect Owner of such Investment Property (x) is organized in a state within the United States of America or in the District of Columbia and (y) has its principal place of business and chief executive office in the United States.
(v)    Such Investment Property is located in the continental United States.
(vi)    The Equity Interests of the Direct Owner of such Investment Property and those of each Indirect Owner of such Investment Property are not subject to any Liens (including, without limitation, any restriction contained in the Organization Documents of such Direct Owner or Indirect Owner that limits the ability to create a Lien thereon as security for indebtedness), negative pledge or other encumbrance, other than Permitted Equity Encumbrances.
(vii)    Such Investment Property is free and clear of all negative pledges, ground leases and/or encumbrances or restrictions on the ability of the Borrowing Base Loan Party that owns such Investment Property to transfer or encumber such Investment Property or any income therefrom or proceeds thereof, other than Permitted Property Encumbrances. For the avoidance of doubt, the right of a lessee under an NNN Lease Agreement to receive a payment upon disposition of an Investment Property subject to such lease shall not constitute an encumbrance or restriction on the ability of a Borrowing Base Loan Party to transfer such Investment Property or any income therefrom or proceeds thereof so long as the amount to which such lessee is entitled in respect of such disposition does not exceed the Maximum NNN Lease Termination Amount with respect to such Investment Property.
(viii)    There does not exist any Lien or other encumbrance on (A) such Investment Property or any income therefrom or proceeds thereof, other than Permitted Property Encumbrances or (B) any other assets or property of the Borrowing Base Loan Party that owns such Investment Property, other than Liens permitted under Section 7.01.
(ix)    Each Direct Owner and Indirect Owner of such Investment Property does not have any Indebtedness (other than Indebtedness permitted under Section 7.03(a) or Section 7.03(d) (subject to the proviso at the end of Section 7.03)) and is Solvent and not subject to any proceedings under any Debtor Relief Law.
(x)    If such Investment Property is a Leased Investment Property, such Investment Property either is subject to a lease with a minimum lease term of at least twelve (12) months or subject to a Short-Term Lease; provided, that the aggregate contribution to the Borrowing

Base Amount from Short-Term Leased Investment Properties shall be limited as set forth in clauses (iv) and (v) of the proviso to the definition of Borrowing Base Amount.
(xi)    Such Investment Property is covered by insurance in compliance with the requirements set forth in Section 6.07, and if requested by the Administrative Agent at any time, the Borrower Representative shall have provided the Administrative Agent with evidence reasonably satisfactory to the Administrative Agent of such compliance.
(xii)    There shall not be more than $5,000, individually, of any real estate taxes and homeowners association fees with respect to such Investment Property that are past due, and $250,000, in the aggregate, of real estate taxes and homeowners association fees with respect to all Investment Properties, that are past due.
(xiii)    Such Investment Property is an ARP Managed Investment Property, an NNN Leased Investment Property, an Approved Third Party Managed Investment Property or a Legacy Managed Investment Property.
(xiv)    If such Investment Property is an NNN Leased Investment Property, (A) the lessee under the NNN Lease Agreement with respect to such NNN Leased Investment Property is an Approved NNN Lessee and (B) the manager of such NNN Leased Investment Property is either the Approved NNN Lessee party to the applicable NNN Lease Agreement or an Acceptable Management Company.
(xv)    The Administrative Agent shall have received a copy of the Organization Documents of each Direct Owner and Indirect Owner of such Investment Property (including pursuant to Section 4.01), which Organization Documents shall be certified by a Responsible Officer of the Direct Owner or Indirect Owner, as the case may be, as being true, correct and complete.
(xvi)    Within thirty days following the inclusion of an Investment Property in the Borrowing Base Amount, the Borrower Representative shall have delivered to the Administrative Agent a copy of the policy of title insurance or title insurance commitment received by the applicable Borrowing Base Loan Party in connection with its purchase of such Investment Property, giving effect to the applicable Borrowing Base Loan Party’s ownership of such Investment Property; for the avoidance of doubt, if the Borrower Representative fails to deliver a copy of the policy of title insurance or title insurance commitment with respect to any Investment Property within such thirty day period, (i) such Investment Property shall no longer satisfy all of the Borrowing Base Eligibility Criteria and shall automatically be removed from the calculation of the Borrowing Base Amount pursuant to Section 2.18(b) and (ii) the Borrower shall comply with the requirements of Section 2.18(b) in connection with such removal.
(b)    Removal of Investment Properties from the Borrowing Base Amount for Failure to Satisfy Borrowing Base Eligibility Criteria.

(i)    If at any time any Investment Property included in the calculation of the Borrowing Base Amount no longer satisfies all of the Borrowing Base Eligibility Criteria, or if the Valuation Report required under Section 6.02(j) with respect to any Investment Property included in the calculation of the Borrowing Base Amount is not provided to the Administrative Agent within the time period required under Section 6.02(j), then:
(A)    such Investment Property shall be automatically removed from the calculation of the Borrowing Base Amount;
(B)    the Borrower Representative shall, within five (5) Business Days after any Borrower becomes aware that such Investment Property no longer satisfies any such Borrowing Base Eligibility Criteria (if its removal from the calculation of Borrowing Base Amount, taken together with all other removals of Investment Properties from the calculation of Borrowing Base Amount that have occurred during the fiscal quarter in which such removal occurs (whether pursuant to this Section 2.18(b) or Section 2.18(c)), results in a decrease in Total Asset Value of one percent (1%) or more (based on Total Asset Value as of the last day of the most recently ended fiscal quarter)), provide the Administrative Agent (for delivery to the Lenders) with written notice thereof, together with (x) an Availability Certificate setting forth the calculation of Availability (giving effect to the removal of such Investment Property from the Borrowing Base Amount) and (y) the information contemplated in clauses (i) through (ix) of Section 6.02(h); and
(C)    if such removal, taken together with all other removals of Investment Properties from the calculation of Borrowing Base Amount that have occurred during the fiscal quarter in which such removal occurs (whether pursuant to this Section 2.18(b) or Section 2.18(c)), results in a decrease in Total Asset Value of ten percent (10%) or more (based on Total Asset Value as of the last day of the most recently ended fiscal quarter), the Borrower Representative shall promptly (and in any event within fifteen (15) Business Days (or such later date as the Administrative Agent shall agree in writing)) following such removal provide updated Valuation Reports for each Investment Property that remains in the calculation of Borrowing Base Amount after giving effect to such removal, each such Valuation Report dated as of a date no earlier than forty-five (45) days prior to the date of such delivery (or as of such earlier date as the Administrative Agent shall have agreed in writing).
(ii)    If, after giving effect to any such removal of the applicable Investment Property from the calculation of the Borrowing Base Amount, Availability is less than $0, the Borrowers shall immediately prepay Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount necessary to cause Availability to be greater than or equal to $0 in the manner specified in Section 2.04(b)(ii).
(iii)    If at any time the aggregate Reported Values of all Investment Properties included in the calculation of the Borrowing Base Amount at such time is less than 90% of the aggregate Reported Values of all Investment Properties included in the calculation of the Borrowing Base Amount as of the last day of the then most recently ended fiscal quarter of the Parent other than as a result of removing certain Investment Properties in accordance with the terms of Section 2.18(c) (in which case the following shall apply only if the aggregate Reported Values of all Investment Properties remaining after such removal is less than 90% of the aggregate Reported Values of such unremoved Investment Properties as of such last day of the quarter then most recently ended) (such event, a “Significant Borrowing Base Valuation Reduction Event”), the Borrower Representative shall, within five (5) Business Days after any Borrower becomes aware of such Significant Borrowing Base Valuation Reduction Event, deliver to the Administrative Agent a certificate executed by a Responsible Officer of the Borrower Representative containing a reasonably detailed calculation of the AVM Lower-Tier Confidence Score Percentage at such time (such certificate, an “AVM Lower-Tier Confidence Score Calculation Certificate”). If the AVM Lower-Tier Confidence Score Percentage at such time is greater than 10%, the Borrower Representative shall, together with delivery of such AVM Lower-Tier Confidence Score Calculation Certificate, (x) deliver BPO Reports with respect to a sufficient number of Investment Properties such that, after giving effect to such delivery, the AVM Lower-Tier Confidence Score Percentage is less than or equal to 10%, (y) deliver to the Administrative Agent a certificate executed by a Responsible Officer of the Borrower Representative certifying to the Administrative Agent and the Lenders that, immediately after giving effect to the delivery of such BPO Reports in accordance with the immediately preceding clause (x), the AVM Lower-Tier Confidence Score Percentage at such time does not exceed 10% (which certificate shall also contain a reasonably detailed calculation of such AVM Lower-Tier Confidence Score Percentage) and (z) deliver to the Administrative Agent an Availability Certificate setting forth the calculation of Availability (giving effect to the removal of such Investment Properties from the Borrowing Base Amount), together with the information contemplated in clauses (i) through (ix) of Section 6.02(h). If, after giving effect to any such removal of Investment Properties from the calculation of the Borrowing Base Amount, Availability is less than $0, the Borrowers shall immediately prepay Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount necessary to cause Availability to be greater than or equal to $0 in the manner specified in Section 2.04(b)(ii).
(c)    Removal of Investment Properties Included in the Borrowing Base Amount by Borrowers. The Borrowers may remove an Investment Property from the calculation of the Borrowing Base Amount (including, without limitation, in connection with a Disposition of such Investment Property) (each such transaction being referred to herein as a “Borrowing Base Release Transaction”) upon the completion of the following conditions precedent to the reasonable satisfaction of the Administrative Agent:
(i)    The Borrower Representative shall have delivered to the Administrative Agent and the Lenders written notice of the desire of the Borrowers to consummate such Borrowing Base Release Transaction on or prior to the date that is three (3) Business Days (or such shorter period of time as agreed to by the Administrative Agent in writing) prior to the date on which such Borrowing Base Release Transaction is to be effected;

(ii)    On or before the date that is three (3) Business Days (or such shorter period of time as agreed to by the Administrative Agent in writing) prior to the date of the proposed Borrowing Base Release Transaction, the Borrower Representative shall have submitted to the Administrative Agent (for delivery to the Lenders):
(A)    an Availability Certificate giving pro forma effect to the proposed Borrowing Base Release Transaction, together with the information contemplated in clauses (i) through (ix) of Section 6.02(h);
(B)    a certificate executed by a Responsible Officer of the Borrower Representative certifying to the Administrative Agent and the Lenders that (1) immediately before and after giving effect to such Borrowing Base Release Transaction, no Default arising under Section 8.01 and no Event of Default has occurred and is continuing and (2) after giving effect to such Borrowing Base Release Transaction, (x) the Loan Parties are in compliance on a pro forma basis with all covenants contained in Section 7.11, (y) the total number of Investment Properties included in the calculation of the Borrowing Base Amount is not less than 1,500 and (z) the aggregate Investment Property Values of all Investment Properties included in the calculation of the Borrowing Base Amount is not less than $150,000,000; and
(C)    if such removal, taken together with all other removals of Investment Properties from the calculation of Borrowing Base Amount that have occurred during the fiscal quarter in which such removal is to occur (whether pursuant to Section 2.18(b) or this Section 2.18(c)), would result in a decrease in Total Asset Value of twenty-five percent (25%) or more (based on Total Asset Value as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or Section 6.01(b)), the Borrower Representative shall provide an updated Valuation Report for each Investment Property that would remain in the calculation of Borrowing Base Amount after giving effect to such removal and for which no Valuation Report has been received by the Administrative Agent within the six month period ending on the date of the proposed Borrowing Base Release Transaction, each such Valuation Report dated as of a date no earlier than forty-five (45) days prior to the date of such delivery (or as of such earlier date as the Administrative Agent shall have agreed in writing).
(iii)    If, after giving effect to the proposed Borrowing Base Release Transaction, Availability is less than $0, the Borrowers shall have, simultaneously with or prior to the consummation of such release, prepaid Loans and L/C Borrowings and/or Cash Collateralized the L/C Obligations (other than the L/C Borrowings) in an aggregate amount necessary to cause Availability to be greater than or equal to $0 in the manner specified in Section 2.04(b)(ii).

ARTICLE III.    TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)    Tax Indemnifications. (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.
(ii)    Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)    Evidence of Payments. Upon request by the Borrower Representative or the Administrative Agent, as the case may be, after any payment of Taxes by a Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower Representative shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower Representative, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower Representative or the Administrative Agent, as the case may be.

(e)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)    executed copies of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BENE (or W-8BEN, as applicable); or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BENE (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F‑4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Representative or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Restatement Effective Date.
(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to any Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower Representative through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
3.03    Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (a)  the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) (i) above, “Impacted Loans”), or (b) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower Representative and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) (i) of this section, the Administrative Agent, in consultation with the Borrower Representative and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this section, (2) the Administrative Agent or the affected Lenders notify the Administrative Agent and the Borrower Representative that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower Representative written notice thereof.
3.04    Increased Costs; Reserves on Eurodollar Rate Loans.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower Representative shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Reserves on Eurodollar Rate Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower Representative shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

(f)    Notwithstanding the foregoing, a Lender will not be entitled to demand, and the Borrowers will not be obligated to pay, any amount under this Section 3.04 to the extent that such demand is applied to the Loan Parties in a discriminatory manner.
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower Representative; or
(c)    any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower Representative pursuant to Section 11.13;
including any loss or expense arising from the liquidation of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained, but excluding lost profit or consequential damages. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrowers through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrowers to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower Representative such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 11.13.
3.07    Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Facilities, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV.    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01    Conditions to Effectiveness. This Agreement shall become effective on and as of the first date (the “Restatement Effective Date”) on which all of the following conditions precedent shall have been satisfied (or waived in accordance with Section 11.01):
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or e-mails (in a .pdf format) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Restatement Effective Date (or, in the case of certificates of governmental officials, a recent date before the Restatement Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:
(i)    executed counterparts of this Agreement;
(ii)    (A) a Revolving Credit Note executed by the Borrowers in favor of each Revolving Credit Lender requesting a Revolving Credit Note and (B) a Term Note executed by the Borrowers in favor of each Term Lender requesting a Term Note;
(iii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in (A) its jurisdiction of organization and (B) each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

(v)    a favorable opinion of Hunton & Williams LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
(vi)    a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals of Governmental Authorities required in connection with the execution and delivery by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(vii)    a certificate signed by a Responsible Officer of each Borrower certifying that (A) the conditions specified in this Section 4.01 have been satisfied (other than those conditions contingent upon the satisfaction of the Administrative Agent and/or the Lenders with respect to certain items received by them under this Section 4.01), (B) that there has been no event or circumstance since December 31, 2014 that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) no action, suit, investigation or proceeding is pending or, to the knowledge of any Responsible Officer of any Loan Party, threatened in any court or before any arbitrator or Governmental Authority that (1) relates to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (2) would reasonably be expected to have a Material Adverse Effect, (D) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Restatement Effective Date, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, (y) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (z) for purposes of this Section 4.01(a)(vii), the representation and warranty contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsection (a) or (b), respectively, of Section 6.01, and (E) no Default exists.
(viii)    a Solvency Certificate from the Parent certifying that, after giving effect to the transactions to occur on the Restatement Effective Date (including, without limitation, all Credit Extensions to occur on the Restatement Effective Date), each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent;
(ix)    a duly completed Compliance Certificate, giving pro forma effect to the transactions to occur on the Restatement Effective Date (including, without limitation, all Credit Extensions to occur on the Restatement Effective Date);
(x)    a duly completed Availability Certificate, giving pro forma effect to the transactions to occur on the Restatement Effective Date (including, without limitation, all Credit Extensions to occur on the Restatement Effective Date);
(xi)    the Affirmation of Pledge Agreement, duly executed by each Loan Party party thereto, together with:

(A)    certificates or instruments representing the Certificated Securities (as defined in the Pledge Agreement) not previously delivered to the Administrative Agent, accompanied by all endorsements and/or powers required by the Pledge Agreement,
(B)    evidence of any filings concurrently with the making of the Loans on the Restatement Effective Date under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Pledge Agreement, covering the Collateral described in the Pledge Agreement,
(C)    certified copies of UCC, tax and judgment lien searches, or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents (together with copies of such financing statements and documents) that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that the Administrative Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Liens permitted to exist pursuant to the terms hereof);
(D)    evidence of the taking concurrently with the making of the Loans on the Restatement Effective Date of all other actions, recordings and filings of or with respect to the Pledge Agreement that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereby,
(E)    evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Pledge Agreement have been taken (including receipt of duly executed payoff letters and UCC-3 terminations, if any); and
(F)    a Perfection Certificate, duly executed by each of the Loan Parties party to the Pledge Agreement;
(xii)    such other assurances, certificates, documents or consents as the Administrative Agent, the L/C Issuer, the Arrangers, the Bookrunner or the Required Lenders reasonably may require.
(b)    Any fees required hereunder or as shall have been separately agreed upon in writing to be paid on or before the Restatement Effective Date shall have been paid.
(c)    Completion of all due diligence with respect to the Borrowers, Guarantors and Investment Properties in scope and determination satisfactory to the Administrative Agent, the Arrangers, the Bookrunner and the Lenders in their sole discretion (including, without limitation, receipt by the Administrative Agent and each Lender of all documentation and other information concerning each Borrower and Guarantor that the Administrative Agent or such Lender requested prior to the Restatement Effective Date in order to comply with its obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act).
(d)    Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced (which invoice may be in summary form) prior to or on the Restatement Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).
(e)    The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects as of the Restatement Effective Date, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, (y) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification.
(f)    No Default shall exist, or would result from the making of any Credit Extension on the Restatement Effective Date or from the application of the proceeds thereof.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Restatement Effective Date specifying its objection thereto.
4.02    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:
(a)    The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (iii) for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsection (a) or (b), respectively, of Section 6.01.
(b)    No Default shall exist, or would result from, such proposed Credit Extension or from the application of the proceeds thereof.
(c)    The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)    After giving effect to the proposed Credit Extension, Availability shall be greater than or equal to $0.

(e)    The Administrative Agent shall have received an Availability Certificate, together with a calculation (certified by a Responsible Officer of the Parent) of (i) the aggregate amount contributed to the Borrowing Base Amount at such time from all Eligible Investment Properties located in each individual county as a percentage of the total Borrowing Base Amount at such time, (ii) the aggregate amount contributed to the Borrowing Base Amount from Eligible Investment Properties that are not single family detached houses as a percentage of the total Borrowing Base Amount at such time, (iii) the aggregate amount contributed to the Borrowing Base Amount at such time from all Eligible Transitional Investment Properties as a percentage of the total Borrowing Base Amount at such time, (iv) the aggregate amount contributed to the Borrowing Base Amount at such time from all Short Term Leased Investment Properties as a percentage of the total Borrowing Base Amount at such time, (v) the number of Investment Properties included in the calculation of the Borrowing Base Amount at such time, and the aggregate Investment Property Value of all such Investment Properties, (vi) the aggregate amount of Improvement Costs incurred by the Loan Parties for all Investment Properties that are Eligible Investment Properties at such time as a percentage of the aggregate Purchase Prices for all such Eligible Investment Properties at such time, (vii) the aggregate amount contributed to the Borrowing Base Amount at such time from all Investment Properties that are not ARP Managed Investment Properties as a percentage of the total Borrowing Base Amount at such time, (viii) the aggregate amount contributed to the Borrowing Base Amount at such time from all Investment Properties that are Legacy Managed Investment Properties as a percentage of the total Borrowing Base Amount at such time and (ix) the aggregate amount contributed to the Borrowing Base Amount at such time from all Investment Properties that are NNN Leased Investment Properties (other than NNN Leased Investment Properties included in the Mack Portfolio) leased to any one lessee or affiliated group of lessees (whether pursuant to one or more than one NNN Lease Agreement) as a percentage of the total Borrowing Base Amount at such time.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower Representative shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and (d) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.    REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:
5.01    Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate or other organizational power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) violate, result in the creation of any Lien under, or require any payment to be made under (i) any Material Contract to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (other than any filings or reports required under the federal securities laws or except as would not have an adverse effect on any Lender or any L/C Issuer in any material respect) is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or (b) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents.
5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.
5.05    Financial Statements; No Material Adverse Effect.
(a)    The Historical Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Consolidated Group as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period, except as expressly noted therein, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Consolidated Group as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b)    The unaudited consolidated balance sheet of the Consolidated Group dated September 30, 2015, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Consolidated Group as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)    Since the date of the Historical Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
(d)    The consolidated forecasted balance sheet and statements of income and cash flows of the Consolidated Group delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Parent’s best estimate of its future financial condition and performance.
5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Responsible Officer of any Loan Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.
5.07    No Default. Neither any Loan Party nor any Subsidiary is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08    Ownership of Property. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.09    Environmental Compliance. To the knowledge of the Responsible Officers of the Loan Parties:
(a)    Except as would not reasonably be expected to have a Material Adverse Effect, (i) none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

(b)    Except as would not reasonably be expected to have a Material Adverse Effect, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.
5.10    Insurance. The properties of the Parent and its Subsidiaries are insured with one or more Third Party Insurance Companies and/or pursuant Permitted Self-Insurance, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Parent or the applicable Subsidiary operates.
5.11    Taxes. The Parent and each of its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Parent or any Subsidiary thereof that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.
5.12    ERISA Compliance.
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of each Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)    There are no pending or, to the best knowledge of each Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c)    (i) No ERISA Event has occurred, and neither any Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither any Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)    Neither any Borrower or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (i) on the Restatement Effective Date, those listed on Schedule 5.12(d) hereto and (ii) thereafter, Pension Plans not otherwise prohibited by this Agreement.
5.13    Subsidiaries; Equity Interests. As of the Restatement Effective Date, no Loan Party has any Subsidiaries other than as specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries owned by a Loan Party or a Subsidiary thereof have been validly issued, are fully paid and nonassessable and are owned by a Loan Party or a Subsidiary thereof as of the Restatement Effective Date in the amounts specified on Part (a) of Schedule 5.13. All of the outstanding Equity Interests in each Loan Party have been validly issued and, if applicable, are fully paid and nonassessable. Set forth on Part (b) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Restatement Effective Date (as to each Loan Party) the jurisdiction of its incorporation and the address of its principal place of business. As of the Restatement Effective Date, the copy of each Organization Document of each Loan Party provided to the Administrative Agent on the Restatement Effective Date is a true and correct copy of each such Organization Document and is valid and in full force and effect.

5.14    Margin Regulations; Investment Company Act.
(a)    Such Loan Party is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of such Loan Party only or of the Loan Parties and their Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between such Loan Party and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.
(b)    None of the Parent, any Person Controlling the Parent, or any Subsidiary of the Parent is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15    Disclosure. Each Loan Party has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
5.16    Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
5.17    Taxpayer Identification Number. With respect to each Loan Party in existence on the Restatement Effective Date, the true and correct U.S. taxpayer identification number (or the equivalent thereof, in the case of a Loan Party that is not organized under the laws of the United States, any State thereof or the District of Columbia) of such Loan Party is set forth on Schedule 11.02. With respect to each Person that becomes a Loan Party after the Restatement Effective Date, the true and correct U.S. taxpayer identification number (or the equivalent thereof, in the case of a Loan Party that is not organized under the laws of the United States, any State thereof or the District of Columbia) of such Loan Party is set forth in the information provided to the Administrative Agent with respect to such Subsidiary pursuant to Section 6.12(b).
5.18    Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have a Material Adverse Effect, the Parent and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Responsible Officer of any Loan Party, threatened, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
5.19    OFAC. Neither the Parent, nor any of its Subsidiaries, nor, to the knowledge of any Responsible Officer of the Parent and its Subsidiaries, any director, officer, employee, agent, Affiliate or authorized representative thereof, is an individual or entity that is, or is controlled by any individual or entity that is (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority to which the Parent or any of its Subsidiaries is subject or (c) located, organized or resident in a Designated Jurisdiction.
5.20    Anti-Corruption Laws; Anti-Money Laundering Laws. (a) The Parent and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions in each case to the extent applicable to it, and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.
(b)    Neither the Parent nor any of its Subsidiaries, nor, to the knowledge of any Responsible Officer of the Parent and its Subsidiaries, any director, officer, employee, agent, Affiliate or authorized representative thereof (i) has violated or is in violation of any applicable anti-money laundering law or (ii) has engaged or currently engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering.
5.21    Solvency. Each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent.
5.22    Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
5.23    Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Parent or any of its Subsidiaries as of the Restatement Effective Date and neither the Parent nor any of its Subsidiaries has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.
5.24    Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Restatement Effective Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.
5.25    REIT Status; Stock Exchange Listing.
(a)    The Parent is organized and operates in conformity with the requirements for qualification and taxation as a REIT.
(b)    At least one class of common Equity Interests of the Parent is listed on the New York Stock Exchange or The NASDAQ Stock Market.
5.26    Subsidiary Guarantors. On the Restatement Effective Date, each Subsidiary of the Operating Partnership (other than (x) American Residential Leasing and (y) Excluded Subsidiaries listed on Schedule I) is a Subsidiary Guarantor.

ARTICLE VI.    AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than unasserted contingent obligations) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Loan Party shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, 6.11, 6.12, and 6.15) cause each Subsidiary thereof to:
6.01    Financial Statements. Deliver to the Administrative Agent (for delivery to the Lenders):
(a)    as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent (or, if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal year ending December 31, 2015), a consolidated balance sheet of the Consolidated Group as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or another firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except for qualifications pertaining to the Latest Existing Maturity Date occurring within twelve months of such audit); and
(b)    as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent (or, if earlier, 5 days after the date required to be filed with the SEC) (commencing with the fiscal quarter ending September 30, 2015), a consolidated balance sheet of the Consolidated Group as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Parent’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Group in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and
(c)    as soon as available, but in any event at least 30 days after the end of each fiscal year of the Parent, forecasts prepared by management of the Parent, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Consolidated Group on a monthly basis for the immediately following fiscal year (including the fiscal year in which the Latest Existing Maturity Date occurs); and
(d)    as soon as available, and no later than thirty (30) days after the last day of each month, a rent roll schedule in form and detail reasonably satisfactory to the Administrative Agent that includes a separate reference to each Leased Investment Property, each Eligible Unleased Investment Property and each NNN Leased Investment Property included in the calculation of the Borrowing Base Amount at such time, which rent roll schedule shall be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower Representative as being true and correct in all material respects.
Financial statements from time to time furnished pursuant to this Section 6.01(a) or (b) shall in form be consistent, subject to Section 1.03, with the Historical Financial Statements. As to any information contained in materials furnished pursuant to Section 6.02(d), the Loan Parties shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Loan Parties to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.
6.02    Certificates; Other Information. Deliver to the Administrative Agent (for delivery to the Lenders), in form and detail reasonably satisfactory (other than for the items referred to in clause (d) below, which items shall be delivered in the form filed with the SEC) to the Administrative Agent:
(a)    intentionally omitted;
(b)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ending December 31, 2015), (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Parent (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) and (ii) a Perfection Certificate Supplement as of the date of such financial statements;
(c)    intentionally omitted;
(d)    promptly after the same are available, furnish or make available copies of all current reports on Form 8-K, quarterly reports on Form 10-Q, annual reports on Form 10-K (or similar corresponding reports) and registration statements or statements which the Parent or any Subsidiary may be required to file with the SEC (excluding (i) registration statements filed pursuant to employee stock option or benefit plans and (ii) statements of beneficial ownership);
(e)    intentionally omitted;
(f)    promptly following the request of any Lender, furnish copies of title search reports with respect to Investment Properties that were first included in the Borrowing Base Amount during the preceding fiscal quarter, which searches reflect ownership of the such Investment Properties by the applicable Borrowing Base Loan Party(ies);
(g)    promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that would reasonably be expected to have a Material Adverse Effect;
(h)    concurrently with the delivery of the rent roll schedule referred to in Section 6.01(d), or more frequently if requested by the Administrative Agent upon the occurrence and during the continuance of an Event of Default, an Availability Certificate, together with a calculation (certified by a Responsible Officer of the Parent) of (i) the aggregate amount contributed to the Borrowing Base Amount at such time from all Eligible Investment Properties located in each individual county as a percentage of the total Borrowing Base Amount at such time, (ii) the aggregate amount contributed to the Borrowing Base Amount from Eligible Investment Properties that are not single family detached houses as a percentage of the total Borrowing Base Amount at such time, (iii) the aggregate amount contributed to the Borrowing Base Amount at such time from all Eligible Transitional Investment Properties and Eligible Unleased Investment Properties as a percentage of the total Borrowing Base Amount at such time, (iv) the aggregate amount contributed to the Borrowing Base Amount at such time from all Short-Term Leased

Investment Properties that are subject to leases described in clause (ii) of the definition of Short-Term Lease as a percentage of the total Borrowing Base Amount at such time (v) the aggregate amount contributed to the Borrowing Base Amount at such time from all Short-Term Leased Investment Properties as a percentage of the total Borrowing Base Amount at such time, (vi) the number of Investment Properties included in the calculation of the Borrowing Base Amount at such time, and the aggregate Investment Property Value of all such Investment Properties, (vii) the aggregate amount of Improvement Costs incurred by the Loan Parties for all Investment Properties that are Eligible Investment Properties at such time as a percentage of the aggregate Purchase Prices for all such Eligible Investment Properties at such time, (viii) the aggregate amount contributed to the Borrowing Base Amount at such time from all Investment Properties that are not ARP Managed Investment Properties as a percentage of the total Borrowing Base Amount at such time, (ix) the aggregate amount contributed to the Borrowing Base Amount at such time from all Investment Properties that are Legacy Managed Investment Properties as a percentage of the total Borrowing Base Amount at such time and (x) the aggregate amount contributed to the Borrowing Base Amount at such time from all Investment Properties (other than Investment Properties included in the Mack Portfolio) that are NNN Leased Investment Properties that are leased to any one lessee or affiliated group of lessees (whether pursuant to one or more than one NNN Lease Agreement) as a percentage of the total Borrowing Base Amount at such time;
(i)    concurrently with the delivery of:
(i)    the financial statements referred to in Section 6.01(b), Valuation Reports, each dated as of a date no earlier than forty-five (45) days prior to the date of such delivery (or as of such earlier date that is no more than sixty (60) days prior to such date of delivery as the Administrative Agent shall have agreed in writing) (each, an “Updated Valuation Report”), with respect to Investment Properties that account for approximately twenty-five percent (25%) of the Borrowing Base Amount as of the date of such financial statements and for which Valuation Reports dated less than one year prior to the date of such Updated Valuation Reports have not previously been furnished to the Administrative Agent pursuant to any provision of this Agreement, together with a certificate executed by a Responsible Officer of the Borrower Representative certifying to the Administrative Agent and the Lenders that the AVM Lower-Tier Confidence Score Percentage as of the date of such financial statements did not exceed 10% (which certificate shall also contain a reasonably detailed calculation of such AVM Lower-Tier Confidence Score Percentage); and
(ii)    the financial statements referred to in Section 6.01(a), a Valuation Report, dated as of a date no earlier than forty-five (45) days prior to the date of such delivery (or as of such earlier date that is no more than sixty (60) days prior to such date of delivery as the Administrative Agent shall have agreed in writing) with respect to each Investment Property for which an Updated Valuation Report has not been received pursuant to Section 6.02(i)(i) during the period of three fiscal quarters ended as of the date of such financial statements, together with a certificate executed by a Responsible Officer of the Borrower Representative certifying to the Administrative

Agent and the Lenders that the AVM Lower-Tier Confidence Score Percentage as of the date of such financial statements did not exceed 10% (which certificate shall also contain a reasonably detailed calculation of such AVM Lower-Tier Confidence Score Percentage);
(j)    within three (3) months following the inclusion of an Investment Property (other than an Eligible Transitional Investment Property) in the Borrowing Base Amount, the Borrower Representative shall have delivered to the Administrative Agent a Valuation Report, dated as of a date no earlier than forty-five (45) days prior to the date of such delivery (or as of such earlier date that is no more than sixty (60) days prior to such date of delivery as the Administrative Agent shall have agreed in writing) with respect to such Investment Property;
(k)    as soon as available, but in any event within 30 days after the end of each fiscal year of the Parent, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify (including certificates of insurance evidencing all such insurance);
(l)    not less than ten Business Days’ prior written notice, or such lesser notice period agreed to by the Administrative Agent, of any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, (iii) in any Loan Party’s identity or organizational structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number (or equivalent thereof) or organizational identification number, if any, or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), which notice shall describe such change in reasonable detail and provide such other information in connection therewith as the Administrative Agent may reasonably request;
(m)    together with delivery of any notice pursuant to Section 6.02(k), copies of all Organization Documents of the Loan Parties which are affected by such change, in each case, reflecting the proposed changes described in such notice; and
(n)    promptly, such additional information regarding Investment Properties that are included in the calculation of Borrowing Base Amount, the business, financial or corporate affairs of the any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent, or any Lender through the Administrative Agent, may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address listed on Schedule 11.02 (which address may be updated from time to time by a written notice to the Administrative Agent); or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower Representative shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower Representative to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower Representative shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower Representative with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Each Loan Party hereby acknowledges that (a) the Administrative Agent and/or the Arrangers and/or the Bookrunner may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Parent or any Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Loan Party hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” each Loan Party shall be deemed to have authorized the Administrative Agent, the Arrangers, the Bookrunner, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Loan Parties or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent, the Arrangers and the Bookrunner shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
6.03    Notices. Promptly notify the Administrative Agent (for notification to the Lenders):
(a)    of the occurrence of any Default;
(b)    of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect;
(c)    of the occurrence of any ERISA Event; and
(d)    of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof, including any determination by the Parent or the Borrowers referred to in Section 2.09(b).

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower Representative setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04    Payment of Obligations. Pay and discharge all its obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets prior to the time when any penalty or fine shall be incurred with respect thereto; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; provided, however, that neither the Parent nor any Subsidiary shall be required to pay any such amount in clause (a)-(c) above if (i) the amount, applicability or validity thereof is contested in good faith and by proper proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien) and against which it is maintaining adequate reserves in accordance with GAAP.
6.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 except, in the case of a Subsidiary of the Parent that is not a Borrowing Base Loan Party, where the failure to preserve, renew and maintain such matters would not reasonably be expected to have a Material Adverse Effect and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
6.06    Maintenance of Properties. Maintain, preserve and protect, or cause to be maintained, preserved and protected, all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and casualty excepted.
6.07    Maintenance of Insurance.
(a)    Maintain (or, in the case of NNN Leased Investment Properties, cause to be maintained) with financially sound and reputable insurance companies that are not Affiliates of the Parent and that have a minimum of AM Best Rating A- VII or better (“Third Party Insurance Companies”), insurance under a standard fire and extended perils coverage form to include Named Storm and Earthquake as reasonably deemed necessary by the Administrative Agent with respect to its properties and business against loss or damage of the kinds customarily insured against, and in similar fashion as, Persons engaged in the same or similar business, of such types as are customarily carried under similar circumstances by such other Persons and covering not less than 100% of full replacement cost; provided, that the Loan Parties and their Subsidiaries may, with the prior written consent of the Administrative Agent, maintain such insurance under a plan by self-insurance, or a large deductible program, or a captive insurance arrangement (collectively, “Self-Insurance”) instead of with one or more Third Party Insurance Companies if (but only if): (i) Tangible Net Worth exceeds $250,000,000 at the time such Self-Insurance arrangement is entered into by any Loan Party or Subsidiary thereof and, subject to the immediately following proviso, at all times that such Self-Insurance is maintained, (ii) the Loan Parties' and their Subsidiaries’ “self-insurance” does not at any time exceed a limit of $1,000,000 per occurrence and (iii) commercial general liability Self-Insurance, if any, shall be no less restrictive than an ISO standard CG 00 01 policy form (any such Self-Insurance maintained by a Loan Party or Subsidiary satisfying the requirements of clauses (i) - (iii) being referred to herein as “Permitted Self-Insurance”); provided, further, that (i) if Tangible Net Worth becomes less than $250,000,000 (but greater than or equal to $200,000,000) on any date during the period in which any Loan Party maintains Self-Insurance, the Loan Parties shall, within ninety (90) days from such date, terminate such Self-Insurance and cause all such insurance to be provided by one or more Third Party Insurance Company until such time as Tangible Net Worth equals at least $250,000,000 and (ii) if Tangible Net Worth becomes less than $200,000,000 on any date during the period in which any Loan Party maintains Self-Insurance, the Loan Parties shall, within ten (10) days from such date (or such longer period as the Administrative Agent shall agree in writing), terminate such Self-Insurance and cause all such insurance to be provided by one or more Third Party Insurance Company until such time as Tangible Net Worth equals at least $250,000,000.
(b)    Cause all liability insurance maintained by a Loan Party with respect to an Eligible Investment Property to (i) provide for not less than 30 days’ (or 10 days in the case of termination for failure to pay premiums) prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance and (ii) name the Administrative Agent as additional insured on behalf of the Secured Parties (which additional insured status shall, in the case of Self-Insurance, be provided via endorsement no less restrictive than ISO endorsement CG 20 10 07 04).
(c)    Without limiting the foregoing, each Loan Party shall (i) maintain fully paid flood hazard insurance on all or any portion of an Eligible Investment Property that is located in a federally designated flood hazard zone, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 and as otherwise mandated under applicable law, (ii) upon request of the Administrative Agent, furnish to the Administrative Agent evidence of the renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the Administrative Agent prompt written notice of any redesignation of any Eligible Investment Property into or out of a federally designated flood hazard zone.
(d)    Each Loan Party shall indemnify, protect, defend and hold each Indemnitee harmless from and against claims (alleged or real), actions, damages, liabilities and expenses (including court costs and reasonable attorneys’ fees) arising out of, relating to or in any manner connected with such Loan Party’s or any of its Subsidiaries’ failure to maintain the policies of insurance required by this Agreement, which indemnity will cover, among other matters, any amount of exposure resulting from: (i) such Loan Party’s or Subsidiary’s election to maintain Self-Insurance for any coverage required by this Agreement, (ii) the deductible amount under any insurance coverage for which such Loan Party or Subsidiary is responsible under this Agreement, (iii) liability in excess of the amount of any insurance coverage for which such Loan Party or Subsidiary is responsible under this Agreement, or (iv) any other uninsured or underinsured liability for which such Loan Party or Subsidiary is responsible under this Agreement.
6.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
6.09    Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.
6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect (subject to the rights of tenants) any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided, that the Borrowers shall be permitted to have their respective representatives present during any such discussions with its independent public accountants), all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower Representative; provided, that so long as no Event of Default has occurred and is continuing, (x) no more than one (1) such visit and inspection by the Administrative Agent during any year shall be at the expense of the Borrowers and (y) any such visit and inspection by a Lender shall be at the sole expense of such Lender; provided, further, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.
6.11    Use of Proceeds. Use the proceeds of the Credit Extensions solely for general corporate purposes, including working capital, the payment of capital expenses, to finance Investment Properties, and to pay fees, costs and expenses incurred by any Loan Party in connection with preparing any Investment Property to be leased (including, without limitation, any fees, costs and expenses incurred in respect of repairs and improvements made to such Investment Property, in identifying one or more tenants to lease such Investment Property, and in activities of the type specified in clauses (i) through (iii) of the definition of “Transitional Investment Property” with respect to any Investment Property), in each case not in violation of any Law or of any Loan Document.
6.12    Additional Collateral; Additional Guarantors.
(a)    Additional Collateral. With respect to (i) any Equity Interests held by any Borrower or any Subsidiary Guarantor in any newly-formed or acquired Subsidiary (other than an Excluded Pledge Subsidiary) of the Operating Partnership that is acquired after the Restatement Effective Date and (ii) all Equity Interests of a Subsidiary of the Operating Partnership that ceases to be an Excluded Pledge Subsidiary after the Restatement Effective Date, promptly (and in any event within 45 days (or such longer period as the Administrative Agent shall agree in writing) after the acquisition thereof or the date on which such Subsidiary ceases to be an Excluded Pledge Subsidiary, as applicable) (A) execute and deliver to the Administrative Agent such amendments or supplements to the relevant Collateral Documents or such other documents as the Administrative Agent shall reasonably deem necessary or advisable to grant to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property or Equity Interests subject to no Liens other than Permitted Equity Encumbrances, and (B) take all actions necessary to cause such Lien to be duly perfected in accordance with all applicable Laws, including, without limitation, the delivery of the certificates, if any, representing any Equity Interests to be included in the Collateral (together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests) and the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. Each Loan Party shall otherwise take such actions and execute and/or deliver to the Administrative Agent such documents as the Administrative Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Collateral Documents on any such properties or Equity Interests.
Additional Guarantors. With respect to (x) any Person (other than American Residential Leasing) that is or becomes a Wholly Owned Subsidiary (other than an Excluded Subsidiary) of the Operating Partnership after the Restatement Effective Date, and/or (y) any Wholly Owned Subsidiary of the Operating Partnership that ceases to be an Excluded Subsidiary after the Restatement Effective Date (each Subsidiary referred to in the foregoing clause (x) or (y) being referred to as a “New Subsidiary”):
(i)    promptly after the date on which such Person becomes a Wholly Owned Subsidiary (other than an Excluded Subsidiary) or ceases to be an Excluded Subsidiary, as applicable (or such shorter period as the Administrative Agent shall agree in writing):
(A)    notify the Administrative Agent thereof in writing, which notice shall include the U.S. taxpayer identification for each such New Subsidiary; and
(B)    provide the Administrative Agent and each Lender with all documentation and other information concerning each such New Subsidiary that the Administrative Agent or such Lender requests in order to comply with its obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act;
(ii)    within 45 days (or such longer period as the Administrative Agent shall agree in writing) after the date on which such Person becomes a Wholly Owned Subsidiary (other than an Excluded Subsidiary) or ceases to be an Excluded Subsidiary, as applicable:

(A)    deliver to the Administrative Agent the items referenced in Section 4.01(a)(iii) and (iv) with respect to such New Subsidiary;
(B)    as and to the extent requested by the Administrative Agent, deliver to the Administrative Agent a favorable opinion of outside counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning such New Subsidiary and the Loan Documents as the Administrative Agent may reasonably request;
(C)    cause each such New Subsidiary to execute and deliver a joinder agreement to the Guaranty in form and substance reasonably satisfactory to the Administrative Agent;
(D)    (w) deliver to the Administrative Agent the certificates, if any, representing all of the Equity Interests of each such New Subsidiary owned by the Loan Parties, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, (x) cause each such New Subsidiary to execute a joinder agreement to the Pledge Agreement in form and substance reasonably satisfactory to the Administrative Agent, together with (1) certificates or instruments representing any Certificated Securities (as defined in the Pledge Agreement) owned by each such New Subsidiary accompanied by all endorsements and/or powers required by the Pledge Agreement, (2) evidence that all proper financing statements have been or contemporaneously therewith will be duly filed under the Uniform Commercial Code of all jurisdictions that the Administrative Agent reasonably may deem necessary or desirable in order to perfect the Liens created under the Pledge Agreement covering the Collateral of each such New Subsidiary and (3) completed requests for information listing all effective financing statements filed in the jurisdictions referred to in the immediately preceding clause (2) above that name any such New Subsidiary as debtor, together with copies of such financing statements, (y) deliver to the Administrative Agent a certificate executed by a Responsible Officer of each such New Subsidiary attaching copies of the Organizational Documents of each such New Subsidiary, which Organizational Documents shall in the reasonable opinion of the Administrative Agent, permit the Administrative Agent to foreclose, upon the occurrence and during the continuance of an Event of Default, on the Liens created under the Pledge Agreement covering the Collateral of each such New Subsidiary and (z) deliver to the Administrative Agent a completed Perfection Certificate Supplement with respect to each such New Subsidiary.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, in the event that the results of any such “know your customer” or similar investigation conducted by the Administrative Agent with respect to any New Subsidiary are not satisfactory in all respects to the Administrative Agent, such New Subsidiary shall not be permitted to become a Guarantor, and for the avoidance of doubt no Investment Property owned by such New Subsidiary shall be included as an Eligible Investment Property without the prior written consent of the Administrative Agent.

6.13    Compliance with Environmental Laws. Except where the failure would not have a Material Adverse Effect, (a) comply with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and (c) conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Parent nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
6.14    Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents and (ii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.
6.15    Maintenance of REIT Status; New York Stock Exchange or NASDAQ Listing.
(a)    The Parent will at all times continue to qualify for taxation as a REIT.
(b)    The Parent will at all times cause at least one class of its common Equity Interests to be listed on the New York Stock Exchange or The NASDAQ Stock Market.
6.16    Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it and use commercially reasonable efforts to enforce each such Material Contract in accordance with its terms, except in each case where the failure would not reasonably be expected to have a Material Adverse Effect.
6.17    Minimum Amount and Value of Eligible Investment Properties. Cause (a) the total number of Investment Properties included in the calculation of the Borrowing Base Amount to be not less than 1,500 and (b) the aggregate Investment Property Values of all Investment Properties included in the calculation of the Borrowing Base Amount to be not less than $150,000,000.
6.18    Collateral. Take or cause to be taken all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral.
ARTICLE VII.    NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than unasserted contingent obligations) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly:
7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens pursuant to any Loan Document;
(b)    Liens existing on Restatement Effective Date and listed on Schedule 7.01;
(c)    Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
(e)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(g)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property, which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(h)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(i)    Liens securing Indebtedness permitted under Section 7.03(c); provided, that (i) such Liens do not at any time encumber any Eligible Investment Property or any Equity Interests of the Direct Owner or any Indirect Owner of an Eligible Investment Property (or, in each case, any income therefrom or proceeds thereof), (ii) such Liens do not encumber any property other than the property financed by such Indebtedness and any assets, rights or interests related thereto and (iii) the Indebtedness secured thereby does not exceed the cost or fair market value of the property encumbered thereby, whichever is lower;

(j)    the rights of tenants under leases and subleases entered into in the ordinary course of business; provided, that (i) such leases and subleases contain market terms and conditions (excluding rent) and (ii) such Liens do not secure any Indebtedness;
(k)    Liens not otherwise permitted under this Section 7.01 encumbering any Investment Property; provided that (i) in the case of any individual Investment Property, the aggregate outstanding amount of all obligations secured by such Liens does not exceed $5,000 at any time and any such Lien is terminated and discharged in full, or fully bonded over, within ninety (90) days after the date such Lien arises and (ii) the aggregate outstanding amount of all obligations secured by all such Liens encumbering Investment Properties does not exceed $300,000 at any time;
(l)    Liens on assets of any Subsidiary of the Operating Partnership that is not a Loan Party securing Indebtedness of such Subsidiary permitted to exist under Section 7.03(f);
(m)    Liens securing Indebtedness permitted under Section 7.03(h); provided, that such Liens do not encumber any property other than the property financed by such Indebtedness;
(n)    Liens on insurance policies and the proceeds thereof securing the financing of the insurance premiums with respect thereto;
(o)    Liens consisting of an agreement to Dispose of any property in a disposition permitted hereunder, in each case, solely to the extent such Lien relates solely to the property to be disposed and such Disposition would have been permitted on the date of the creation of such Lien;
(p)    Liens that are contractual rights of setoff relating to the establishment of depositary relations with banks not given in connection with the issuance or incurrence of Indebtedness;
(q)    Liens in favor of collecting banks arising under Section 4-210 of the UCC or, with respect to collecting banks located in the State of New York, under Section 4-208 of the UCC; and
(r)    other Liens securing Indebtedness and other obligations not to exceed $250,000 in the aggregate at any time outstanding.
7.02    Investments. Make any Investments, except:
(a)    Investments held by the Parent and its Subsidiaries in the form of cash or Cash Equivalents;
(b)    Investments by (i) any Loan Party or Subsidiary thereof in any Loan Party (other than the Parent or American Residential GP) or (ii) any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party;

(c)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(d)    Investments in any Investment Property made by a Borrower or a Subsidiary Guarantor;
(e)    the purchase or other acquisition of all of the Equity Interests of any Person that owns an Investment Property; provided that such Person becomes a Subsidiary Guarantor to the extent required under the provisions of Section 6.12(b);
(f)    Investments in Swap Contracts permitted under Section 7.03(b) entered into in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”;
(g)    (i) Investments by a Loan Party in another Person that is not a Loan Party and (ii) Investments consisting of (A) loans and advances made by the Operating Partnership or an Excluded Subsidiary in the ordinary course of business to any Person engaged in the business of purchasing and reselling real estate in order to finance such Person’s activities related to such real estate purchases and resales and (B) mortgage loans acquired by the Operating Partnership or an Excluded Subsidiary that were originated by one or more third parties to an owner-occupant of residential real estate; provided, that the aggregate outstanding amount of all Investments under this clause (g) shall not at any time exceed 10% of the Total Asset Value at such time; and
(h)     acquisitions of assets that are the subject of Dispositions permitted by Section 7.05(d) or (e), and transactions that constitute Investments and are permitted under Section 7.04;
provided, that notwithstanding the foregoing, in no event shall any Investment pursuant to clause (e) or (g) of this Section 7.02 be consummated if, immediately before or immediately after giving effect thereto, an Event of Default has occurred and is continuing or would result therefrom.
7.03    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Indebtedness under the Loan Documents;
(b)    obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments to the defaulting party on outstanding transactions;
(c)    Non-Recourse Indebtedness of the Parent and its Subsidiaries; provided, that:

(i)    after giving pro forma effect to the incurrence thereof, the Loan Parties are in compliance with the financial covenants contained in Section 7.11 (which compliance shall, in the case of the financial covenants contained in Sections 7.11(a) and 7.11(b), be tested as of the last day of the then most recently ended fiscal quarter of the Parent for which financial statements have been provided to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) and, in the case of the financial covenant contained in Section 7.11(c), shall be calculated as if such Non-Recourse Indebtedness was incurred on the first day of such fiscal quarter and any Indebtedness retired or repaid in connection therewith had been repaid or retired as of the first day of such fiscal quarter); and
(ii)    the aggregate outstanding amount of Non-Recourse Indebtedness, the proceeds of which are used directly or indirectly to fund Investments permitted under Section 7.02, shall not at any time exceed 80% of the aggregate outstanding amount of such Investments at such time.
(d)    Recourse Indebtedness of any of the Loan Parties or Subsidiaries thereof (other than intercompany loans and advances between or among the Parent and/or Subsidiaries); provided, that (i) the Loan Parties, after giving pro forma effect to the incurrence thereof, shall be in compliance with all of the financial covenants set forth in Section 7.11 (which compliance shall, in the case of the financial covenants contained in Sections 7.11(a) and 7.11(b), be tested as of the last day of the then most recently ended fiscal quarter of the Parent for which financial statements have been provided to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) and, in the case of the financial covenant contained in Section 7.11(c), shall be calculated as if such Recourse Indebtedness was incurred on the first day of such fiscal quarter and any Indebtedness retired or repaid in connection therewith had been repaid or retired as of the first day of such fiscal quarter), (ii) any such Recourse Indebtedness does not mature earlier than 180 days after the Latest Existing Maturity Date, (iii) there exists neither immediately prior to or after giving effect to the issuance of such Recourse Indebtedness any Default or Event of Default, (iv) any such Recourse Indebtedness shall not contain covenants or “Events of Default” (or other comparable term) taken as a whole materially more restrictive to the issuer of such Recourse Indebtedness or any guarantor thereof than those contained in this Agreement, except such that are reasonably satisfactory to the Administrative Agent and (v) such Recourse Indebtedness shall be unsecured; provided, that, except as permitted under Section 7.03(g), no Loan Party will be permitted to incur Recourse Indebtedness consisting of a guaranty of Non-Recourse Indebtedness of the Parent or any of its Subsidiaries;
(e)    intercompany loans and advances to the extent expressly permitted under Section 7.02(b); provided that all such intercompany Indebtedness owed by any Loan Party shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of any applicable promissory notes or an intercompany subordination agreement, in each case, in form and substance reasonably satisfactory to Administrative Agent;
(f)    Recourse Indebtedness of Wholly Owned Subsidiaries of the Operating Partnership that are not Loan Parties; provided, that (i) the Loan Parties, after giving pro forma effect to the incurrence thereof, shall be in compliance with all of the financial covenants set forth in Section 7.11 (which compliance shall, in the case of the financial covenants contained in Sections 7.11(a) and 7.11(b), be tested as of the last day of the then most recently ended fiscal quarter of the Parent for which financial statements have been provided to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) and, in the case of the financial covenant contained in Section 7.11(c), shall be calculated as if such Recourse Indebtedness was incurred on the first day of such fiscal quarter and any Indebtedness retired or repaid in connection therewith had been repaid or retired as of the first day of such fiscal quarter), (ii) any such Recourse Indebtedness does not mature earlier than 180 days after the Latest Existing Maturity Date and (iii) there exists neither immediately prior to or after giving effect to the issuance of such Recourse Indebtedness any Default or Event of Default;
(g)    unsecured Indebtedness of the Parent arising under (i) “springing recourse” guaranties of Indebtedness permitted to exist under Section 7.03(f), provided, that (x) there exists neither immediately prior to or after giving effect to the issuance of each such guaranty any Default or Event of Default and (y) the personal liability of the Parent under each such guaranty is limited to circumstances customarily included in “bad boy” guaranties of Indebtedness arising under financings of real estate, including voluntary bankruptcy or collusive involuntary bankruptcy of any direct or indirect Wholly Owned Subsidiary of the Operating Partnership that is the borrower of such Indebtedness or the direct parent of such borrower, malfeasance by the Parent in respect of such securitized financing, misapplication, misuse or misappropriation of funds and (ii) guaranties of Indebtedness permitted to exist under Section 7.03(f) to the extent such Indebtedness arises in connection with an obligation to repurchase, or cure a defect in, a transaction document delivered in connection with Indebtedness permitted to exist under Section 7.03(f);
(h)    Indebtedness with respect to (i) capital leases and purchase money Indebtedness incurred prior to or within ninety days after the acquisition, lease, completion of construction, repair or expansion of, replacement, improvement to or installation of the assets acquired in connection with the incurrence of such Indebtedness and (ii) any refinancing of such Indebtedness; provided that the aggregate outstanding principal amount of all Indebtedness incurred under this clause (h) shall not at any time exceed $5,000,000; and
(i)    Indebtedness consisting of the financing of insurance premiums.
7.04    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:
(a)    so long as no Default exists or would result therefrom, any Subsidiary of the Operating Partnership (other than American Residential Leasing) may merge or consolidate with (i) the Operating Partnership, provided that the Operating Partnership shall be the continuing or surviving Person or (ii) any one or more other Subsidiaries of the Operating Partnership (other than American Residential Leasing), provided that if any Subsidiary Guarantor is merging or consolidating with another Subsidiary of the Operating Partnership that is not a Subsidiary Guarantor, the Subsidiary Guarantor party to such merger or consolidation shall be the continuing or surviving Person;

(b)    so long as no Default exists or would result therefrom, any Subsidiary of American Residential Leasing may merge or consolidate with American Residential Leasing, provided that American Residential Leasing shall be the continuing or surviving Person;
(c)    so long as no Default exists or would result therefrom, any Subsidiary of the Operating Partnership may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Operating Partnership or another Subsidiary of the Operating Partnership; provided that (i) if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must be a Borrower or a Subsidiary Guarantor, (ii) if the property subject to such Disposition includes any Collateral, then, after giving effect to such Disposition, such property shall continue to constitute Collateral and (iii) if the transferor in such a transaction is American Residential Leasing, then the transferee must be the Operating Partnership;
(d)    so long as no Default exists or would result therefrom, Dispositions permitted by Section 7.05(d), or (f) shall be permitted under this Section 7.04;
(e)    Dispositions permitted by Section 7.05(e); and
(f)    any Subsidiary that is not a Significant Subsidiary and is not a Loan Party may liquidate, wind-up or dissolve itself pursuant to Debtor Relief Laws or otherwise.
7.05    Dispositions. Make any Disposition or enter into any agreement to make any Disposition, or, in the case of any Subsidiary of the Parent, issue, sell or otherwise Dispose of any of such Subsidiary’s Equity Interests to any Person, except:
(a)    Dispositions of obsolete or worn out equipment, whether now owned or hereafter acquired, in the ordinary course of business;
(b)    Dispositions (i) by any Subsidiary of the Operating Partnership to the Operating Partnership or another Subsidiary of the Operating Partnership, provided that (A) if the transferor in such transaction is a Subsidiary Guarantor, then the transferee must be a Borrower or a Subsidiary Guarantor, (B) if the property subject to such Disposition includes any Collateral, then, after giving effect to such Disposition, such property shall continue to constitute Collateral and (C) if the transferor in such transaction is American Residential Leasing, then the transferee must be the Operating Partnership, and (ii) by the Operating Partnership to American Residential Leasing or a Subsidiary Guarantor;
(c)    Dispositions permitted by Section 7.04(a) or (b);
(d)    the Disposition of an Investment Property constituting an Eligible Investment Property, but only to the extent that such Investment Property is removed from the calculation of the Borrowing Base Amount in accordance with Section 2.18(c) concurrently with such Disposition;
(e)    Dispositions of assets (other than Equity Interests of any Subsidiary of the Parent) not constituting an Eligible Investment Property;

(f)    the sale or other Disposition of all, but not less than all, of the issued and outstanding Equity Interests of any Subsidiary of the Operating Partnership (other than American Residential Leasing) that does not own (i) any Eligible Investment Property or (ii) Equity Interests, directly or indirectly, of any Borrowing Base Loan Party that owns any Eligible Investment Property; and
(g)    the issuance, sale or other Disposition of limited partnership interests of the Operating Partnership as consideration for the purchase by a Subsidiary of the Parent of an Investment Property, but solely to the extent that such issuance, sale or other Disposition does not result in a Change of Control.
7.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that the following shall be permitted:
(a)    each Subsidiary of the Operating Partnership may declare and/or make (and incur any obligation (contingent or otherwise) to declare and/or make) Restricted Payments pro rata to the holders of its Equity Interests;
(b)    the Parent and each Subsidiary thereof may declare and/or make (and incur any obligation (contingent or otherwise) to declare and/or make) dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
(c)    (i) the Parent and each Subsidiary thereof may purchase, redeem or otherwise acquire Equity Interests or warrants or options to obtain such Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its or its direct or indirect parent’s common stock or other common Equity Interests and (ii) the Parent and/or the Operating Partnership may purchase, redeem or otherwise acquire limited partnership interests of the Operating Partnership held by a limited partner thereof in exchange for Equity Interests of the Parent so long as, after giving effect to any such purchase, redemption or other acquisition, a Change of Control does not occur;
(d)    the Parent may purchase, redeem or otherwise acquire Equity Interests or warrants or options to obtain such Equity Interests issued by it in an aggregate amount not to exceed $50,000,000 in any calendar year so long as, (i) immediately before and after giving effect to any such purchase, redemption or acquisition, no Default has occurred and is continuing, (ii) after giving pro forma effect to any Indebtedness incurred to directly or indirectly finance any such purchase, redemption or acquisition, the Loan Parties are in compliance with the financial covenants contained in Section 7.11 (which compliance shall, in the case of the financial covenants contained in Sections 7.11(a) and 7.11(b), be tested as of the last day of the then most recently ended fiscal quarter of the Parent for which financial statements have been provided to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) and, in the case of the financial covenant contained in Section 7.11(c), shall be calculated as if such Indebtedness was incurred on the first day of such fiscal quarter), (iii) no more than $25,000,000 of proceeds of Credit Extensions may directly or indirectly be used in any calendar year to fund any such purchase, redemption or acquisition and (iv) any Equity Interests or warrants or options to obtain such Equity Interests that are purchased, redeemed or acquired directly or indirectly utilizing proceeds of a Credit Extension must be retired immediately upon such purchase, redemption or acquisition;
(e)    the Operating Partnership shall be permitted to declare and/or pay (and incur any obligation (contingent or otherwise) to declare and/or pay) pro rata dividends on its Equity Interests or make pro rata distributions with respect thereto, in an amount for any fiscal year of the Parent equal to the greater of (i) 95% of Funds From Operations for such fiscal year and (ii) such amount that will result in the Parent receiving the necessary amount of funds required to be distributed to its equityholders in order for the Parent to (x) maintain its status as a REIT for federal and state income tax purposes and (y) avoid the payment of federal or state income or excise tax; provided, however, (1) if an Event of Default shall have occurred and be continuing or would result therefrom, the Operating Partnership shall only be permitted to declare and/or pay (and incur any obligation (contingent or otherwise) to declare and/or pay) pro rata dividends on its Equity Interests or make pro rata distributions with respect thereto in an amount that will result in the Parent receiving the minimum amount of funds required to be distributed to its equityholders in order for the Parent to maintain its status as a REIT for federal and state income tax purposes and (2) notwithstanding clause (1) of this proviso, no Restricted Payments shall be permitted under this clause (d) following an acceleration of the Obligations pursuant to Section 8.02 or following the occurrence of an Event of Default under Section 8.01(f) or (g); and
(f)    the Parent and American Residential GP shall be permitted to declare and/or make (and incur any obligation (contingent or otherwise) to declare and/or make) Restricted Payments with any amounts received by them from the Operating Partnership pursuant to Section 7.06(e).
7.07    Change in Nature of Business; Change in Jurisdiction of Organization or Formation
(a)    Engage in any line of business other than (i) the acquisition, ownership, leasing (as lessor), rehabilitation and sale of Investment Properties, (ii) making loans to Persons engaged in the business of purchasing and reselling real estate to finance such Persons’ activities related to such real estate purchases and resales, (iii) acquiring mortgage loans that were originated by one or more third parties to owner-occupants of residential real estate and (iv) such other businesses reasonably related or complementary thereto or in furtherance thereof.
(b)    Change the jurisdiction of organization of the Parent, American Residential GP, the Operating Partnership or American Residential Leasing to any jurisdiction other than the State of Delaware, any other State within the United States of America or the District of Columbia.

7.08    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Parent, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Parent or a Subsidiary thereof as would be obtainable by the Parent or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (i) transactions between or among the Loan Parties, (ii) transactions between or among Subsidiaries that are not Loan Parties, (iii) Investments and Restricted Payments expressly permitted hereunder and (iv) transactions with any Loan Party or any Subsidiary that is not a Loan Party in connection with any Dispositions permitted under Section 7.05(d) or (e) or any Indebtedness permitted under Section 7.03(f) or (g).
7.09    Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (i) any Subsidiary to make Restricted Payments to any Loan Party or to otherwise transfer property to any Loan Party, provided, however, that this clause (i) shall not prohibit any limitation on Restricted Payments or transfers of property by a Subsidiary of the Operating Partnership that is not a Loan Party in favor of any holder of Indebtedness permitted under Section 7.03(c) or (f), (ii) the Parent or any Subsidiary thereof (other than an Excluded Subsidiary) to Guarantee the Obligations or (iii) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations, provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(c) or (f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness (but in no event shall any such negative pledge relate to (x) any Collateral, (y) any Eligible Investment Property or (z) any Loan Party that owns, directly or indirectly, all or any portion of any Eligible Investment Property (or any direct or indirect parent of such Loan Party)).
7.10    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.11    Financial Covenants.
(a)    Maximum Leverage Ratio. Permit Total Indebtedness to exceed 65% of the Total Asset Value as of the last day of each fiscal quarter of the Parent.
(b)    Minimum Tangible Net Worth. Permit Tangible Net Worth, as of the last day of each fiscal quarter of the Parent, to be less than the sum of (i) $468,866,250 and (ii) 75% of the Net Cash Proceeds received by the Parent after the last day of the fiscal quarter most recently ended prior to the Restatement Effective Date from issuances and sales of Equity Interests of the Parent (other than Net Cash Proceeds received (x) from Subsidiaries of the Parent or (y) within ninety (90) days before or after the redemption, retirement or repurchase of Equity Interests in the Parent up to the amount paid by the Parent in connection with such redemption, retirement or repurchase, in each case where, for the avoidance of doubt, the net effect is that the Parent shall not have increased its net worth as a result of any such proceeds).

(c)    Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio to be less than 1.65 to 1.00 as of the last day of any fiscal quarter of the Parent.
(d)    Minimum Liquidity. Permit Unrestricted Cash to be less than $10,000,000 at any time.
7.12    Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP or (b) fiscal year.
7.13    Amendment, Waivers and Terminations of Certain Agreements Directly or indirectly, consent to, approve, authorize or otherwise suffer or permit any amendment, change, cancellation, termination or waiver in any respect of (i) the terms of any Organization Document of any Loan Party or any Subsidiary thereof, other than amendments, changes and modifications that are not adverse in any material respect to the Parent, any of the other Loan Parties, any Subsidiary thereof, the Administrative Agent, the L/C Issuer or the Lenders or (ii) the terms of any Contractual Obligation of any Loan Party or any Subsidiary thereof, except as would not reasonably be expected to have a Material Adverse Effect.
7.14    Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness that is subordinated in right of payment to the Obligations unless (y) immediately before and after giving effect to any such purchase, redemption or acquisition, no Default has occurred and is continuing and (z) after giving pro forma effect thereto, the Loan Parties are in compliance with the financial covenants contained in Section 7.11 (which compliance shall, in the case of the financial covenants contained in Sections 7.11(a) and 7.11(b), be tested as of the last day of the then most recently ended fiscal quarter of the Parent for which financial statements have been provided to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) and, in the case of the financial covenant contained in Section 7.11(c), shall be calculated as if such Indebtedness was incurred on the first day of such fiscal quarter).
7.15    Anti-Money Laundering Laws; Sanctions. (a) Directly or indirectly, knowingly engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated in any law, regulation or other binding measure by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering (solely to the extent such Organisation has jurisdiction over the Parent or any Subsidiary and such law, regulation or other measure is applicable to, and binding on, the Parent or any Subsidiary) or violate these laws or any other applicable anti-money laundering law.
(b) Directly or indirectly, knowingly use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Bookrunner, Administrative Agent, L/C Issuer, or otherwise) of Sanctions.

7.16    Anti-Corruption Laws. Directly or indirectly use the proceeds of any Credit Extension for any purpose which would violate the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions (solely to the extent such law, regulation or other measure is applicable to, and binding on, the Parent or any Subsidiary).
7.17    Subsidiaries of Parent. Permit (a) the Parent to have any Subsidiaries that are directly owned by the Parent, other than the Operating Partnership and American Residential GP or (b) American Residential GP to own Equity Interests in any Person other than the Operating Partnership.
7.18    Minimum Investment Property Value. Permit the aggregate Investment Property Values of all Investment Properties, as measured in Total Cost Basis, to be less than seventy-five percent (75%) of the aggregate Investment Property Values of all Investment Properties as of the Restatement Effective Date for any period of ninety (90) or more consecutive days.
ARTICLE VIII.    EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default. Any of the following (each an “Event of Default”) shall constitute an Event of Default:
(a)    Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. Any Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of 6.01, 6.02, 6.03, 6.05, 6.07, 6.10, 6.11, 6.12, 6.15, 6.17, 6.18, Article VII or Article X, or any of the Loan Parties fails to perform or observe any term, covenant or agreement contained in the Guaranty; or
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or
(e)    Cross-Default.
(i)    (x) The Parent (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Recourse Indebtedness of the Parent or Guarantee of Recourse Indebtedness made by the Parent (other than Recourse Indebtedness hereunder and Recourse Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any of its Recourse Indebtedness or Guarantee of Recourse Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Recourse Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Recourse Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Recourse Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (y) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Parent is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Parent is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by Parent as a result thereof is greater than the Threshold Amount; provided, that subsection (x) of this Section 8.01(e)(i) shall not apply to any redemption, repurchase, conversion or settlement with respect to any Convertible Debt Security pursuant to its terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event that would otherwise constitute an Event of Default; or
(ii)    (x) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee of Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided, that subsection (x) of this Section 8.01(e)(ii) shall not apply to any redemption, repurchase, conversion or settlement with respect to any Convertible Debt Security pursuant to its terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event that would otherwise constitute an Event of Default or (y) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or
(f)    Insolvency Proceedings, Etc. Any Loan Party or any Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party or any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)    Judgments. There is entered against any Loan Party or any Significant Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)    Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(k)    Change of Control. There occurs any Change of Control; or
(l)    Collateral Documents. Any Collateral Document after delivery thereof shall for any reason cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01(a)) on the Collateral purported to be covered thereby; or
(m)    REIT Status. The Parent shall, for any reason, fail to maintain its status as a REIT, after taking into account any cure provisions set forth in the Code that are complied with by the Parent; or
(n)    Stock Exchange Listing. The Parent shall at any time fail to have at least one class of its common Equity Interests listed on the New York Stock Exchange or The NASDAQ Stock Market; or
(o)    Senior Management. Each of Stephen Schmitz and Laurie Hawkes shall no longer be a member of the senior management of the Parent having substantially the same duties and responsibilities as such person had on the Restatement Effective Date unless within a reasonable period of time not to exceed 120 days the Parent shall have obtained a successor to one or more of such persons, which successor has at least comparable background, experience and ability and is reasonably acceptable to the Required Lenders.
8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;
(c)    require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)    exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.16; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all

Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX.    ADMINISTRATIVE AGENT
9.01    Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower Representative, a Lender or the L/C Issuer.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower Representative. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower Representative, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders, in consultation with the Borrower Representative, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed in writing by the Required Lenders and the Borrower Representative) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower Representative and such Person remove such Person as Administrative Agent and, in consultation with the Borrower Representative, appoint a successor. If no such successor shall have been so appointed by the Required Lenders, in consultation with the Borrower Representative, and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed in writing by the Required Lenders and the Borrower Representative) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(d)    Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). Upon the appointment by the Borrower Representative of a successor L/C Issuer hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of any Arranger or the Bookrunner, nor any Co-Syndication Agent or Documentation Agent listed on the cover page hereof shall, in such capacity, have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents.
9.09    Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.08 and 11.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 thereof, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.01), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
9.10    Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09, the Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Facilities and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party or Affiliate thereof, (iii) that is granted by, or consists of Equity Interests in, a Subsidiary that becomes an Excluded Subsidiary or (iv) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders; and

(b)    to release any Subsidiary Guarantor from its obligations under the Guaranty if such Person (i) ceases to be a Subsidiary of American Residential Leasing or the Operating Partnership as a result of a transaction permitted hereunder or (ii) becomes an Excluded Subsidiary.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in any Collateral or to release any Subsidiary Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In such case as specified in this Section 9.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Subsidiary Guarantor from its obligations under the Guaranty in accordance with the terms of the Loan Documents and this Section 9.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
ARTICLE X.    CONTINUING GUARANTY
10.01    Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees, jointly and severally, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrowers to the Secured Parties, and whether arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations absent demonstrable error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty (other than payment in full of the Obligations in immediately available funds), and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
Anything contained in this Guaranty to the contrary notwithstanding, it is the intention of each Guarantor and the Secured Parties that the obligations of each Guarantor (other than the Parent) hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable provisions of any similar federal or state law. To that end, but only in the event and to the extent that after giving effect to Section 10.11, such Guarantor’s obligations with respect to the Obligations or any payment made pursuant to such Obligations would, but for the operation of the first sentence of this paragraph, be subject to avoidance or recovery in any such proceeding under applicable Debtor Relief Laws after giving effect to Section 10.11, the amount of such Guarantor’s obligations with respect to the Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under applicable Debtor Relief Laws, render such Guarantor’s obligations with respect to the Obligations unenforceable or avoidable or otherwise subject to recovery under applicable Debtor Relief Laws. To the extent any payment actually made pursuant to the Obligations exceeds the limitation of the first sentence of this paragraph and is otherwise subject to avoidance and recovery in any such proceeding under applicable Debtor Relief Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation, and the Obligations as limited by the first sentence of this paragraph shall in all events remain in full force and effect and be fully enforceable against such Guarantor. The first sentence of this paragraph is intended solely to preserve the rights of the Secured Parties hereunder against such Guarantor in such proceeding to the maximum extent permitted by applicable Debtor Relief Laws and neither such Guarantor, any Borrower, any other Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under applicable Debtor Relief Laws in such proceeding.
10.02    Rights of Lenders Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise Dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.
10.03    Certain Waivers Each Guarantor waives (a) any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party, but excluding satisfaction thereof by way of payment) of the liability of any Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of any Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to proceed against any Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by applicable law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.
10.04    Obligations Independent The obligations of each Guarantor hereunder are those of a primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not any Borrower or any other Person or entity is joined as a party.
10.05    Subrogation. Each Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all Commitments have been terminated, all of the Obligations (other than unasserted contingent obligations) and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and all Letters of Credit have been cancelled, have expired or terminated or have been collateralized to the satisfaction of the Administrative Agent and the L/C Issuer. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.
10.06    Termination; Reinstatement This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Commitments are terminated, all Obligations (other than unasserted contingent obligations) and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and all Letters of Credit have been cancelled, have expired or terminated or have been collateralized to the satisfaction of the Administrative Agent and the L/C Issuer. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or any other Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantors under this paragraph shall survive termination of this Guaranty.
10.07    Subordination Each Guarantor hereby subordinates the payment of all obligations and indebtedness of each Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of such Borrower to such Guarantor as subrogee of the Secured Parties or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of a Borrower to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.
10.08    Stay of Acceleration If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantor or any Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by a Guarantor immediately upon demand by the Secured Parties.
10.09    Condition of the Borrowers Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrowers and any other guarantor such information concerning the financial condition, business and operations of the Borrowers and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrowers or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).
10.10    Limitations on Enforcement. If, in any action to enforce this Guaranty or any proceeding to allow or adjudicate a claim under this Guaranty, a court of competent jurisdiction determines that enforcement of this Guaranty against any Guarantor for the full amount of the Obligations is not lawful under, or would be subject to avoidance under, Section 548 of the Bankruptcy Code or any applicable provision of comparable state law, the liability of such Guarantor under this Guaranty shall be limited to the maximum amount lawful and not subject to avoidance under such law.
10.11    Contribution At any time a payment in respect of the Obligations is made under this Guaranty, the right of contribution of each Guarantor (other than the Parent) against each other Guarantor (other than the Parent) shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor (other than the Parent) that results in the aggregate payments made by such Guarantor in respect of the Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors (other than the Parent) in respect of the Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor (other than the Parent) who either has not made any payments or has made payments in respect of the Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors (other than the Parent) in respect of the Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors (other than the Parent) multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment at the time of each computation; provided, that no Guarantor may take any action to enforce such right until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full in immediately available funds, all Commitments are terminated and all Letters of Credit have been cancelled, have expired or terminated or have been collateralized to the satisfaction of the Administrative Agent and the L/C Issuer, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 10.11 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Obligations and any other obligations owing under this Guaranty. As used in this Section 10.11, (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Obligations arising under this Guaranty) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 10.11, each Guarantor who makes any payment in respect of the Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Obligations have been indefeasibly paid and performed in full in cash, all Commitments are terminated and all Letters of Credit have been cancelled, have expired or terminated or have been collateralized to the satisfaction of the Administrative Agent and the L/C Issuer. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders.
ARTICLE XI.     MISCELLANEOUS
11.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or, to the extent such amendment or waiver (i) changes the definition of “Required Revolving Lenders”, “Required Term Lenders”, or “Appropriate Lenders”, each Lender under the applicable Facility or (ii) waives any obligation of the Borrowers to pay Letter of Credit Fees at the Default Rate, the Required Revolving Lenders), the Borrowers and any applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    in the case of the initial Credit Extension, waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b)    without limiting the generality of clause (a) above, (i) waive any condition set forth in Section 4.02 as to any Credit Extension under the Revolving Credit Facility without the written consent of the Required Revolving Lenders or (ii) waive any condition set forth in Section 4.02 as to any Term Borrowing without the written consent of the Required Term Lenders (it being understood and agreed that a waiver or an amendment to a covenant, default or any other provision of this Agreement or any other Loan Document (other than Section 4.02) shall not constitute a waiver of any condition set forth in Section 4.02);
(c)    extend (except as provided in Section 2.13) or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(d)    extend (except as provided in Section 2.13 or Section 2.14) or otherwise postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;
(e)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(f)    (i) change any of the other terms or provisions in any Loan Document requiring pro rata payments, distributions, commitment reductions or sharing of payments without the consent of each Lender directly and adversely affected thereby or (ii) change (A) any provision of Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby or (B) the order of application of any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.04(b) in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (1) if such Facility is the Term Facility, each Term Lender and (2) if such Facility is the Revolving Credit Facility, each Revolving Credit Lender, provided, that in each case under this clauses (f)(i) and (f)(ii) such terms and provisions may be amended with the consent of the Required Lenders on customary terms in connection with an “amend and extend” transaction, but only if all Lenders that consent to such “amend and extend” transaction are treated on a pro rata basis;
(g)    change any provision of this Section or the definition of “Required Lenders,” “Supermajority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified the first paragraph of this Section 11.01), without the written consent of each Lender;
(h)    release the Parent or any Borrower from its obligations under this Agreement or any other Loan Document or release all or substantially all of the value of the Guaranty, in each case without the written consent of each Lender;
(i)    release all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender;
(j)    change the definitions of “Borrowing Base Amount,” “Borrowing Base Eligibility Criteria” or “Borrowing Base Value Amount” or any provision of Section 2.18(a) without the consent of Supermajority Lenders;
(k)    waive any Event of Default (other than (i) any Event of Default arising under Section 8.01(b) by virtue of the failure of any Borrower or any other Loan Party to perform or observe any term, covenant or agreement contained in any of 6.01, 6.02, 6.03, 6.05, 6.07, 6.10, 6.11, 6.12, 6.15 or (ii) any Event of Default arising under Section 8.01(c) or Section 8.01(d)) without the consent of Supermajority Lenders;
(l)    change any provision of Section 7.11 (or the definition of any defined term used therein) without the consent of Supermajority Lenders; or
(m)    impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term Facility, each Term Lender and (ii) if such Facility is the Revolving Credit Facility, each Revolving Credit Lender;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) any Commitment of any Defaulting Lender may not be increased or extended (except as provided in Section 2.13) without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision herein to the contrary:

(i)    this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (A) to add one or more additional revolving credit or term loan facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (B) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder; and
(ii)    the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender, the Required Term Lenders, the Required Revolving Lenders or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document so long as such amendment, modification or supplement does not impose additional obligations on any Lender; provided that the Administrative Agent shall promptly give the Lenders notice of any such amendment, modification or supplement.
11.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to any Borrower or any other Loan Party, the Administrative Agent or the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to any Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e‑mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the L/C Issuer or any Loan Party may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    The Platform. (i) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.
(ii)    The Borrowers acknowledge and agree that the Disqualified Institutions List shall be deemed suitable for posting and may be posted by the Administrative Agent on the Platform, including the portion of the Platform that is designated for “public side” Lenders.

(d)    Change of Address, Etc. Each Loan Party, the Administrative Agent and the L/C Issuer may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower Representative, the Administrative Agent and the L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to a Loan Party or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Loan Notices and Letter of Credit Applications) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Loan Party shall jointly and severally indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
11.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/

C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
11.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. Each Loan Party shall jointly and severally pay (i) all reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out‑of‑pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out‑of‑pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    Indemnification by the Loan Parties. Each Loan Party shall jointly and severally indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 11.4(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, each party hereto agrees that it shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof (other than damages that are recovered by third parties in connection with claims made by such third parties against any Indemnitee). No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)    Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Facilities and the repayment, satisfaction or discharge of all the other Obligations.
11.05    Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
11.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it under such Facility or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $2,500,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among the Facilities provided hereunder and any separate revolving credit or term loan facilities provided pursuant to the last paragraph of Section 11.01 on a non-pro rata basis;

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower Representative (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Revolving Credit Commitment or Revolving Credit Loan if such assignment is not to a Person that is a Revolving Credit Lender and (ii) any Term Loan if such assignment is to a Person that is not a Lender; and
(C)    the consent of the L/C Issuer shall be required for any assignment in respect of the Revolving Credit Facility.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to any Loan Party or any Loan Party’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a Disqualified Institution or (D) to a natural Person.
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its

Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to (i) the assignee Lender and/or (ii) in the case of a partial assignment by a Lender of its rights or obligations under this Agreement, the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower, the Administrative Agent or the L/C Issuer, sell participations to any Person (other than a natural Person, a Defaulting Lender, a Disqualified Institution or a Borrower or any Affiliates or Subsidiaries of a Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under subsection (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by applicable law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal

Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to subsection (b) above, Bank of America may, upon 30 days’ notice to the Borrower Representative and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower Representative shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower Representative to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
(g)    Disqualified Institutions. (i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrowers have consented to such assignment in writing in their sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of an update to the Disqualified Institutions List pursuant to the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrowers of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (g)(i) shall not be void, but the other provisions of this clause (g) shall apply.
(ii)    If any assignment or participation is made to any Disqualified Institution without the Borrowers’ prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrowers may, at their sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Institution and repay all obligations of the Borrowers owing to such Disqualified Institution in connection with such Revolving Credit Commitment (but only to the extent that no proceeds of Revolving Credit Loans are used to make such repayment), (B) in the case of outstanding Term Loans held by Disqualified Institutions, purchase or prepay such Term Loans by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder (but, in each case under this clause (B), only to the extent that no proceeds of Revolving Credit Loans are used to make such purchase or prepayment) and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 11.06), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to the Lenders by the Borrowers, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Bankruptcy Plan”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Bankruptcy Plan, (2) if such Disqualified Institution does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)    The Administrative Agent shall have the right, and the Borrowers hereby expressly authorize the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrowers on Schedule IV and any update thereto from time to time (the “Disqualified Institutions List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide Disqualified Institutions List to each Lender requesting the same.
(v)    The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of any Loan Document relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution

or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
11.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or Section 11.01 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Parent or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrowers or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from the Parent or any Subsidiary thereof relating to the Parent or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Parent or any Subsidiary thereof, provided that, in the case of information received from the Parent or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Parent or a Subsidiary thereof, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such other Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such other Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower Representative and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Revolving Credit Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
11.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation (other than unasserted contingent obligations) shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
11.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the L/C Issuer, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
11.13    Replacement of Lenders. If the Borrowers are entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)    the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
11.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH

NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, the Bookrunner and the Lenders are arm’s-length commercial transactions between each Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Bookrunner and the Lenders, on the other hand, (B) the Borrowers and the other Loan Parties have consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Arranger, the Bookrunner and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither any Arranger, the Administrative Agent, the Bookrunner nor any Lender has any obligation to any Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Bookrunner and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, and neither any Arranger, the Administrative Agent, the Bookrunner nor any Lender has any obligation to disclose any of such interests to any Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by applicable law, each Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers, the Bookrunner or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.17    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation, Assignment and Assumptions, amendments or other modifications, Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
11.18    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Loan Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
11.19    Joint and Several Liability. Each of the Borrowers shall be jointly and severally liable with the other Borrowers for the Obligations. Each Borrower acknowledges that it is a co-borrower hereunder and is jointly and severally liable under this Agreement and the other Loan Documents. Any payment made by a Borrower in respect of Obligations owing by one or more Borrowers shall be deemed a payment of such Obligations by and on behalf of all Borrowers. All Loans or other Credit Extensions extended to or on behalf of any Borrower or requested by any Borrower shall be deemed to be Loans or Credit Extensions extended for or on behalf of each of the Borrowers, and each Borrower hereby authorizes each other Borrower to effectuate Loans and other Credit Extensions on its behalf.
Each Borrower agrees that the joint and several liability of the Borrowers provided for in this Section 11.19 shall not be impaired or affected by any modification, supplement, extension or amendment or any contract or agreement to which the other Borrowers may hereafter agree (other than an agreement signed by the Administrative Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Administrative Agent or any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatsoever with the other Borrowers or with any other person, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all Obligations, and may be enforced without requiring the Administrative Agent or any Lender first to resort to any other right, remedy or security. Except to the extent otherwise provided herein, each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, the Notes, this Agreement or any other Loan Document and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other person or any collateral.
Each Borrower hereby irrevocably waives and releases each other Borrower from all “claims” (as defined in Section 101(5) of the Bankruptcy Code) to which such Borrower is or would be entitled by virtue of the provisions of the first paragraph of this Section 11.19 or the performance of such Borrower’s obligations thereunder including, without limitation, any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise), reimbursement, contribution, exoneration or similar right, or indemnity, or any right of recourse to security for any Obligations.
11.20    Operating Partnership as Borrower Representative. Each Loan Party hereby irrevocably appoints the Operating Partnership as the Borrower Representative agent and attorney-in-fact for such Loan Party. Each Loan Party hereby irrevocably appoints and authorizes the Borrower Representative to (i) provide all notices and instructions under this Agreement and (ii) take such action as the Borrower Representative deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. The Administrative Agent and the Lenders shall be entitled to rely upon any request, notice or other communication received by them from the Operating Partnership on behalf of any or all Loan Parties, and shall be entitled to treat their giving of any notice hereunder to the Operating Partnership in accordance with the provisions of this Agreement as notice to any or all Loan Parties, as the context may require. Each Loan Party hereby severally agrees to indemnify each Lender and the Administrative Agent and hold each Lender and the Administrative Agent harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lenders and the Administrative Agent by such Loan Party or by any third party whosoever, arising from or incurred by reason of the Lenders’ or the Administrative Agent’s relying on any instructions of the Borrower Representative on behalf of such Loan Party.
11.21    Assumption of Obligations; Amendment and Restatement; Continuing Obligations.
(a)    The Operating Partnership is hereby added as a “Borrower” under this Agreement and the other Loan Documents and hereby (i) agrees to be bound by all of the terms and provisions of this Agreement and the other Loan Documents applicable to a “Borrower” or the “Borrower” and (ii) assumes, jointly and severally with American Residential Leasing, all obligations and liabilities of American Residential Leasing of every type and nature set forth herein and in the other Loan Documents, including all Obligations of American Residential Leasing (it being agreed by the Operating Partnership and American Residential Leasing that such assumption is not intended to, and does not, discharge or otherwise release American Residential Leasing from any of its obligations or liabilities under this Agreement and the other Loan Documents). Each Loan Party hereby acknowledges, agrees and warrants for the benefit of each Secured Party that there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, that would enable such Loan Party to avoid or delay timely performance of any such obligations or liabilities so assumed.
(b)    As of the Restatement Effective Date, the “Lenders” under (and as defined in) the Existing Credit Agreement shall be Lenders under this Agreement with Commitments as set forth on Schedule 2.01 hereto. On the Restatement Effective Date, the Existing Credit Agreement shall be amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the obligations of any Borrower under the Existing Credit Agreement as in effect prior to the Restatement Effective Date and (b) such obligations are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement. Without limiting the generality of the foregoing, (i) all “Revolving Credit Loans” outstanding under (and as defined in) the Existing Credit Agreement shall on the Restatement Effective Date become Revolving Credit Loans hereunder, (ii) all other obligations outstanding under the Existing Credit Agreement shall on the Restatement Effective Date be obligations under this Agreement and (iii) all references to the “Credit Agreement” contained in any Loan Document shall be deemed to refer to this Agreement. To the extent the Existing Credit Agreement provides that certain terms survive the termination of the Existing Credit Agreement or survive the payment in full of principal, interest and all other amounts payable thereunder, then such terms shall survive the amendment and restatement of the Existing Credit Agreement.
(c)    On the Restatement Effective Date, the Existing Revolving Credit Notes, if any, held by each Revolving Credit Lender shall be deemed to be cancelled and, if such Revolving Credit Lender has requested a Revolving Credit Note hereunder, amended and restated by the Revolving Credit Note delivered hereunder on or about the Restatement Effective Date (regardless of whether any Revolving Credit Lender shall have delivered to the Borrowers for cancellation the Existing Revolving Credit Note held by it). Each Revolving Credit Lender, whether or not requesting a Revolving Credit Note hereunder, shall use its commercially reasonable efforts to deliver the Existing Revolving Credit Notes held by it to the Borrowers for cancellation and/or amendment and restatement. All amounts owing under, and evidenced by, the Existing Revolving Credit Notes as of the Restatement Effective Date shall continue to be outstanding hereunder, and shall from and after the Restatement Effective Date, if requested by the Revolving Credit Lender holding such Existing Revolving Credit Note, be evidenced by the Revolving Credit Note delivered hereunder and shall in any event be evidenced by, and governed by the terms of, this Agreement. Each Revolving Credit Lender hereby agrees to indemnify and hold harmless the Loan Parties from and against any and all liabilities, losses, damages, actions or claims that may be imposed on, incurred by or asserted against any Loan Party arising out of such Revolving Credit Lender’s failure to deliver the Original Credit Notes held by it to the Borrowers for cancellation, subject to the condition that the Borrowers shall not make any payment to any Person claiming to be the holder of any such Existing Revolving Credit Note unless such Revolving Credit Lender is first notified of such claim and is given the opportunity, at such Revolving Credit Lender’s sole cost and expense, to assert any defenses to such payment.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:

AMERICAN RESIDENTIAL LEASING COMPANY, LLC

By:	/s/ Shant Koumriqian
Name:	Shant Koumriqian
Title:	Chief Financial Officer and Treasurer

AMERICAN RESIDENTIAL PROPERTIES OP, L.P.
By: American Residential GP, LLC, its general partner

By:	/s/ Shant Koumriqian
Name:	Shant Koumriqian
Title:	Chief Financial Officer and Treasurer

[Signature Page to Second Amended and Restated Credit Agreement]

GUARANTORS:

AMERICAN RESIDENTIAL PROPERTIES, INC.

By:	/s/ Shant Koumriqian
Name:	Shant Koumriqian
Title:	Chief Financial Officer and Treasurer

AMERICAN RESIDENTIAL GP, LLC

By:	/s/ Shant Koumriqian
Name:	Shant Koumriqian
Title:	Chief Financial Officer and Treasurer

AMERICAN RESIDENTIAL PROPERTIES TRS, LLC

By:	/s/ Shant Koumriqian
Name:	Shant Koumriqian
Title:	Chief Financial Officer and Treasurer

[Signature Page to Second Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kelly Weaver
Name: Kelly Weaver
Title: Vice President

Signature Page to American Residential Second Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By:	/s/ Michael J. Kauffman
Name: Michael J. Kauffman
Title: Vice President

Signature Page to American Residential Second Amended and Restated Credit Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender

By:	/s/ R. Christopher Jones
Name: R. Christopher Jones
Title: Director

By:	/s/ Menahem Namer
Name: Menahem Namer
Title: Vice President

Signature Page to American Residential Second Amended and Restated Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Michael King
Name: Michael King
Title: Vice President

Signature Page to American Residential Second Amended and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jennifer L. Power
Name: Jennifer L. Power
Title: Vice President

Signature Page to American Residential Second Amended and Restated Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Christopher Lee
Name: Christopher Lee
Title: Vice President

Signature Page to American Residential Second Amended and Restated Credit Agreement

RAYMOND JAMES BANK, N.A., as a Lender

By:	/s/ James M. Armstrong
Name: James M. Armstrong
Title: Senior Vice President

Signature Page to American Residential Second Amended and Restated Credit Agreement

SCHEDULE I

Excluded Subsidiaries

1. 2014-SFR1 Equity Owner LLC
2.ARP 2014-1 Borrower, LLC
3.ARP 2014-1 Depositor, LLC
4.ARP Management Arizona, LLC
5.ARP Management Georgia, LLC
6.ARP Management Tennessee, LLC
7.ARP Management Texas, LLC
8.Flat Iron VI LLC*
9.Red Rock River LLC*
10.Siphon Draw LLC*
11.Las Piedras Owners Association**
12.Regents Village Homeowners’ Association**

*Joint ventures in which American Residential Properties OP, L.P. holds an equity interest of approximately 78% of Flat Iron VI LLC, 62% of Red Rock River LLC and 80% of Siphon Draw LLC.
**Homeowner Associations where American Residential Leasing Company, LLC holds at least majority membership interest and entity is not a subsidiary.

SCHEDULE II

Excluded Pledge Subsidiaries

1.    2014-SFR1 Equity Owner LLC
2.    ARP 2014-1 Borrower, LLC
3.    ARP 2014-1 Depositor, LLC

SCHEDULE III

Subsidiary Guarantors

None.

SCHEDULE IV

Disqualified Institutions

Intentionally left blank.

SCHEDULE 2.01

Commitments and Applicable Percentages

Intentionally left blank.

SCHEDULE 5.12(d)

Pension Plans

None.

SCHEDULE 5.13

Subsidiaries and Other Equity Investments

5.13(a)

Entity	Type of Interest	Owner(s)
American Residential GP, LLC	Membership Interests	American Residential Properties, Inc. – 100%
American Residential Properties OP, L.P.	General Partner	American Residential GP, LLC – 0.36%
American Residential Leasing Company, LLC	Limited Partners
American Residential Properties OP, L.P. – 97.5%
American Residential Management, Inc. – 0.53%
Laurie A. Hawkes – 0.70%
Stephen G. Schmitz – 0.67%
Shant Koumriqian – 0.06%
Christopher J. Byce – 0.03%
Lani B. Porter– 0.03%
Douglas N. Benham – 0.02%
David M. Brain – 0.02%
Kathleen J. Burda – 0.02%
Keith R. Guericke – 0.02%
Todd W. Mansfield – 0.02%
Patricia B. Dietz – 0.01%
Andrew G. Kent – <0.01%

American Residential Leasing Company, LLC	Membership Interests	American Residential Properties OP, L.P. – 100%
American Residential Properties TRS, LLC	Membership Interests	American Residential Properties OP, L.P. – 100%

5.13(b)

Name	Entity Type	Principal Place of Business	Jurisdiction of Formation
American Residential Leasing Company, LLC	limited liability company	7047 E. Greenway Parkway, Suite 350 Scottsdale, AZ 85254	Delaware
American Residential Properties, Inc.	corporation	7047 E. Greenway Parkway, Suite 350 Scottsdale, AZ 85254	Maryland
American Residential GP, LLC	limited liability company	7047 E. Greenway Parkway, Suite 350 Scottsdale, AZ 85254	Delaware
American Residential Properties OP, L.P.	limited partnership	7047 E. Greenway Parkway, Suite 350 Scottsdale, AZ 85254	Delaware
American Residential Properties TRS, LLC	limited liability company	7047 E. Greenway Parkway, Suite 350 Scottsdale, AZ 85254	Delaware

SCHEDULE 7.01

Existing Liens

None.

SCHEDULE 11.02

Administrative Agent’s Office; Certain Addresses for Notices;
Taxpayer Identification Numbers

Intentionally left blank.

EXHIBIT A

FORM OF LOAN NOTICE

Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of November 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among American Residential Properties OP, L.P., a Delaware limited partnership (the “Operating Partnership”), and American Residential Leasing Company, LLC, a Delaware limited liability company (“American Residential Leasing” and together with the Operating Partnership, the “Borrowers”), American Residential Properties, Inc., American Residential GP, LLC, American Residential Properties TRS, LLC and the Subsidiaries of the Operating Partnership from time to time party thereto, as guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and L/C Issuer.

The undersigned hereby requests (select one):

A Borrowing of Revolving Credit Loans

A Borrowing of Term Loans

A conversion or continuation of Revolving Credit Loans

A conversion or continuation of Term Loans

1.    On      (a Business Day).

2.    In the amount of $    .

3.    Comprised of         .
        [Type of Loan requested]

4.    For Eurodollar Rate Loans: with an Interest Period of      months.

A-1 -1
Form of Loan Notice

5.    The Revolving Credit Loans, if any, borrowed hereunder shall be disbursed to the following deposit account:
____________________
____________________
____________________

6.    The Revolving Credit Loan, if any, requested herein complies with Section 2.01(a) of the Agreement.

7.    The Term Loans, if any, borrowed hereunder shall be disbursed to the following deposit account:
____________________
____________________
____________________

8.    The Term Loan, if any, requested herein complies with Section 2.01(b) of the Agreement.

A-1 -2
Form of Loan Notice

[The Borrower Representative hereby represents and warrants that the conditions specified in Sections 4.02(a), (b), and (d) of the Agreement have been satisfied on and as of the date of the proposed Credit Extension.]1

BORROWER REPRESENTATIVE:

AMERICAN RESIDENTIAL PROPERTIES OP, L.P.
By: American Residential GP, LLC, its general partner

By: _____________________________________
Name: ___________________________________
Title: ____________________________________

_________________________
1 Only applicable to a Borrowing

A-1 -3
Form of Loan Notice

EXHIBIT B-1

FORM OF REVOLVING CREDIT NOTE

FOR VALUE RECEIVED, each of the undersigned (each a “Borrower” and collectively the “Borrowers”), hereby, jointly and severally, promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrowers under that certain Second Amended and Restated Credit Agreement, dated as of November 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrowers, American Residential Properties, Inc., American Residential GP, LLC, American Residential Properties TRS, LLC and the Subsidiaries of American Residential Properties OP, L.P. from time to time party thereto, as guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and L/C Issuer.

The Borrowers, jointly and severally, promise to pay interest on the unpaid principal amount of each Revolving Credit Loan made by the Lender from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest with respect to each Revolving Credit Loan shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

B-1
Form of Revolving Credit Note

THIS REVOLVING CREDIT NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

AMERICAN RESIDENTIAL LEASING COMPANY, LLC

By: _____________________________________
Name: ___________________________________
Title: ____________________________________

AMERICAN RESIDENTIAL PROPERTIES OP, L.P.
By: American Residential GP, LLC, its general partner

By: _____________________________________
Name: ___________________________________
Title: ____________________________________

B-2
Form of Revolving Credit Note

REVOLVING CREDIT LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Revolving Credit Loan Made	Amount of Revolving Credit Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

B-3
Form of Revolving Credit Note

EXHIBIT B-2

FORM OF TERM NOTE

FOR VALUE RECEIVED, each of the undersigned (each a “Borrower” and collectively the “Borrowers”), hereby, jointly and severally, promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term Loan made by the Lender to the Borrowers under that certain Second Amended and Restated Credit Agreement, dated as of November 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrowers, American Residential Properties, Inc., American Residential GP, LLC, American Residential Properties TRS, LLC and the Subsidiaries of American Residential Properties OP, L.P. from time to time party thereto, as guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and L/C Issuer.

The Borrowers, jointly and severally, promise to pay interest on the unpaid principal amount of the Term Loan made by the Lender from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest with respect to the Term Loan shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loan and payments with respect thereto.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

Form of Term Note

THIS TERM NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

AMERICAN RESIDENTIAL LEASING COMPANY, LLC

By: _____________________________________
Name: ___________________________________
Title: ____________________________________

AMERICAN RESIDENTIAL PROPERTIES OP, L.P.
By: American Residential GP, LLC, its general partner

By: _____________________________________
Name: ___________________________________
Title: ____________________________________

Form of Term Note

TERM LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Term Loan Made	Amount of Term Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Term Note

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ,

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of November 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among American Residential Properties OP, L.P., a Delaware limited partnership (the “Operating Partnership”), and American Residential Leasing Company, LLC, a Delaware limited liability company (“American Residential Leasing” and together with the Operating Partnership, the “Borrowers”), American Residential Properties, Inc. (the “Parent”), American Residential GP, LLC, American Residential Properties TRS, LLC and the Subsidiaries of the Operating Partnership from time to time party thereto, as guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and L/C Issuer.

The undersigned Responsible Officer of the Parent hereby certifies as of the date hereof that he/she is the [Chief Executive Officer][Chief Financial Officer][Treasurer][Controller] of the Parent, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on behalf of the Loan Parties, and that:

[Use following paragraph 1 for fiscal year-end financial statements]
1.    The Loan Parties have delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    The Loan Parties have delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Parent ended as of the above date. Such financial statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Group in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Loan Parties during the accounting period covered by such financial statements.

3.    A review of the activities of the Loan Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Loan Parties performed and observed all their respective Obligations under the Loan Documents, and

Form of Compliance Certificate

[select one:]

[to the best knowledge of the undersigned, during such fiscal period each Loan Party performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
--or--
[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    The representations and warranties of the Loan Parties contained in Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (iii) that the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsection (a) or (b), respectively, of Section 6.01, including the statements in connection with which this Compliance Certificate is delivered.

5.    The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of

            ,         .

AMERICAN RESIDENTIAL PROPERTIES, INC.

By: _____________________________________
Name: ___________________________________
Title: ____________________________________

Form of Compliance Certificate

For the Quarter/Year ended _____________________ (“Statement Date”)

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I. Section 7.11(a) – Maximum Leverage Ratio.

A.	Total Indebtedness at Statement Date:		$
B.	Total Asset Value at Statement Date:
	1.	Book value of the total assets of the Consolidated Group on Statement Date determined in accordance with GAAP:	$
	2.	All accumulated depreciation and amortization of Acquired Lease Intangibles of the Consolidated Group as of Statement Date determined in accordance with GAAP:	$
	3.	Total Asset Value at Statement Date (Line I.B.1. + Line I.B.2.):	$
C.	Ratio of Total Indebtedness at Statement Date to Total Asset Value at Statement Date (Line I.A. ÷ Line I.B.3, expressed as a percentage):		%
D.	Required Maximum Leverage Ratio		Compliance:
	(Line I.C. < 65%)		(Yes or No)

Form of Compliance Certificate

II. Section 7.11(b) – Minimum Tangible Net Worth.

A.	Tangible Net Worth at Statement Date:		$
	1.	Total equity of the Consolidated Group at Statement Date, determined in accordance with GAAP:	$
	2.	All intangible assets (other than Acquired Lease Intangibles) of the Consolidated Group at Statement Date, determined in accordance with GAAP:	$
	3.	all accumulated depreciation and amortization of Acquired Lease Intangibles of the Consolidated Group at Statement Date, determined in accordance with GAAP:	$
	4.	Tangible Net Worth at Statement Date (Line II.A.1. - Line II.A.2. + Line II.A.3):	$
B.	75% of Consolidated Tangible Net Worth as of the last day of the fiscal quarter most recently ended prior to the Restatement Effective Date:		$ [from credit agreement]
C.
75% of Net Cash Proceeds received by the Parent after the last day of the fiscal quarter most recently ended prior to the Restatement Effective Date and on or prior to the Statement Date from issuances and sales of Equity Interests of the Parent (other than Net Cash Proceeds received (x) from Subsidiaries of the Parent or (y) within 90 days before or after the redemption, retirement or repurchase of Equity Interests in the Parent up to the amount paid by the Parent in connection with such redemption, retirement or repurchase, in each case where, for the avoidance of doubt, the net effect is that the Parent shall not have increased its net worth as a result of any such proceeds):

$
D.	Required Minimum Tangible Net Worth		Compliance:
	(Line II.A.4. ≥ Line II.B + Line II.C. )		(Yes or No)

Form of Compliance Certificate

III. Section 7.11 (c) – Fixed Charge Coverage Ratio.

A.	EBITDA for the period of four consecutive fiscal quarters of the Parent ending on Statement Date (“Subject Period”):
	1.	Net Income for Subject Period:		$
	2.	Non-recurring or extraordinary losses and expenses for Subject Period:		$
	3.	Any loss resulting from the early extinguishment of indebtedness during Subject Period:		$
	4.	Net loss resulting from a Swap Contract (including by virtue of a termination thereof) during Subject Period:		$
	5.	Non-recurring or extraordinary gains for Subject Period:		$
	6.	Non-cash equity compensation expense incurred during Subject Period:		$
	7.	Any income or gain resulting from the early extinguishment of indebtedness during Subject Period:		$
	8.	Net income or gain resulting from a Swap Contract (including by virtue of a termination thereof) during Subject Period:		$
9.
Any acquisition costs incurred during Subject Period in connection with the acquisition of one or more leased, single-family homes, but only to the extent such acquisition costs are required under GAAP to be accounted for as an expense (as opposed to capitalized) on a consolidated income statement of the Consolidated Group for Subject Period
$
	10.	An amount which, in the determination of Net Income pursuant to clauses 1. through 9. of this Line III.A for Subject Period, has been deducted for or in connection with:		$
		a.	Interest Expense (including, for the avoidance of doubt, non-cash interest expense to the extent included in the determination of Interest Expense in accordance with GAAP) for Subject Period:	$
		b.	Income taxes for Subject Period:	$
		c.	Depreciation for Subject Period:	$
		d.	Amortization for Subject Period:	$
		e.	Specified EBITDA addbacks (Line III.A.10.a. + Line III.A.10.b + Line III.A.10.c. + Line III.A.10.d.):	$
	11.	Consolidated Group Pro Rata Share of the items listed in Lines III.A.1. - III.A.10. attributable to the Consolidated Group’s interests in Unconsolidated Affiliates:		$
12.
EBITDA for Subject Period (Line III.A.1.+ Line III.A.2. + Line III.A.3 + Line III.A.4. + Line III.A.5. + Line III.A.6. + Line III.A.7. + Line III.A.8. + Line III.A.9. + Line III.A.10.e. + Line III.A.11)
$

Form of Compliance Certificate

B.	Fixed Charges for Subject Period:
	1.	Interest Expense for Subject Period (excluding non-cash interest expense to the extent included in the determination of Interest Expense in accordance with GAAP):	$
	2.	Scheduled payments of principal on Total Indebtedness made or required to be made during Subject Period (excluding any balloon payments payable on maturity of any such Total Indebtedness):	$
3.
Amount of dividends or distributions paid or required to be paid by any member of the Consolidated Group to any Person that is not a member of the Consolidated Group during Subject Period in respect of its preferred Equity Interests:

$
	4.	Consolidated Group Pro Rata Share of the items listed in Lines III.B.1. through III.B.3. attributable to the Consolidated Group’s interests in Unconsolidated Affiliates:	$
	5.	Fixed Charges (Line III.B.1 + Line III.B.2. + Line III.B.3. + Line III.B.4.):	$
C.	Fixed Charge Coverage Ratio (Line III.A.12. ÷ Line III.B.5.):		________ to 100
D.	Required Minimum Fixed Charge Coverage Ratio		Compliance:
	(1.65 to 1.00)		(Yes or No)

Form of Compliance Certificate

IV. Section 7.11(d) -- Minimum Liquidity

A.	Unrestricted Cash on Statement Date:
1.
Aggregate amount of cash and Cash Equivalents of the Parent and its Subsidiaries on Statement Date that are not subject to any pledge, Lien or control agreement (excluding statutory Liens in favor of any depositary bank where such cash and Cash Equivalents are maintained):
$
	2.	Sum of amounts included in the foregoing clause (1) that are held by a Person other than the Parent or any of its Subsidiaries as a deposit or security for Contractual Obligations:	$
	3.	Unrestricted Cash (Line IV.A.1 - Line IV.A.2.):	$
B.	Required Minimum Liquidity		Compliance:
	$10,000,000		(Yes or No)

Form of Compliance Certificate

EXHIBIT D-1
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.    Assignor[s]:    ______________________________

______________________________
[Assignor [is] [is not] a Defaulting Lender]
__________________________
1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

D-1-1
Form of Assignment and Assumption

2.	Assignee[s]: ______________________________

______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrowers: American Residential Properties OP, L.P. and American Residential Leasing Company, LLC are joint and several borrowers

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement:    Second Amended and Restated Credit Agreement, dated as of November 24, 2015 among American Residential Properties OP, L.P. and American Residential Leasing Company, LLC, as borrowers, American Residential Properties, Inc., American Residential GP, LLC, American Residential Properties TRS, LLC and the other Subsidiaries of American Residential Properties OP, L.P. from time to time party thereto, as guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and L/C Issuer

6.    Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned	Aggregate Amount of Commitments/Loans for all Lenders[7]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[8]	CUSIP Number

		____________	$________________	$_________	____________%
		____________	$________________	$_________	____________%
		____________	$________________	$_________	____________%
[7.    Trade Date:    __________________]9
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
__________________________
5 List each Assignor, as appropriate.
6List each Assignee and, if available, its market entity identifier, as appropriate.
7 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
8 Set forth, to at least 9 decimals, as a percentage of the Commitment/Revolving Credit Loans of all Lenders thereunder.
9 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

D-1-2
Form of Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]10

[NAME OF ASSIGNOR]

By: _____________________________
Title: ____________________________

[NAME OF ASSIGNOR]

By: _____________________________
Title: ____________________________

ASSIGNEE[S]11

[NAME OF ASSIGNEE]

By: _____________________________
Title: ____________________________

[NAME OF ASSIGNEE]

By: _____________________________
Title: ____________________________

__________________________________________________
10 Add additional signature blocks as needed
11 Add additional signature blocks as needed

D-1-3
Form of Assignment and Assumption

[Consented to and]12 Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By: _____________________________
Title: ____________________________

[Consented to:]13

BANK OF AMERICA, N.A., as L/C Issuer

By: _____________________________
Title: ____________________________

__________________________________________________
12 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

13 To be added only if the consent of the L/C Issuer is required by the terms of the Credit Agreement.

D-1-4
Form of Assignment and Assumption

[Consented to:]14

BORROWER REPRESENTATIVE:

AMERICAN RESIDENTIAL PROPERTIES OP, L.P.

By: American Residential GP, LLC, its general partner

By: _____________________________
Title: ____________________________

__________________________________________________
14 To be added only if the consent of the Borrower Representative is required by the terms of the Credit Agreement.

D-1-5
Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is not a Disqualified Institution and it meets all the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) or (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

D-1-6
Form of Assignment and Assumption

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

D-1-7
Form of Assignment and Assumption

EXHIBIT D-2
FORM OF ADMINISTRATIVE QUESTIONNAIRE
(See attached)

D-2-1
Form of Administrative Questionnaire

EXHIBIT E

FORM OF SOLVENCY CERTIFICATE

NOVEMBER 24, 2015

I, the undersigned chief financial officer of AMERICAN RESIDENTIAL PROPERTIES, INC., a Maryland corporation (the “Parent”), DO HEREBY CERTIFY on behalf of the Loan Parties that:

1.This certificate is furnished pursuant to Section 4.01(a)(viii) of the Second Amended and Restated Credit Agreement, dated as of the date, hereof among American Residential Properties OP, L.P., a Delaware limited partnership (the “Operating Partnership”), and American Residential Leasing Company, LLC, a Delaware limited liability company, as Borrowers, the Parent, American Residential GP, LLC, American Residential Properties TRS, LLC and the Subsidiaries of the Operating Partnership from time to time party thereto, as guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and L/C Issuer. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Credit Agreement.
2.    After giving effect to the transactions to occur on the Restatement Effective Date (including, without limitation, all Credit Extensions to occur on the Restatement Effective Date), (a) the fair value of the property of each Loan Party (individually and together with its Subsidiaries on a consolidated basis) is greater than the total amount of liabilities, including contingent liabilities, of such Loan Party, (b) the present fair salable value of the assets of each Loan Party (individually and together with its Subsidiaries on a consolidated basis) is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) each Loan Party (individually and together with its Subsidiaries on a consolidated basis) does not intend to, and does not believe it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature, (d) each Loan Party (individually and together with its Subsidiaries on a consolidated basis) is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute an unreasonably small capital, and (e) each Loan Party (individually and together with its Subsidiaries on a consolidated basis) is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
[Signature Page Follows]

E - 1
Form of Solvency Certificate

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of the date first set forth above.
AMERICAN RESIDENTIAL PROPERTIES, INC.

By: _____________________________
Name: ___________________________
Title:    Chief Financial Officer

E - 2
Form of Solvency Certificate

EXHIBIT F-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of November 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among American Residential Properties OP, L.P., a Delaware limited partnership (the “Operating Partnership”) and American Residential Leasing Company, LLC, a Delaware limited liability company (“American Residential Leasing” and together with the Operating Partnership, the “Borrowers”), American Residential Properties, Inc., American Residential GP, LLC, American Residential Properties TRS, LLC and the Subsidiaries of the Operating Partnership from time to time party thereto, as guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower Representative with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower Representative and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF LENDER]
By: _____________________________________
Name: ___________________________________
Title: ____________________________________

Date: ________ __, 20[ ]

U.S. Tax Compliance Certificate

EXHIBIT F-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of November 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among American Residential Properties OP, L.P., a Delaware limited partnership (the “Operating Partnership”) and American Residential Leasing Company, LLC, a Delaware limited liability company (“American Residential Leasing” and together with the Operating Partnership, the “Borrowers”), American Residential Properties, Inc., American Residential GP, LLC, American Residential Properties TRS, LLC and the Subsidiaries of the Operating Partnership from time to time party thereto, as guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower Representative with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower Representative and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF PARTICIPANT]
By: _____________________________________
Name: ___________________________________
Title: ____________________________________

Date: ________ __, 20[ ]

U.S. Tax Compliance Certificate

EXHIBIT F-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of November 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among American Residential Properties OP, L.P., a Delaware limited partnership (the “Operating Partnership”), and American Residential Leasing Company, LLC, a Delaware limited liability company (“American Residential Leasing” and together with the Operating Partnership, the “Borrowers”), American Residential Properties, Inc., American Residential GP, LLC, American Residential Properties TRS, LLC and the Subsidiaries of the Operating Partnership from time to time party thereto, as guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and L/C Issuer.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF PARTICIPANT]
By: _____________________________________
Name: ___________________________________
Title: ____________________________________

Date: ________ __, 20[ ]

U.S. Tax Compliance Certificate

EXHIBIT F-4
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of November 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among American Residential Properties OP, L.P., a Delaware limited partnership (the “Operating Partnership”), and American Residential Leasing Company, LLC, a Delaware limited liability company (“American Residential Leasing” and together with the Operating Partnership, the “Borrowers”), American Residential Properties, Inc., American Residential GP, LLC, American Residential Properties TRS, LLC and the Subsidiaries of the Operating Partnership from time to time party thereto, as guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and L/C Issuer.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower Representative with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower Representative and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[NAME OF LENDER]
By: _____________________________________
Name: ___________________________________
Title: ____________________________________

Date: ________ __, 20[ ]

F – 4
U.S. Tax Compliance Certificate

EXHIBIT G
FORM OF AVAILABILITY CERTIFICATE

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of November 24, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among American Residential Properties OP, L.P., a Delaware limited partnership (the “Operating Partnership” or the “Borrower Representative”) and American Residential Leasing Company, LLC, a Delaware limited liability company (“American Residential Leasing” and together with the Operating Partnership, the “Borrowers”), American Residential Properties, Inc., American Residential GP, LLC, American Residential Properties TRS, LLC and the Subsidiaries of the Operating Partnership from time to time party thereto, as guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and L/C Issuer.
The undersigned Responsible Officer of the Borrower Representative hereby certifies that as of the date hereof such Responsible Officer is the ____________ of the Borrower Representative, and that, as such, such Person is authorized to execute and deliver this Availability Certificate in such Person’s capacity as a Responsible Officer of the Borrower Representative (and not in any individual capacity), and that the following amounts and calculations reflect Availability as of the Calculation Date (as defined below):
AVAILABILITY CALCULATION
AS OF ___________________________ (the “Calculation Date”)

I. Revolving Credit Facility in effect as of the Calculation Date:	$_______________________
II. Term Facility in effect as of the Calculation Date:	$_______________________
III. Borrowing Base Amount as of the Calculation Date (see Schedule I attached hereto):	$_______________________
IV. Total Outstandings as of the Calculation Date:	$_______________________
V. Outstanding Recourse Indebtedness Amount as of the Calculation Date (see Schedule XII attached hereto):	$_______________________
Availability ((Lesser of (i) Line I + Line II and (ii) Line III) minus (Line IV + Line V)):	$_______________________

G-1
Availability Certificate

The undersigned further certifies in such Person’s capacity as a Responsible Officer of the Borrower Representative (and not in any individual capacity) that (i) on the date hereof, each of the Investment Properties included in the calculation of Borrowing Base Amount satisfies each of the Borrowing Base Eligibility Criteria listed in Section 2.18(a) of the Credit Agreement, (ii) attached hereto as Schedule II is a calculation of the aggregate amount contributed to the Borrowing Base Amount as of the Calculation Date from all Eligible Investment Properties located in each individual county as a percentage of the total Borrowing Base Amount as of the Calculation Date, (iii) attached hereto as Schedule III is a calculation of the aggregate amount contributed to the Borrowing Base Amount from Eligible Investment Properties that are not single family detached houses as a percentage of the total Borrowing Base Amount as of the Calculation Date, (iv) attached hereto as Schedule IV is a calculation of the aggregate amount contributed to the Borrowing Base Amount as of the Calculation Date from all Eligible Transitional Investment Properties and all Eligible Unleased Investment Properties as a percentage of the total Borrowing Base Amount as of the Calculation Date, (v) attached hereto as Schedule V is a calculation of the aggregate amount contributed to the Borrowing Base Amount as of the Calculation Date from all Short-Term Leased Investment Properties that are subject to leases described in clause (ii) of the definition of Short-Term Lease as a percentage of the total Borrowing Base Amount as of the Calculation Date, (vi) attached hereto as Schedule VI is a calculation of the aggregate amount contributed to the Borrowing Base Amount as of the Calculation Date from all Short-Term Leased Investment Properties as a percentage of the total Borrowing Base Amount as of the Calculation Date, (vii) attached hereto as Schedule VII is a calculation of the aggregate amount contributed to the Borrowing Base Amount as of the Calculation Date from all Investment Properties that are not ARP Managed Investment Properties as a percentage of the total Borrowing Base Amount as of the Calculation Date, (viii) attached hereto as Schedule VIII is a calculation of the aggregate amount contributed to the Borrowing Base Amount as of the Calculation Date from all Investment Properties that are Legacy Managed Investment Properties as a percentage of the total Borrowing Base Amount as of the Calculation Date, (ix) attached hereto as Schedule IX is a calculation of the aggregate amount contributed to the Borrowing Base Amount as of the Calculation Date from all Investment Properties (other than Investment Properties included in the Mack Portfolio) that are NNN Leased Investment Properties that are leased to any one lessee or affiliated group of lessees (whether pursuant to one or more than one NNN Lease Agreements) as a percentage of the total Borrowing Base Amount as of the Calculation Date, (x) attached hereto as Schedule X is a calculation of the number of Investment Properties included in the calculation of the Borrowing Base Amount as of the Calculation Date, and the aggregate Investment Property Values of all such Investment Properties, (xi) attached hereto as Schedule XI is a calculation of the aggregate amount of Improvement Costs incurred by the Loan Parties for all Investment Properties that are Eligible Investment Properties as of the Calculation Date as a percentage of the aggregate Purchase Prices for all such Eligible Investment Properties as of the Calculation Date, and (xi) attached hereto as Schedule XII is a calculation of the Outstanding Recourse Indebtedness Amount as of the Calculation Date.

G-2
Availability Certificate

IN WITNESS WHEREOF, the undersigned has executed this Availability Certificate as of the date first written above.
BORROWER REPRESENTATIVE:
AMERICAN RESIDENTIAL PROPERTIES OP, L.P.
By: American Residential GP, LLC, its general partner

By:______________________________________
Name: ___________________________________
Title: ____________________________________

Signature Page to Availability Certificate

SCHEDULE I
to Availability Certificate
Borrowing Base Amount Calculation

(See Attached)

Schedule to Availability Certificate

SCHEDULE II
to Availability Certificate
Calculation of the aggregate amount contributed to the Borrowing Base Amount as of the Calculation Date from all Eligible Investment Properties located in each individual county as a percentage of the total Borrowing Base Amount as of the Calculation Date
(See Attached)

Schedule to Availability Certificate

SCHEDULE III
to Availability Certificate
Calculation of the aggregate amount contributed to the Borrowing Base Amount from Eligible Investment Properties that are not single family detached houses as a percentage of the total Borrowing Base Amount as of the Calculation Date
(See Attached)

Schedule to Availability Certificate

SCHEDULE IV
to Availability Certificate
Calculation of the aggregate amount contributed to the Borrowing Base Amount as of the Calculation Date from all Eligible Transitional Investment Properties and all Eligible Unleased Investment Properties as a percentage of the total Borrowing Base Amount as of the Calculation Date
(See Attached)

Schedule to Availability Certificate

SCHEDULE V
to Availability Certificate
Calculation of the aggregate amount contributed to the Borrowing Base Amount as of the Calculation Date from all Short-Term Leased Investment Properties that are subject to leases described in clause (ii) of the definition of Short-Term Lease as a percentage of the total Borrowing Base Amount as of the Calculation Date
(See Attached)

Schedule to Availability Certificate

SCHEDULE VI
to Availability Certificate
Calculation of the aggregate amount contributed to the Borrowing Base Amount as of the Calculation Date from all Short-Term Leased Investment Properties as a percentage of the total Borrowing Base Amount as of the Calculation Date

(See Attached)

Schedule to Availability Certificate

SCHEDULE VII
to Availability Certificate
Calculation of the aggregate amount contributed to the Borrowing Base Amount as of the Calculation Date from all Investment Properties that are not ARP Managed Investment Properties as a percentage of the total Borrowing Base Amount as of the Calculation Date
(See Attached)

Schedule to Availability Certificate

SCHEDULE VIII
to Availability Certificate
Calculation of the aggregate amount contributed to the Borrowing Base Amount as of the Calculation Date from all Investment Properties that are Legacy Managed Investment Properties as a percentage of the total Borrowing Base Amount as of the Calculation Date
(See Attached)

Schedule to Availability Certificate

SCHEDULE IX
to Availability Certificate
Calculation of the aggregate amount contributed to the Borrowing Base Amount as of the Calculation Date from all Investment Properties (other than Investment Properties included in the Mack Portfolio) that are NNN Leased Investment Properties that are leased to any one lessee or affiliated group of lessees (whether pursuant to one or more than one NNN Lease Agreements) as a percentage of the total Borrowing Base Amount as of the Calculation Date
(See Attached)

Schedule to Availability Certificate

SCHEDULE X
to Availability Certificate
Calculation of the number of Investment Properties included in the calculation of the Borrowing Base Amount as of the Calculation Date, and the aggregate Investment Property Values of all such Investment Properties
(See Attached)

Schedule to Availability Certificate

SCHEDULE XI
to Availability Certificate
Calculation of the aggregate amount of Improvement Costs incurred by the Loan Parties for all Investment Properties that are Eligible Investment Properties as of the Calculation Date as a percentage of the aggregate Purchase Prices for all such Eligible Investment Properties as of the Calculation Date
(See Attached)

Schedule to Availability Certificate

SCHEDULE XII
to Availability Certificate
Calculation of the Outstanding Recourse Indebtedness Amount as of the Calculation Date
(See Attached)

Schedule to Availability Certificate

EXHIBIT E
FORM OF PLEDGE AGREEMENT
(See attached)

PLEDGE AGREEMENT
PLEDGE AGREEMENT, dated as of January 18, 2013 (as amended, restated, modified and/or supplemented from time to time, this “Agreement”), made by each of the undersigned pledgors (together with any other entity that becomes a party hereto pursuant to Section 24 hereof, each a “Pledgor” and, collectively, the “Pledgors”), in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with any successors and assigns in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties.
W I T N E S S E T H :
WHEREAS, American Residential Properties, Inc. a Maryland corporation (the “Parent”), American Residential GP, LLC, a Delaware limited liability company, American Residential Properties OP, L.P., a Delaware limited partnership (the “Operating Partnership”), American Residential Leasing Company, LLC, a Delaware limited liability company (the “Borrower”), American Residential Properties TRS, LLC, a Delaware limited liability company (“American Residential TRS”), the Subsidiaries of the Operating Partnership from time to time party thereto as guarantors, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent have entered into a Credit Agreement, dated as of the date hereof (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Revolving Credit Loans to, and the issuance of Letters of Credit for the account of, the Borrower and one or more of its Subsidiaries, all as contemplated therein.
WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the making of Revolving Credit Loans and other Credit Extensions thereunder that each Pledgor shall have executed and delivered to the Administrative Agent this Agreement.
WHEREAS, each Pledgor desires to execute this Agreement to satisfy the condition described in the preceding paragraph.
NOW, THEREFORE, in consideration of the benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Administrative Agent, for the benefit of the Secured Parties, and hereby covenants and agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

1.	SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Parties to secure the Obligations.

2.
DEFINITIONS. All capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Credit Agreement. The following capitalized terms used herein shall have the definitions specified below:

“Certificated Security” shall have the meaning given such term in Section 8-102(a)(4) of the UCC.
“Clearing Corporation” shall have the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” shall have the meaning provided in Section 3.1.
“Collateral Accounts” shall mean, collectively, (i) any and all accounts established and maintained by the Administrative Agent in the name of any Pledgor to which Collateral may be credited and (ii) any and all deposit accounts in which Cash Collateral is deposited and/or maintained.
“Control Agreement” shall mean an agreement, in form and substance satisfactory to the Administrative Agent, establishing the Administrative Agent’s control (as defined in the UCC) with respect to any Collateral Account.
“Financial Asset” shall have the meaning given such term in Section 8-102(a)(9) of the UCC.
“Instrument” shall have the meaning given such term in Section 9-102(a)(47) of the UCC.
“Investment Property” shall have the meaning given such term in Section 9-102(a)(49) of the UCC.
“Location” of any Pledgor shall have the meaning given such term in Section 9-307 of the UCC.
“Membership Interest” shall mean the entire membership interest at any time owned by any Pledgor in any limited liability company (other than a limited liability company that is an Excluded Pledge Subsidiary).
“Partnership Interest” shall mean the entire partnership interest (whether general and/or limited partnership interests) at any time owned by any Pledgor in any partnership (other a partnership that is an Excluded Pledge Subsidiary).
“Pledge Agreement Joinder” shall have the meaning given such term in Section 24 of this Agreement.
“Pledged LLC” shall mean any limited liability company (other than an Excluded Pledge Subsidiary) in which any Pledgor owns a membership interest.
“Pledged Membership Interests” shall mean all Membership Interests at any time pledged or required to be pledged hereunder.
“Pledged Partnership” shall mean any partnership (other than an Excluded Pledge Subsidiary) in which any Pledgor owns a partnership interest.
“Pledged Partnership Interests” shall mean all Partnership Interests at any time pledged or required to be pledged hereunder.
“Pledged Securities” shall mean all Pledged Stock, Pledged Partnership Interests and Pledged Membership Interests.

2

“Pledged Stock” shall mean all Stock at any time pledged or required to be pledged hereunder.
“Proceeds” shall have the meaning given such term in Section 9-102(a)(64) of the UCC.
“Securities” shall mean all of the Stock, Partnership Interests and Membership Interests.
“Securities Intermediary” shall have the meaning given such term in Section 8-102(14) of the UCC.
“Security Entitlement” shall have the meaning given such term in Section 8-102(a)(17) of the UCC.
“Stock” shall mean all of the issued and outstanding shares of capital stock at any time owned by any Pledgor in any corporation (other than a corporation that is an Excluded Pledge Subsidiary).
“Termination Date” has the meaning specified in Section 18(a) hereof.
“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific Sections or subsections of the UCC are references to such Sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.
“Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.

3.	PLEDGE OF SECURITIES, ETC.
3.1    Pledge. As security for the payment and performance in full of the Obligations, each Pledgor does hereby grant, pledge, hypothecate, mortgage, charge and assign to the Administrative Agent for the benefit of the Secured Parties, and does hereby grant and create a continuing security interest in favor of the Administrative Agent for the benefit of the Secured Parties in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):
(i)    all of the Securities owned or held by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Securities (and all certificates or instruments evidencing such Securities);
(ii)    each Collateral Account, including any and all assets of whatever type or kind deposited in any such Collateral Account, whether now owned or hereafter acquired, existing or arising (including, without limitation, all Financial Assets, Investment Property, monies, checks, drafts, Instruments or interests therein of any type or nature deposited or required by the Credit Agreement or any other Loan Document to be deposited in such Collateral Account, and all investments and all certificates and other

3

instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing);
(iii)    all of such Pledgor’s (x) Partnership Interests and all of such Pledgor’s right, title and interest in each Pledged Partnership and (y) Membership Interests and all of such Pledgor’s right, title and interest in each Pledged LLC, in each case including, without limitation:
(a)    all the capital thereof and its interest in all profits, losses and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests and/or Membership Interests;
(b)    all other payments due or to become due to such Pledgor in respect of such Partnership Interests and/or Membership Interests, whether under any partnership agreement, limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;
(c)    all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement, limited liability company agreement or at law or otherwise in respect of such Partnership Interests, Membership Interests, Pledged Partnership and/or Pledged LLC;
(d)    all present and future claims, if any, of such Pledgor against any Pledged Partnership and any Pledged LLC for moneys loaned or advanced, for services rendered or otherwise;
(e)    all of such Pledgor’s rights under any partnership agreement or limited liability company agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to the Partnership Interests and/or Membership Interests, including any power to terminate, cancel or modify any partnership agreement or any limited liability company agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of any Partnership Interests or Membership Interests and any Pledged Partnership and any Pledged LLC to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce or collect any of the foregoing, to enforce or execute any checks or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and
(f)    all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights

4

and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;
(iv)    all Security Entitlements owned by such Pledgor from time to time in any and all of the foregoing; and
(v)    all Proceeds of any and all of the foregoing.
3.2    Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall forthwith take the following actions as set forth below:
(i)    with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall physically deliver such Certificated Security to the Administrative Agent, endorsed to the Administrative Agent or endorsed in blank;
(ii)    with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall cause the issuer of such Uncertificated Security to duly authorize, execute, and deliver to the Administrative Agent, an agreement for the benefit of the Administrative Agent and the other Secured Parties substantially in the form of Annex D hereto (appropriately completed to the satisfaction of the Administrative Agent and with such modifications, if any, as shall be reasonably satisfactory to the Administrative Agent) pursuant to which such issuer agrees to comply with any and all instructions originated by the Administrative Agent without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security (and any Partnership Interests and Membership Interests issued by such issuer) originated by any other Person other than a court of competent jurisdiction;
(iii)    with respect to any Collateral consisting of a Certificated Security, Uncertificated Security, Partnership Interest or Membership Interest credited on the books of a Clearing Corporation or Securities Intermediary (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Pledgor shall promptly notify the Administrative Agent thereof and shall promptly take (x) all actions required (i) to comply with the applicable rules of such Clearing Corporation or Securities Intermediary and (ii) to perfect the security interest of the Administrative Agent under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC) and (y) such other actions as the Administrative Agent deems necessary or desirable to effect the foregoing; and
(iv)    with respect to a Partnership Interest or a Membership Interest (other than a Partnership Interest or Membership Interest credited on the books of a Clearing Corporation or Securities Intermediary), (1) if such Partnership Interest or Membership Interest is represented by a certificate and is a Security for purposes of the UCC, the

5

procedure set forth in Section 3.2(a)(i) hereof; and (2) if such Partnership Interest or Membership Interest is not represented by a certificate or is not a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof; and
(b)    In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Collateral:
(i)    with respect to all Collateral of such Pledgor whereby or with respect to which the Administrative Agent may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), such Pledgor shall take all actions as may be requested from time to time by the Administrative Agent so that “control” of such Collateral is obtained and at all times held by the Administrative Agent; and
(ii)    each Pledgor shall from time to time cause appropriate financing statements (on appropriate forms) under the Uniform Commercial Code as in effect in the various relevant States, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Administrative Agent), to be filed in the relevant filing offices so that at all times the Administrative Agent’s security interest in all Investment Property constituting Collateral and other Collateral which can be perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC) is so perfected.
3.3    Subsequently Acquired Collateral. If any Pledgor shall acquire (by purchase, dividend or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Pledgor will forthwith thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will deliver to the Administrative Agent all information and other items required to be provided under Section 6.12(a) of the Credit Agreement with respect thereto within the time periods specified therein.
3.4    Certain Representations and Warranties Concerning the Collateral. Each Pledgor represents and warrants that on the date hereof: (a) each Subsidiary of such Pledgor whose Equity Interests are required to be pledged hereunder, and the direct ownership thereof, is listed on Annex A hereto; (b) the Stock held by such Pledgor consists of the number and type of shares of the capital stock of the corporations as described in Annex B hereto; (c) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as set forth in Annex B hereto; (d) such Pledgor is the holder of record and sole beneficial owner of the Stock held by such Pledgor and there exists no options or preemption rights in respect of any of the Stock; (e) the Partnership Interests and Membership Interests, as the case may be, held by such Pledgor constitute that percentage of the entire interest of the respective Pledged Partnership or Pledged LLC, as the case may be, as is set forth under its name in Annex C hereto; and (f) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes B and C hereto.

6

4.    APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Administrative Agent shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities, which may be held (in the discretion of the Administrative Agent) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Administrative Agent or any nominee or nominees of the Administrative Agent or a sub-agent appointed by the Administrative Agent.
5.    VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise all voting and other rights attaching to any and all Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in breach of any covenant contained in, or be inconsistent with, any of the terms of this Agreement, the Credit Agreement or any other Loan Document, or which would have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Administrative Agent or any other Secured Party therein. All such rights of a Pledgor to vote and to give consents, waivers and ratifications shall cease upon the occurrence and during the continuance of an Event of Default, whereupon Section 7 hereof shall become applicable.
6.    DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until an Event of Default shall have occurred and be continuing, all cash dividends, distributions or other amounts payable in respect of the Pledged Securities shall be paid to the respective Pledgor if and to the extent permitted to be paid to such Pledgor under the Credit Agreement. The Administrative Agent shall also be entitled to receive directly, and to retain as part of the Collateral:
(i)    all other or additional stock, notes, membership interests, partnership interests or other securities or property (other than cash) paid or distributed by way of dividend or otherwise in respect of the Collateral;
(ii)    all other or additional stock, membership interests, partnership interests or other securities or property (including cash) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and
(iii)    all other or additional stock, membership interests, partnership interests or other securities or property (including cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.
Nothing contained in this Section 6 shall limit or restrict in any way the Administrative Agent’s right to receive the proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by the respective Pledgor contrary to the provisions of this Section 6 or Section 7 shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement).

7

7.    REMEDIES IN CASE OF AN EVENT OF DEFAULT. (d) If an Event of Default shall have occurred and be continuing, the Administrative Agent shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or any other Loan Document or by law) for the protection and enforcement of its rights in respect of the Collateral, including, without limitation, all the rights and remedies of a secured creditor upon default under the UCC, and the Administrative Agent shall be entitled, without limitation, to exercise any or all of the following rights:
(i)    to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 to such Pledgor,
(ii)    [intentionally omitted];
(iii)    to vote all or any part of the Collateral (whether or not transferred into the name of the Administrative Agent) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Administrative Agent the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);
(iv)    to set off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations; and
(v)    at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Administrative Agent in its absolute discretion may determine, provided that at least 10 days’ notice of the time and place of any such sale shall be given to such Pledgor. The Administrative Agent shall not be obligated to make such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases to the full extent permitted by law any right or equity redemption with respect to the Collateral, whether before or after sale hereunder, all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise, and all rights, if any, of stay and/or appraisal which it now has or may at any time in the future have under rule of law or statute now existing or hereafter enacted. At any such sale, unless prohibited by applicable law, the Administrative Agent on behalf of all Secured Parties (or certain of them) may bid for and purchase (by bidding in Obligations or otherwise) all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Administrative Agent nor any Secured Party shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

8

8.    REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Administrative Agent provided for in this Agreement or any other Loan Document, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Administrative Agent or any other Secured Party of any one or more of the rights, powers or remedies provided for in this Agreement or any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Administrative Agent or any other Secured Party of all such other rights, powers or remedies, and no failure or delay on the part of the Administrative Agent or any other Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof. Unless otherwise required by the Loan Documents, no notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar other circumstances or constitute a waiver of any of the rights of the Administrative Agent or any other Secured Party to any other further action in any circumstances without demand or notice. This Agreement may be enforced only by the action of the Administrative Agent and no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby.
9.    APPLICATION OF PROCEEDS. (a) All moneys collected by the Administrative Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Administrative Agent hereunder, shall be applied in accordance with Section 8.03 of the Credit Agreement.
(b)    It is understood that each Pledgor shall remain jointly and severally liable to the extent of any deficiency between (x) the amount of the Obligations for which it is liable directly or as a Guarantor that are satisfied with proceeds of the Collateral and (y) the aggregate outstanding amount of the Obligations.
10.    PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Administrative Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Administrative Agent shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or be answerable in any way for the misapplication or nonapplication thereof.
11.    INDEMNITY. Each Pledgor jointly and severally agrees to (i) indemnify and hold harmless the Administrative Agent and the other Secured Parties from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees, arising in connection with any amendment, waiver or modification to this Agreement and the administration hereof and the Administrative Agent and the other Secured Parties for all out-of-pocket costs and expenses (including attorney’s fees) growing out of or resulting from the exercise by the Administrative Agent of any right or remedy granted to it hereunder or under any other Loan Document except, with respect to clause (i) above, for those arising from such Person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable

9

decision. In no event shall the Administrative Agent be liable, in the absence of gross negligence or willful misconduct on its part as determined by a court of competent jurisdiction in a final and non-appealable decision, for any matter or thing in connection with this Agreement other than to account for moneys or other property actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.
12.    FURTHER ASSURANCES; POWER OF ATTORNEY. (a) Each Pledgor agrees that it will join with the Administrative Agent in executing and, at such Pledgor’s own expense, file and refile under the UCC such financing statements, continuation statements and other documents in such offices as the Administrative Agent may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Administrative Agent’s security interest in the Collateral hereunder and hereby authorizes the Administrative Agent to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Administrative Agent such additional conveyances, assignments, agreements and instruments as the Administrative Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Administrative Agent its rights, powers and remedies hereunder or thereunder.
(b)    Each Pledgor hereby appoints the Administrative Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Administrative Agent’s reasonable discretion to take any action and to execute any instrument which the Administrative Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.
13.    THE ADMINISTRATIVE AGENT AS COLLATERAL AGENT. The Administrative Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Administrative Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Administrative Agent shall act hereunder on the terms and conditions set forth herein and in Article IX of the Credit Agreement. If any Pledgor fails to perform or comply with any of its agreements contained in this Agreement and the Administrative Agent, as provided for by the terms of this Agreement or any other Loan Document, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of Revolving Credit Loans that are Base Rate Loans, shall be payable by such Pledgor to the Administrative Agent on demand and shall constitute Obligations secured by the Collateral.
14.    TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein, except as otherwise allowed under the Credit Agreement.

10

15.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. Each Pledgor represents, warrants and covenants that:
(i)    it is, or at the time when pledged hereunder will be, the legal, beneficial and record owner of, and has (or will have) good and marketable title to, all Securities pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except Liens permitted under clauses (a) of Section 7.01 of the Credit Agreement;
(ii)    it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;
(iii)    this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);
(iv)    except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, limited or general partner, member or creditor of such Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance of this Agreement (including, without limitation, the granting by such Pledgor of the Liens granted by it pursuant to this Agreement), (b) the validity or enforceability of this Agreement, (c) the perfection or enforceability of the Administrative Agent’s security interest in the Collateral, except for filings and recordings required under the UCC or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Administrative Agent of any of its rights or remedies provided herein;
(v)    the execution, delivery and performance of this Agreement by such Pledgor has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Pledgor’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Pledgor is a party or affecting such Pledgor or the properties of such Pledgor or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Pledgor or its property is subject; or (c) violate any applicable Laws;
(vi)    all the shares of Stock constituting Collateral have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights;

11

(vii)    the pledge, assignment and delivery to the Administrative Agent of Securities that are Certificated Securities pursuant to this Agreement creates a valid and perfected first priority Lien in the Securities and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of such Pledgor which would include the Securities;
(viii)    it has the unqualified right to pledge and grant a security interest in the Partnership Interests and Membership Interests as herein provided without the consent of any other Person, firm, association or entity which has not been obtained;
(ix)    the Partnership Interests and the Membership Interests pledged by it pursuant to this Agreement have been validly acquired and are fully paid for and are duly and validly pledged hereunder;
(x)    it is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any partnership agreement of any Pledged Partnership or limited liability company agreement of any Pledged LLC, and such Pledgor is not in violation of any other material provisions of any partnership agreement of any Pledged Partnership or limited liability company agreement of any Pledged LLC, or otherwise in default or violation thereunder, no Partnership Interest or Membership Interest is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person with respect thereto and as of the Closing Date, there are no certificates, instruments, documents or other writings (other than the partnership agreements, operating agreements and certificates, if any, delivered to the Administrative Agent) which evidence any Partnership Interest or Membership Interest pledged hereunder;
(xi)    the pledge and assignment of the Partnership Interests and the Membership Interests pursuant to this Agreement, together with the relevant filings, consents or recordings (which filings, consents and recordings have been made or obtained), creates a valid, perfected and continuing first priority security interest in such Partnership Interests and Membership Interest and the proceeds thereof, subject to no prior Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of such Pledgor which would include the Collateral;
(xii)    there are no currently effective financing statements under the UCC covering any property which is now or hereafter may be included in the Collateral and such Pledgor will not, without the prior written consent of the Administrative Agent, execute and, until the Termination Date (as hereinafter defined), authorize there to be on file in any public office, any enforceable financing statement or statements covering any or all of the Collateral, except financing statements filed or to be filed in favor of the Administrative Agent as secured party;
(xiii)    it shall give the Administrative Agent prompt notice of any written claim relating to the Collateral and shall deliver to the Administrative Agent a copy of each other demand, notice or document received by it which may adversely affect the

12

Administrative Agent’s interest in the Collateral promptly upon, but in any event within 10 days after, such Pledgor’s receipt thereof;
(xiv)    it shall not withdraw as a partner of any Pledged Partnership or member of any Pledged LLC, or file or pursue or take any action which may, directly or indirectly, cause a dissolution or liquidation of or with respect to any Pledged Partnership or Pledged LLC or seek a partition of any property of any Pledged Partnership or Pledged LLC;
(xv)    as of the date hereof, all of its Partnership Interests and Membership Interests are either (A) not a “security” as that term is defined in Article 8 of the UCC or (B) are uncertificated and each Pledgor covenants and agrees that it will not approve any action by any Pledged Partnership or Pledged LLC to convert any such uncertificated interests into certificated interests;
(xvi)    it will take no action which would violate or be inconsistent with any of the terms of any Loan Document, or which would have the effect of impairing the security interest (or priority thereof) of the Administrative Agent or any other Secured Party under any Loan Document except as permitted by the Credit Agreement;
(xvii)    “control” (as defined in Section 8-106 of the UCC) has been obtained by the Administrative Agent over all of such Pledgor’s Collateral consisting of Securities with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC;
(xviii)    “control” (as defined in Section 9-104 of the UCC) has been obtained by the Administrative Agent over all Collateral Accounts; and
(xix)    it will furnish to the Administrative Agent prompt written notice of any issuance of Equity Interests that occurs after the date hereof by a Pledged LLC, Pledged Partnership or other Person that has issued Equity Interests which are pledged (in whole or in part) by a Pledgor hereunder.
16.    PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:
(i)    any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any of the Loan Documents, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof,
(ii)    any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement;

13

(iii)    any furnishing of any additional security to the Administrative Agent or its assignee or any acceptance thereof or any release of any security by the Administrative Agent or its assignee;
(iv)    any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or
(v)    any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Loan Party or any Subsidiary thereof, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.
17.    REGISTRATION, ETC. If at any time when the Administrative Agent shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to Section 7, and such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Administrative Agent may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Administrative Agent may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Administrative Agent, in its sole and absolute discretion, (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.TERMINATION; RELEASE. (a) Subject to Section 25 hereof, on the Termination Date (as defined below) this Agreement shall terminate (provided that all indemnities set forth herein and the other Loan Documents including, without limitation, in Section 11 hereof shall survive any such termination) and the Administrative Agent, at the request and expense of the Pledgors, will execute and deliver to the Pledgors a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement as provided above, and will duly assign, transfer and deliver to the Pledgors (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Administrative Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which all of the Commitments have been terminated, all Loans have been paid in full in immediately available funds, all Letters of Credit have expired or been cancelled or collateralized to the satisfaction of the Administrative Agent and the L/C Issuer and all other Obligations (other than contingent indemnification obligations for which no claim has been made) have been paid in full in immediately available funds.

14

(b)    In the event that any part of the Collateral is sold or otherwise disposed of in connection with a sale or other disposition permitted by Section 7.05 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 10.01 of the Credit Agreement), and the proceeds of such sale or other disposition or from such release are applied in accordance with the terms of the Credit Agreement to the extent required to be so applied, the Administrative Agent, at the request and expense of the applicable Pledgor, will release such Collateral from this Agreement, duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold, disposed of or released and as may be in possession of the Administrative Agent and has not theretofore been released pursuant to this Agreement.
(c)    At any time that any Pledgor desires that Collateral be released as provided in the foregoing Section 18(a) or (b) it shall deliver to the Administrative Agent a certificate signed by an officer stating that the release of the respective Collateral is permitted pursuant to Section 18(a) or (b), as applicable.
(d)    The Administrative Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it in accordance with (or which the Administrative Agent in the absence of gross negligence or willful misconduct believes to be in accordance with) this Section 18.
19.    NOTICES, ETC. All notices and other communications hereunder shall be in writing (including telegraphic, telex, telecopier, facsimile or cable communication) and shall be delivered, telegraphed, telexed, telecopied, faxed, cabled, or mailed (by first class mail, postage prepaid):
(i)    if to any Pledgor, at its address set forth on Schedule 11.02 of the Credit Agreement;

(ii)	if to the Administrative Agent, at its address set forth on Schedule 11.02 of the Credit Agreement.
or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.
20.    WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Administrative Agent (with the consent of the Required Lenders or all of the Lenders, to the extent required by Section 10.01 of the Credit Agreement) and each Pledgor affected thereby.
21.    ADMINISTRATIVE AGENT NOT BOUND.Nothing herein shall be construed to make the Administrative Agent or any other Secured Party liable as a general partner or limited partner of any Pledged Partnership or as a member of any Pledged LLC, and neither the Administrative Agent nor any Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Partnership or of a member of

15

any Pledged LLC. The parties hereto expressly agree that, unless the Administrative Agent shall become the absolute owner of a Partnership Interest or a Membership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture or membership agreement among the Administrative Agent, any other Secured Party and/or a Pledgor.
(b)    The Administrative Agent shall have only those powers set forth herein and shall assume none of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Partnership or of a member of any Pledged LLC or of a Pledgor.
(c)    The Administrative Agent shall not be obligated to perform or discharge any obligation of a Pledgor as a result of the collateral assignment hereby effected.
(d)    The acceptance by the Administrative Agent of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Administrative Agent to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.
22.    MISCELLANEOUS. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 18, (ii) be binding upon each Pledgor, its successors and assigns; provided that no Pledgor shall assign any of its rights or obligations hereunder and (iii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, the other Secured Parties and their respective successors, permitted transferees and permitted assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.
23.    GOVERNING LAW, CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
(a)     GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR THE

16

TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

17

24.    ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of the Parent that is required to become a party to this Agreement pursuant to the Credit Agreement shall become a Pledgor hereunder by executing a joinder agreement in the form attached hereto as Annex E (each, a Pledge Agreement Joinder”).
25.    REINSTATEMENT.
Notwithstanding anything to the contrary contained herein, this Agreement and the Liens created hereunder shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or any Secured Party exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by a Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Administrative Agent has previously terminated this Agreement and released its Liens hereunder.
26.    COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
27.    LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC. No Pledgor shall effect any change (i) in its legal name, (ii) in the location of its chief executive office, (iii) in its identity or organizational structure, (iv) in its Federal Taxpayer Identification Number (or equivalent thereof) or organizational identification number, if any, or (v) in its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Administrative Agent not less than ten Business Days’ prior written notice (in the form of certificate signed by a Responsible Officer), or such lesser notice period agreed to by the Administrative Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral, if applicable. The Pledgors hereby agree to promptly provide the Administrative Agent with certified Organization Documents reflecting any of the changes described in the preceding sentence. Notwithstanding the foregoing or anything else to the contrary contained herein or in any other Loan Document, the Operating Partnership and the Borrower each hereby agrees that it will at all times maintain its jurisdiction of organization as Delaware or one of the other States within the United States of America.
28.    SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of

18

such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
29.    HEADINGS DESCRIPTIVE. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
* * * *

19

IN WITNESS WHEREOF, each Pledgor and the Administrative Agent have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

AMERICAN RESIDENTIAL PROPERTIES OP, L.P.

By:	American Residential GP, LLC, its general partner

By:
Name:
Title:

AMERICAN RESIDENTIAL LEASING COMPANY, LLC

By:
Name:
Title:

[Signature Page to Pledge Agreement]

Accepted and Agreed to:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Signature Page to Pledge Agreement]

ANNEX A
Subsidiaries

Subsidiary	Ownership

1

ANNEX B

Pledged Stock

2

ANNEX C

Pledged Partnership Interests and Membership Interests

Entity	Type of Interest	Owner	Percentage Pledged

3

ANNEX D

Form of Agreement Regarding Uncertificated Securities.

AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of [ , 20 ], among the undersigned pledgor (the “Pledgor”), BANK OF AMERICA, N.A., not in its individual capacity but solely as Administrative Agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and [ ], as the issuer of the Issuer Pledge Interests (as defined below) (the “Issuer”).

W I T N E S S E T H :

WHEREAS, the Pledgor, certain of its affiliates and the Administrative Agent have entered into a Pledge Agreement, dated as of January 18, 2013 (as amended, modified, restated and/or supplemented from time to time, the “Pledge Agreement”),1 under which, among other things, in order to secure the payment of the Obligations, the Pledgor has pledged or will pledge to the Administrative Agent for the benefit of the Secured Parties, and has granted or will grant a security interest in favor of the Administrative Agent for the benefit of the Secured Parties in, all of the right, title and interest of the Pledgor in and to any and all [Uncertificated Securities] [Membership Interests] [Partnership Interests] from time to time issued by the Issuer to the Pledgor, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such [Uncertificated Securities] [Membership Interests] [Partnership Interests] being herein collectively called the “Issuer Pledged Interests”); and

WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to perfect the security interest of the Administrative Agent under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Administrative Agent control of the Issuer Pledge Interests and to provide for the rights of the parties under this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Administrative Agent (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without further consent by the registered owner (including the Pledgor), and, following its receipt of a notice from the Administrative Agent stating that the Administrative Agent is exercising exclusive control of the Issuer Pledged Interests, not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Administrative Agent (and its successors and assigns) or a court of competent jurisdiction.

1	Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Pledge Agreement.

2.The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Administrative Agent) has been received by it, and (ii) the security interest of the Administrative Agent in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

3.The Issuer hereby represents and warrants that [(i)] the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Administrative Agent, for the benefit of the Secured Parties, does not violate the charter, by-laws, partnership agreement, membership agreement or any other formation or organizational agreement governing the Issuer or the Issuer Pledged Interests[, and (ii) the Issuer Pledged Interests consisting of capital stock of a corporation are fully paid and nonassessable].

4.All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Administrative Agent at the following address:

[ ]
[ ]
Attention: [ ] Telephone No.: [ ] Telecopier No.: [ ]

5.Following its receipt of a written notice from the Administrative Agent stating that the Administrative Agent is exercising exclusive control of the Issuer Pledged Interests, and until the Administrative Agent shall have delivered written notice to the Issuer stating that all of the Obligations have been paid in full, all Letters of Credit have been cancelled or collateralized in a manner satisfactory to the Administrative Agent and the L/C Issuer and the Credit Agreement is terminated, the Issuer will send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Administrative Agent only by wire transfers to such account as the Administrative Agent shall instruct.

6.Except as expressly provided otherwise in Sections 4 and 5, all notices, instructions, orders and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied, cabled or sent by overnight courier, be effective when deposited in the mails or delivered to overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Administrative Agent or the Issuer shall not be effective until received. All notices and other communications shall be in writing and addressed as follows:

(a)	if to the Pledgor, at:

Attention: Telephone No.: Fax No.:

(b)	if to the Administrative Agent, at the address given in Section 4 hereof;

(c)	if to the Issuer, at:

Attention: Telephone No.: Fax No.:

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

7.This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Administrative Agent and its successors and permitted assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing signed by the Administrative Agent, the Issuer and the Pledgor.

8.This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

IN WITNESS WHEREOF, the Pledgor, the Administrative Agent and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[     ],
as Pledgor

By:	_________________________________

Name:
Title:

BANK OF AMERICA, N.A.,
not in its individual capacity but solely as Administrative Agent

By:	_________________________________

Name:
Title:

[     ],
as the Issuer

By:	_________________________________ Name:
Title:

ANNEX E

Form of Joinder to Pledge Agreement

JOINDER NO. dated as of [     ] (this “Joinder”), to the Pledge
Agreement (the “Pledge Agreement”) dated as of January 18, 2013 (as amended, modified, restated and/or supplemented from time to time, the “Pledge Agreement”), made by AMERICAN RESIDENTIAL PROPERTIES OP, L.P., a Delaware limited partnership (the “Operating Partnership”) and the Subsidiaries of the Operating Partnership from time to time party thereto (together with the Operating Partnership, each a “Pledgor” and collectively, the “Pledgors”) in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with any successors and assigns in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties.

A.Reference is made to (a) the Credit Agreement dated as of January 18, 2013 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), among the Pledgors, certain affiliates of the Pledgors party thereto, the Lenders party thereto and the Administrative Agent and (b) the Pledge Agreement.

B.Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement.

C.	[NAME OF PLEDGOR] has [formed][acquired]______________ , a
_____________[type of entity] (the “New Pledgor”).

D.Pursuant to the terms and provisions of the Credit Agreement, the New Pledgor is required to become a party to the Pledge Agreement and to pledge and grant a Lien in all of its Collateral to the Administrative Agent, for the benefit of the Secured Parties. The New Pledgor is executing this Joinder in accordance with the requirements of the Credit Agreement and Section 24 of the Pledge Agreement to become a party to the Pledge Agreement.

Accordingly, the New Pledgor hereby agrees as follows:

SECTION 1. The New Pledgor is hereby added as a party to the Pledge Agreement and hereby agrees to be bound as a “Pledgor” by all of the terms, covenants and provisions set forth in the Pledge Agreement to the same extent that it would have been bound if it had been a signatory to the Pledge Agreement on the date of the Pledge Agreement. Without limiting the generality of the foregoing, as security for the payment and performance in full of the Obligations, the New Pledgor hereby grants, pledges, hypothecates, mortgages, charges and assigns to the Administrative Agent for the benefit of the Secured Parties, and does hereby create a security interest in favor of the Administrative Agent for the benefit of the Secured Parties in, all of its right, title and interest in and to the Collateral. The New Pledgor hereby makes each of the representations and warranties applicable to a “Pledgor” contained in the Pledge Agreement.

E-1
Form of Pledge Agreement

SECTION 2. Annexed hereto are supplements to each of Annexes A, B and C to the Pledge Agreement with respect to the New Pledgor. Such supplements shall be deemed to be part of the Pledge Agreement. The New Pledgor hereby represents and warrants that, as of the date hereof, all information set forth in the supplements annexed hereto is true and correct.

SECTION 3. The New Pledgor hereby represents and warrants to the Administrative Agent and the other Secured Parties that this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is sought at law or in equity).

SECTION 4. This Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

SECTION 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect in accordance with the terms thereof.

SECTION 6. THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

SECTION 8. All communications and notices to be provided to the New Pledgor hereunder or under the Pledge Agreement shall be given to the New Pledgor at the address set forth under its signature below.

E-2
Form of Pledge Agreement

IN WITNESS WHEREOF, the New Pledgor and the Administrative Agent have duly executed this Joinder as of the day and year first above written.

NEW PLEDGOR:

[NEW PLEDGOR]

By: ______________________________	Name:
Title:
Address of New Pledgor:
[________________________]

Accepted and Agreed to:
BANK OF AMERICA, N.A.,
as Administrative Agent

By: ______________________________
Name:
Title:

[Signature Page to Joinder to Pledge Agreement]

EXHIBIT I-1
FORM OF PERFECTION CERTIFICATE
Reference is hereby made to (i) that certain Pledge Agreement, dated as of January 18, 2013 (as amended, supplemented or otherwise modified, the “Pledge Agreement”), made by AMERICAN RESIDENTIAL PROPERTIES OP, L.P., a Delaware limited partnership (the “Operating Partnership”), and the Subsidiaries of the Operating Partnership party thereto, in favor of BANK OF AMERICA, N.A., as Administrative Agent and (ii) that certain Second Amended and Restated Credit Agreement, dated as of November __, 2015 (the “Credit Agreement”), among AMERICAN RESIDENTIAL PROPERTIES, INC., a Maryland corporation (the “Parent”), AMERICAN RESIDENTIAL GP, LLC, a Delaware limited liability company (“American Residential GP”), the Operating Partnership, AMERICAN RESIDENTIAL LEASING COMPANY, LLC (“American Residential Leasing”), AMERICAN RESIDENTIAL PROPERTIES TRS, LLC, a Delaware limited liability company (“American Residential TRS”), the Subsidiaries of the Operating Partnership from time to time party thereto as guarantors, BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer, and the Lenders party thereto. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.
As used herein, the term “Companies” means, collectively, the Parent, American Residential GP, the Operating Partnership, American Residential Leasing and each of the Operating Partnership’s other Subsidiaries (other than Excluded Subsidiaries).
As of the date of this Perfection Certificate, the undersigned hereby certifies to the Administrative Agent and the Lenders as follows:
1.Names.
(a)    The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.
(b)    Set forth in Schedule 1(b) hereto is a list of any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.
(c)    Set forth in Schedule 1(c) is a list of (i) all other names used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of formation or otherwise, on any filings with the Internal Revenue Service at any time within the five years preceding the date hereof and (ii) the name and jurisdiction of formation of each company, business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of formation or otherwise. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of formation at any time during the past four months.
2.    Current Locations. (a) The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.
(b)    Set forth in Schedule 2(b) are all locations where each Company maintains any books or records relating to any Collateral.
(c)    Set forth in Schedule 2(c) hereto are all the other places of business of each Company.

3.    Prior Locations. Set forth in Schedule 3 is the information required by Schedule 2(a), Schedule 2(b) and Schedule 2(c) with respect to each location or place of business previously maintained by each Company at any time during the past four months.
4.    File Search Reports. Attached hereto as Schedule 4 is a true and accurate summary of file search reports from the Uniform Commercial Code filing offices (i) in each jurisdiction identified in Section 1(a), Section 2 or Section 3 with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) relating to any of the transactions described in Schedule (1)(c) with respect to each legal name of the person or entity from which each Company purchased or otherwise acquired any of the Collateral. A true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports has been delivered to the Administrative Agent.
5.    UCC Filings. The financing statements (duly authorized by each Loan Party constituting the debtor therein), including the indications of the collateral, attached as Schedule 5 relating to the Pledge Agreement, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 hereof.
6.    Schedule of Filings. Attached hereto as Schedule 6 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 5 and (ii) any other actions required to create, preserve, protect and perfect the security interests in the Collateral granted to the Administrative Agent pursuant to the Collateral Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Collateral granted to the Administrative Agent pursuant to the Collateral Documents.
7.    Termination Statements. Attached hereto as Schedule 7(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 7(b) hereto with respect to each Lien described therein.
8.    Stock Ownership and Other Equity Interests. Attached hereto as Schedule 8(a) is a true and correct list of each and all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company (other than the Parent) and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under the Pledge Agreement.

[The Remainder of this Page has been intentionally left blank]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of November 24, 2015.
AMERICAN RESIDENTIAL PROPERTIES OP, L.P.
By: _______________________________
Name: _____________________________
Title: ______________________________

AMERICAN RESIDENTIAL PROPERTIES, INC.
By: _______________________________
Name: _____________________________
Title: ______________________________

[Signature Page to Perfection Certificate]

Schedule 1(a)
Legal Names, Etc.

1

Schedule 1(b)
Prior Organizational Names

2

Schedule 1(c)
Changes in Corporate Identity; Other Names:
Other Changes in Corporate Identity:

3

Schedule 2(a)
Chief Executive Offices

4

Schedule 2(b)
Location of Books or Records

5

Schedule 2(c)
Other Places of Business

6

Schedule 3
Prior Locations Maintained by Company/Subsidiaries

7

Schedule 4
File Search Reports

8

Schedule 5
Copy of Financing Statements To Be Filed

9

Schedule 6
Filings/Filing Offices

10

Schedule 7(a)
Termination Statements

11

Schedule 7(b)
Jurisdiction

12

Schedule 8
(a) Equity Interests of Companies and Subsidiaries
(b) Other Equity Investments

13

EXHIBIT I-2
FORM OF PERFECTION CERTIFICATE SUPPLEMENT
This Perfection Certificate Supplement, dated as of [    ], 20[ ], is delivered pursuant to that certain Second Amended and Restated Credit Agreement, dated as of November __, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among AMERICAN RESIDENTIAL PROPERTIES, INC., a Maryland corporation (the “Parent”), AMERICAN RESIDENTIAL GP, LLC, a Delaware limited liability company (“American Residential GP”), AMERICAN RESIDENTIAL PROPERTIES OP, L.P., a Delaware limited partnership (the “Operating Partnership”), AMERICAN RESIDENTIAL LEASING COMPANY, LLC ( “American Residential Leasing”), AMERICAN RESIDENTIAL PROPERTIES TRS, LLC, a Delaware limited liability company (“American Residential TRS”), the Subsidiaries of the Operating Partnership from time to time party thereto as guarantors, BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer and the Lenders party thereto. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement. As used herein, the term “Companies” means, collectively, the Parent, American Residential GP, the Operating Partnership, American Residential Leasing and each of the Operating Partnership’s other Subsidiaries (other than Excluded Subsidiaries).
The undersigned, the [                   ] of the Parent, hereby certifies to the Administrative Agent and the Lenders that, as of the date hereof, there has been no change in the information described in the Perfection Certificate delivered on the Restatement Effective Date (as supplemented by any perfection certificate supplements delivered prior to the date hereof, the “Prior Perfection Certificate”), other than as follows:
1.Names.
(a)    Except as listed on Schedule 1(a) attached hereto and made a part hereof, (x) Schedule 1(a) to the Prior Perfection Certificate sets forth the exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document; (y) each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) to the Prior Perfection Certificate and (ii) a registered organization except to the extent disclosed in Schedule 1(a) to the Prior Perfection Certificate; and (z) set forth in Schedule 1(a) to the Prior Perfection Certificate is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.
(b)    Except as listed on Schedule 1(b) attached hereto and made a part hereof, set forth in Schedule 1(b) to the Prior Perfection Certificate is a list of any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.
(c)    Except as listed on Schedule 1(c) attached hereto and made a part hereof, set forth in Schedule 1(c) to the Prior Perfection Certificate is (i) a list of all other names used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of formation or otherwise, on any filings with the Internal Revenue Service at any time within the five years preceding the date hereof and (ii) the name and jurisdiction of formation of each company, business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of formation or otherwise,. Except as set forth in Schedule 1(c) attached hereto or made a part hereof or in Schedule 1(c) of the Prior Perfection Certificate, no Company has changed its jurisdiction of formation at any time since the date of the Prior Perfection Certificate.
2.    Current Locations. (1) Except as listed on Schedule 2(a) attached hereto and made a part hereof, the chief executive office of each Company is located at the address set forth in Schedule 2(a) to the Prior Perfection Certificate.
(a)    Except as listed on Schedule 2(b) attached hereto and made a part hereof, set forth in Schedule 2(b) to the Prior Perfection Certificate are all locations where each Company maintains any books or records relating to any Collateral.
(b)    Except as listed on Schedule 2(c) attached hereto and made a part hereof, set forth in Schedule 2(c) to the Prior Perfection Certificate are all the other places of business of each Company.
3.    Prior Locations. Except as listed on Schedule 3 attached hereto and made a part hereof, set forth in Schedule 3 to the Prior Perfection Certificate is the information required by Schedule 2(a), Schedule 2(b) and Schedule 2(c) hereto and thereto with respect to each location or place of business previously maintained by each Company at any time during the past four months.
4.    File Search Reports. Except as listed on Schedule 4 attached hereto and made a part hereof, Schedule 4 of the Prior Perfection Certificate sets forth a true and accurate summary of file search reports from the Uniform Commercial Code filing offices (i) in each jurisdiction identified in Section 1(a), Section 2 or Section 3 with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) hereto and thereto relating to any of the transactions described in Schedule (1)(c) hereto and thereto with respect to each legal name of the person or entity from which each Company purchased or otherwise acquired any of the Collateral. A true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports has been delivered to the Administrative Agent.
5.    UCC Filings. Except as attached hereto as Schedule 5, Schedule 5 to the Prior Perfection Certificate contains the financing statements (duly authorized by each Loan Party constituting the debtor therein) to be filed in connection with the Pledge Agreement, which financing statements are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 hereto and thereto.
6.    Schedule of Filings. Except as listed on Schedule 6 attached hereto and made a part hereof, attached to the Prior Perfection Certificate as Schedule 6 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto and thereto as Schedule 5 and (ii) any other actions required to create, preserve, protect and perfect the security interests in the Collateral granted to the Administrative Agent pursuant to the Collateral Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Collateral granted to the Administrative Agent pursuant to the Collateral Documents.

2

7.    Termination Statements. Except as attached hereto as Schedule 7(a), attached as Schedule 7(a) to the Prior Perfection Certificate are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 7(b) hereto and thereto with respect to each Lien described therein.
8.    Stock Ownership and Other Equity Interests. Except as listed on Schedule 8(a) attached hereto and made a part hereof, Schedule 8(a) to the Prior Perfection Certificate is a true and correct list of each and all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company (other than the Parent) and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under the Pledge Agreement.
[The Remainder of this Page has been intentionally left blank]

3

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate Supplement as of the date first above written.

AMERICAN RESIDENTIAL PROPERTIES OP, L.P.
By: _______________________________
Name: _____________________________
Title: ______________________________

AMERICAN RESIDENTIAL PROPERTIES, INC.
By: _______________________________
Name: _____________________________
Title: ______________________________

4

Schedule 1(a)
Legal Names, Etc.

5

Schedule 1(b)
Prior Organizational Names

6

Schedule 1(c)
Changes in Corporate Identity; Other Names:
Other Changes in Corporate Identity:

7

Schedule 2(a)
Chief Executive Offices

8

Schedule 2(b)
Location of Books

9

Schedule 2(c)
Other Places of Business

10

Schedule 3
Prior Locations Maintained by Company

11

Schedule 4
File Search Reports

12

Schedule 5
Copy of Financing Statements To Be Filed

13

Schedule 6
Filings/Filing Offices

14

Schedule 7(a)
Termination Statements

15

Schedule 7(b)
Jurisdiction

16

Schedule 8
(a) Equity Interests of Companies and Subsidiaries
(b) Other Equity Interests

17

EXHIBIT J
AFFIRMATION OF PLEDGE AGREEMENT

This AFFIRMATION OF PLEDGE AGREEMENT, dated as of November __, 2015 (this “Affirmation”) is made by each of the undersigned Pledgors (as defined below) in favor of BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below).
WHEREAS, American Residential Leasing, LLC, a Delaware limited liability company (“American Residential Leasing”), as borrower, American Residential Properties, Inc., a Maryland corporation (the “Parent”), American Residential Properties OP, L.P., a Delaware limited partnership (the “Operating Partnership”), American Residential GP, LLC, a Delaware limited liability company (“American Residential GP”) and American Residential TRS, LLC, a Delaware limited liability company (“American Residential TRS”), as guarantors, the lenders party thereto and the Administrative Agent were parties to that certain Credit Agreement, dated as of January 18, 2013 (as amended or otherwise modified prior to September 17, 2013, the “Original Credit Agreement”).

WHEREAS, in connection with the Original Credit Agreement, the Operating Partnership and American Residential Leasing entered into that certain Pledge Agreement, dated as of January 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) made by the Operating Partnership, American Residential Leasing and the other pledgors from time to time party thereto (together with the Operating Partnership and American Residential Leasing, each a “Pledgor” and collectively, the “Pledgors”) in favor of the Administrative Agent for the benefit of the Secured Parties.
WHEREAS, American Residential Leasing, as borrower, the Parent, the Operating Partnership, American Residential GP and American Residential TRS, as guarantors, the lenders party thereto and the Administrative Agent entered into that certain Amended and Restated Credit Agreement, dated as of September 17, 2013 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the Original Credit Agreement was amended and restated in its entirety, but not as a novation, on the terms and subject to the conditions set forth therein.
WHEREAS, concurrently with the execution hereof, American Residential Leasing and the Operating Partnership, as borrowers, the Parent, American Residential GP, American Residential TRS and the other subsidiaries of the Operating Partnership from time to time party thereto, as guarantors, the lenders from time to time party thereto and the Administrative Agent are entering into that certain Second Amended and Restated Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement), pursuant to which the Existing Credit Agreement is being amended and restated in its entirety, but not as a novation, on the terms and subject to the conditions set forth therein.

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that each Pledgor shall have executed and delivered to the Administrative Agent this Affirmation.
WHEREAS, each Pledgor desires to execute this Affirmation to satisfy the condition described in the preceding paragraph.
NOW, THEREFORE, each Pledgor hereby agrees as follows:

1.
Each Pledgor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and consents to the amendment and restatement of the Existing Credit Agreement effected pursuant to the Credit Agreement.

2.
Each Pledgor hereby (i) affirms its obligations under the Pledge Agreement, (ii) confirms its grant of a security interest in and Lien on the Collateral (as defined in the Pledge Agreement) of such Pledgor described in the Pledge Agreement and (iii) acknowledges and agrees that the security interests and Liens granted by such Pledgor to the Administrative Agent, for the benefit of the Secured Parties, in the Pledge Agreement are and remain valid and perfected security interests and Liens in the Collateral of such Pledgor securing the payment and performance of all of the Obligations.

3.
Each Pledgor hereby represents and warrants to the Administrative Agent and the other Secured Parties that this Affirmation has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

THIS AFFIRMATION AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AFFIRMATION AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
This Affirmation may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
[Remainder of Page Intentionally Left Blank]
2

IN WITNESS WHEREOF, each Pledgor has caused this Affirmation to be duly executed by its duly authorized officer as of the day and year first above written.

AMERICAN RESIDENTIAL PROPERTIES OP, L.P.

By: American Residential GP, LLC, its general partner

By: _______________________________
   Name: _____________________________
   Title: ______________________________

AMERICAN RESIDENTIAL LEASING COMPANY, LLC

By: _______________________________
   Name: _____________________________
   Title: ______________________________

Accepted and Agreed:

BANK OF AMERICA, N.A., as
Administrative Agent

By:    __________________________
Name:    Kelly Weaver
Title:    Vice President

[Signature Page to Affirmation of Pledge Agreement]